Exhibit 10.1

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF JANUARY 4, 2013

AMONG

TESORO CORPORATION,
AS BORROWER

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO,
AS LENDERS

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT

THE ROYAL BANK OF SCOTLAND PLC AND WELLS FARGO BANK, N.A.,
AS CO-DOCUMENTATION AGENTS

AND

BANK OF AMERICA, N.A., BARCLAYS BANK PLC, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., CITIBANK, N.A., CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK, MIZUHO CORPORATE BANK, LTD. AND NATIXIS,
AS SYNDICATION AGENTS

____________________________________________________________________________

J.P. MORGAN SECURITIES LLC, RBS SECURITIES INC
and WELLS FARGO CAPITAL FINANCE, LLC
AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS
_____________________________________________________________________________

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

1.1.	Certain Defined Terms	1
1.2.	Other Definitional Provisions	31

ARTICLE II THE CREDITS		32

2.1.	Commitments; Loans.	32
2.2.	Required Payments; Termination	33
2.3.	Ratable Loans; Types of Advances	34
2.4.	Commitment Fee; Aggregate Revolving Loan Commitment; Ticking Fee	34
2.5.	Minimum Amount of Each Advance	36
2.6.	Optional Principal Payments	36
2.7.	Method of Selecting Types and Interest Periods for New Advances	36
2.8.	Conversion and Continuation of Outstanding Advances; No Conversion or Continuation of Eurodollar Advances After Default	37
2.9.	Changes in Interest Rate, etc	37
2.10.	Rates Applicable After Default	37
2.11.	Method of Payment; Settlement	38
2.12.	Noteless Agreement; Evidence of Indebtedness	40
2.13.	Telephonic Notices	41
2.14.	Payments of Interest	41
2.15.	Notification of Advances, Interest Rates, Prepayments and Revolving Loan Commitment Reductions; Availability of Loans	42
2.16.	Lending Installations	42
2.17.	Non-Receipt of Funds by the Agent	43
2.18.	Replacement of Lender	43
2.19.	Facility LCs	43
2.20.	Increase of Aggregate Revolving Loan Commitment	48
2.21.	Defaulting Lenders	50
2.22.	Increase of Aggregate Revolving Loan Commitment in Connection with BP Acquisition	51

ARTICLE III YIELD PROTECTION; TAXES		52

3.1.	Yield Protection	52
3.2.	Changes in Capital Adequacy Regulations	53
3.3.	Availability of Types of Advances	53
3.4.	Funding Indemnification	53
3.5.	Taxes	53
3.6.	Lender Statements; Survival of Indemnity	56
3.7.	Alternative Lending Installation	56

ARTICLE IV CONDITIONS PRECEDENT		56

4.1.	Effectiveness of Revolving Loan Commitments	56
4.2.	Each Credit Extension	58

i

ARTICLE V REPRESENTATIONS AND WARRANTIES		58

5.1.	Existence and Standing	58
5.2.	Authorization and Validity	58
5.3.	No Conflict; Government Consent	59
5.4.	Financial Statements	59
5.5.	Material Adverse Change	59
5.6.	Taxes	59
5.7.	Litigation and Contingent Obligations	59
5.8.	Subsidiaries	60
5.9.	ERISA	60
5.10.	Accuracy of Information	60
5.11.	Regulation U	60
5.12.	Material Agreements	60
5.13.	Compliance With Laws	60
5.14.	Ownership of Properties	60
5.15.	Plan Assets; Prohibited Transactions	60
5.16.	Environmental Matters	61
5.17.	Investment Company Act	61
5.18.	Insurance	61
5.19.	No Default or Unmatured Default	61
5.20.	OFAC.	61

ARTICLE VI COVENANTS		62

6.1.	Financial Reporting	62
6.2.	Use of Proceeds	65
6.3.	Notice of Default	65
6.4.	Conduct of Business	65
6.5.	Taxes	65
6.6.	Insurance	65
6.7.	Compliance with Laws	66
6.8.	Maintenance of Properties	66
6.9.	Inspection; Keeping of Books and Records	66
6.10.	Restricted Payments	66
6.11.	Merger	67
6.12.	Sale of Assets	67
6.13.	Investments and Acquisitions	68
6.14.	Indebtedness	70
6.15.	Liens	73
6.16.	Affiliates	75
6.17.	Financial Contracts	76
6.18.	Subsidiary Covenants	76
6.19.	Contingent Obligations	76
6.20.	MLP Agreements and Arrangements	76
6.21.	Fixed Charge Coverage Ratio	76
6.22.	Minimum Consolidated Tangible Net Worth	76
6.23.	Subsidiary Collateral Documents; Subsidiary Guarantors	77
6.24.	Insurance Proceeds	77
6.25.	Collection Accounts	77
6.26.	Repayment of Indebtedness	78

6.27.	Multiemployer Plans	78

ARTICLE VII DEFAULTS		78

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES		81

8.1.	Acceleration	81
8.2.	Amendments	81
8.3.	Preservation of Rights	83

ARTICLE IX GENERAL PROVISIONS		83

9.1.	Survival of Representations	83
9.2.	Governmental Regulation	83
9.3.	Headings	83
9.4.	Entire Agreement	84
9.5.	Several Obligations; Benefits of this Agreement	84
9.6.	Expenses; Indemnification	84
9.7.	Numbers of Documents	85
9.8.	Accounting	85
9.9.	Severability of Provisions	86
9.10.	Nonliability of Lenders	86
9.11.	Confidentiality	86
9.12.	Lenders Not Utilizing Plan Assets	86
9.13.	Nonreliance	86
9.14.	Disclosure	86
9.15.	Performance of Obligations	87
9.16.	Subordination of Intercompany Indebtedness	87
9.17.	Certifications Regarding Indentures	88
9.18.	Co-Agents	88

ARTICLE X THE AGENT		88

10.1.	Appointment; Nature of Relationship	88
10.2.	Powers	89
10.3.	General Immunity	89
10.4.	No Responsibility for Loans, Recitals, etc	89
10.5.	Action on Instructions of Lenders	89
10.6.	Employment of Agents and Counsel	90
10.7.	Reliance on Documents; Counsel	90
10.8.	Agent's Reimbursement and Indemnification	90
10.9.	Notice of Default	90
10.10.	Rights as a Lender	90
10.11.	Lender Credit Decision	91
10.12.	Successor Agent	91
10.13.	Agent and Arrangers Fees	91
10.14.	Delegation to Affiliates	92
10.15.	Collateral Documents	92
10.16.	Exercise of Certain Remedies	92

ARTICLE XI SETOFF; RATABLE PAYMENTS		93

11.1.	Setoff	93
11.2.	Ratable Payments	93
11.3.	Application of Payments	93
11.4.	Failure to Make Payment	94

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		94

12.1.	Successors and Assigns	94
12.2.	Participations	94
12.3.	Assignments	96
12.4.	Dissemination of Information	97
12.5.	Tax Certifications	97

ARTICLE XIII NOTICES		97

13.1.	Notices	97
13.2.	Change of Address	98

ARTICLE XIV COUNTERPARTS; INTEGRATION; EFFECTIVENESS		98

ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL		98

ARTICLE XVI PRIOR CREDIT AGREEMENT		99

ARTICLE XVII USA PATRIOT ACT		100

SCHEDULES
Commitment Schedule
Pricing Schedule
Departing Lender Schedule

Schedule 1.1(a)	-	Eligible Carriers
Schedule 1.1(b)	-	Drop Down Assets
Schedule 2.19.1	-	Letters of Credit Issued Under Prior Credit Agreement
Schedule 5.8	-	Subsidiaries
Schedule 5.9		ERISA
Schedule 6.13	-	Investments
Schedule 6.14	-	Indebtedness
Schedule 6.15	-	Liens
EXHIBITS

Exhibit A	-	Intentionally Omitted
Exhibit B	-	Form of Compliance Certificate
Exhibit C	-	Form of Assignment and Assumption Agreement
Exhibit D	-	Form of Loan/Credit Related Money Transfer Instruction
Exhibit E	-	Form of Revolving Note (if requested)
Exhibit F	-	Intentionally Omitted
Exhibit G	-	Form of Officer’s Certificate
Exhibit H	-	List of Closing Documents
Exhibit I-1	-	Form of Interim Collateral Report
Exhibit I-2	-	Form of Monthly Collateral Report
Exhibit J-1	-	Form of Commitment Increase Certificate
Exhibit J-2	-	Form of Additional Lender Certificate

v

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
This Sixth Amended and Restated Credit Agreement, dated as of January 4, 2013, is entered into by and among Tesoro Corporation, a Delaware corporation, the Lenders, the LC Issuers, and JPMorgan Chase Bank, National Association, as Administrative Agent.
WHEREAS, the Borrower, certain of the Lenders, certain other parties and the Agent are currently party to the Prior Credit Agreement;
WHEREAS, the Borrower, the Lenders and the Agent have agreed (a) to enter into this Agreement in order to (i) amend and restate the Prior Credit Agreement in its entirety; (ii) re-evidence the “Obligations” under, and as defined in, the Prior Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower;
WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Prior Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement shall amend and restate in its entirety the Prior Credit Agreement and re-evidence the obligations and liabilities of the Borrower outstanding thereunder, which shall be payable in accordance with the terms hereof; and
WHEREAS, it is also the intent of the Borrower to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Prior Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Closing Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Prior Credit Agreement is hereby amended and restated as follows:
ARTICLE I

DEFINITIONS
1.1.    Certain Defined Terms. As used in this Agreement:
“Accounting Changes” is defined in Section 9.8.
“Account Debtor” means the account debtor or obligor with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with the Borrower or any Subsidiary.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority

(by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company of any Person.
“Act” is defined in Article XVII.
“Additional Lender” is defined in Section 2.20.2.
“Additional Lender Certificate” is defined in Section 2.20.2.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.
“Advance” means a borrowing hereunder consisting of the aggregate amount of several Loans (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term “Advance” shall, unless otherwise indicated, include Non-Ratable Loans and Collateral Protection Advances.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.
“Agent” means JPMorgan in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, as Administrative Agent, and any successor Agent appointed pursuant to Article X.
“Aggregate Declined Offered Amount” is defined in Section 2.4.3(b).
“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.
“Aggregate Outstanding Revolving Loan Credit Exposure” means, at any time, the aggregate of the Outstanding Revolving Loan Credit Exposures of all the Lenders.
“Aggregate Revolving Loan Commitment” means the aggregate of the Revolving Loan Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof. The Aggregate Revolving Loan Commitment as of the Closing Date is One Billion Eight Hundred Fifty Million and 00/100 Dollars ($1,850,000,000). On the Increase Effective Date, the Aggregate Revolving Loan Commitment shall be increased automatically pursuant to Section 2.22.
“Agreement” means this Sixth Amended and Restated Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.
“Agreement Accounting Principles” means U.S. GAAP, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.4; provided, however, that except as provided in Section 9.8, with respect to the calculation of the financial covenants set forth in Sections 6.21 and 6.22 (and the defined terms used in such Sections), “Agreement Accounting Principles” means U.S. GAAP as in effect in the United States as of the Closing Date, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.4. Notwithstanding anything to the contrary herein, any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) required to be classified and accounted for as a capital lease on the balance sheet of such Person under the Agreement Accounting Principles as in effect on the Closing Date shall not be treated as a capital lease solely as a result of (x) the adoption of changes in or (y) changes in the application of U.S. GAAP after the Closing Date.
“Alternate Base Rate” means, for any date, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the Federal Funds Effective Rate plus 1/2% per annum for such day, and (iii) the Eurodollar Rate (without giving effect to the Applicable Margin) for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.
“Applicable Fee Rate” means, with respect to the Commitment Fee at any time, the percentage rate per annum which is applicable at such time as set forth in the Pricing Schedule.
“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type consisting of Revolving Loans as set forth in the Pricing Schedule.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means J.P. Morgan Securities LLC, RBS Securities Inc. and Wells Fargo Capital Finance, LLC, in their respective capacities as the co-lead arrangers and joint bookrunners for the credit facilities evidenced by this Agreement.
“Article” means an article of this Agreement unless another document is specifically referenced.
“Assignment Agreement” is defined in Section 12.3.1.
“Authorized Officer” means any of the chief executive officer, president, chief operating officer, chief financial officer, treasurer, vice president-finance or vice president-controller of the Borrower, acting singly.
“Available Aggregate Revolving Loan Commitment” means, at any time, the lesser of (i) the Aggregate Revolving Loan Commitment and (ii) the Borrowing Base then in effect, minus the Aggregate Outstanding Revolving Loan Credit Exposure at such time.
“Bank Products” means, with respect to any Lender, any of the following services provided to the Borrower or an Affiliate thereof by any Lender or the Agent: (i) Rate Management Transactions, (ii) commercial credit card services, (iii) cash management and other treasury management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, and interstate depository network services), and (iv) foreign exchange related services.

“Bankruptcy Event” means, with respect to any Person, such Person if it becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Borrower” means Tesoro Corporation, a Delaware corporation, and its permitted successors and assigns (including, without limitation, a debtor in possession on its behalf).
“Borrowing Base” means, as of any date of calculation, an amount equal to the lesser of (x) the Aggregate Revolving Loan Commitment, and (y) as set forth on the most current Interim Collateral Report or Monthly Collateral Report, as applicable, delivered to the Agent, the aggregate of (i) 100% of Perfected Cash Interests, plus (ii) eighty-five percent (85%) of the Gross Amount of Eligible Receivables, plus (iii) eighty percent (80%) of the Gross Amount of Eligible Petroleum Inventory, minus (iv) the Rental Reserve, minus (v) the Standard Reserve, and minus (vi) such reserves as the Agent may from time to time reasonably deem appropriate (including any Permitted Credit Enhancement Transaction Reserves); provided, however, that the Agent, upon the occurrence and during the continuance of a Default, may, in its reasonable discretion and without the Borrower’s consent, decrease the foregoing percentages, and, in the event such Default is cured, such decrease in the percentages shall be restored subject to the consent of the Required Lenders so long as no other Default has occurred and is continuing.
“Borrowing Date” means a date on which an Advance is made hereunder.
“Borrowing Notice” is defined in Section 2.7.
“BP Acquisition” means the contemplated acquisition by Tesoro Refining and Marketing Company of British Petroleum’s integrated Southern California refining and marketing business from BP West Coast Products, LLC, Atlantic Richfield Company, ARCO Midcon LLC, ARCO Terminal Services Corporation, ARCO Material Supply Company, CH-Twenty, Inc., Products Cogeneration Company and Energy Global Investments (USA), Inc, as disclosed in the Form 8-K filed by the Borrower with the U.S. Securities and Exchange Commission on August 13, 2012.
“BP Acquisition Agreement” means the agreement or agreements evidencing the BP Acquisition as attached to the Form 8-K filed by the Borrower with the U.S. Securities and Exchange Commission on August 13, 2012.
“Business Activity Report” means (A) a Notice of Business Activities Report filed with the State of Minnesota, Department of Revenue or (B) any similar report required by any other State relating to the ability of the Borrower or any Subsidiary Guarantor to enforce its Receivables claims against Account Debtors located in any such state.
“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.
“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America, and the senior notes of government sponsored enterprises, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest, (v) tax exempt, auction rate securities, and variable rate demand notes which are AAA rated, (vi) money market mutual funds where total investment does not exceed five percent of total assets, (vii) repurchase agreements that are collateralized by securities for direct investments, (viii) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (iv) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government; (ix) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; and (x) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (iv) of this definition.
“Catalyst Sale/Leaseback Transaction” means a sale-leaseback transaction (the agreements, documents, and instruments for which, as well as the rights and remedies thereunder, have been collaterally assigned by the Borrower or the applicable Subsidiary to the Agent on terms and conditions reasonably acceptable to the Agent) by the Borrower or any of the Subsidiaries of any catalyst containing one or more precious metals used by the Borrower or any of the Subsidiaries in the ordinary course of business.
“Change in Control” means the occurrence of any of the following events: (i) there shall be consummated (A) any consolidation or merger of the Borrower in which the Borrower is not the continuing or surviving corporation or pursuant to which shares of the Borrower’s common stock would be converted into cash, securities or other property, other than a merger of the Borrower where a majority of the Board of Directors of the surviving corporation are, and for a two year period after the merger continue to be, persons who were directors of the Borrower immediately prior to such merger or were elected as directors, or nominated for election as directors, by a vote of at least two-thirds of the directors then still in office who were directors of the Borrower immediately prior to such merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Borrower, unless, immediately following such sale, lease, exchange or transfer, such assets are owned, directly or indirectly, by the Borrower or one or more Subsidiaries of the Borrower; (ii) the shareholders of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower; (iii) (A) any “person” as defined in the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Borrower or a Subsidiary or any employee benefit plan sponsored by the Borrower or a Subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 50% or more of the combined voting power of the Borrower’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of two consecutive years thereafter, individuals who immediately prior to the beginning of such period constituted the Board of Directors of the Borrower shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by the Borrower’s shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or (iv) a “Change of Control” or like event under any agreement, document or instrument evidencing Material Indebtedness.
“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the Closing Date, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or any LC Issuer (or, for purposes of Section 3.2, by any lending office of such Lender or by such Lender’s or such LC Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Closing Date” means the date on which all of the conditions to the effectiveness hereof have been satisfied, which date is January 4, 2013.
“Co-Agent” means each of The Royal Bank of Scotland plc and Wells Fargo Bank, N.A., each in its capacity as co-documentation agent, together with their respective successors and assigns.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Collateral” means all property and interests in property now owned or hereafter acquired by the Borrower or any of its Subsidiary Guarantors in or upon which a security interest or lien is granted to the Agent, for the benefit of the Holders of Secured Obligations, or to the Agent, for the benefit of the Lenders, whether under the Security Agreement, under any of the other Collateral Documents or under any of the other Loan Documents.
“Collateral Documents” means all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, including, without limitation, the Security Agreement and all other security agreements, loan agreements, notes, guarantees, subordination agreements, pledges, warrants, mortgages, charges, debentures, hypothecations, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Borrower or any of its Subsidiary Guarantors and delivered to the Agent or any of the Lenders, together with all agreements and documents referred to therein or contemplated thereby.
“Collateral Protection Advance” is defined in Section 2.1.2.
“Collateral Shortfall Amount” is defined in Section 8.1.
“Collection Account” is defined in Section 6.25.
“Commitment Fee” is defined in Section 2.4.1.
“Commitment Increase Certificate” is defined in Section 2.20.2.
“Commitment Schedule” means the Schedule identifying the Lenders’ respective Revolving Loan Commitments, as attached hereto and identified as such.
“Consolidated Capital Expenditures” means, for any period, with respect to the Borrower and its Subsidiaries, the aggregate of all expenditures by the Borrower and its Subsidiaries for the acquisition or leasing (pursuant to a Capitalized Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs, and improvements during such period) which are capitalized under Agreement Accounting Principles on the Borrower’s or any Subsidiary’s balance sheet.
“Consolidated EBITDA” for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of, (i) Consolidated Interest Expense, (ii) income and franchise tax expense, (iii) depreciation, (iv) amortization and (v) any other non-cash charges (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of, (i) interest income (except to the extent deducted in determining Consolidated Interest Expense) and (ii) any other non-cash income, all reported for the Borrower and its Subsidiaries on a consolidated basis. For the avoidance of doubt, no amounts in respect of Net Mark-to-Market Exposure shall be included in any computation of Consolidated EBITDA. For the purposes of calculating Consolidated EBITDA for any period of twelve consecutive months (each, a “Reference Period”) pursuant to any determination of the financial covenant contained in Section 6.21, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $10,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $10,000,000.

“Consolidated Interest Expense” means, with reference to any period, the accrued interest expense of the Borrower and its Subsidiaries reported on a consolidated basis for such period, including, without limitation, yield or any other financing costs resembling interest which are payable under any Receivables Purchase Facility.
“Consolidated Net Income” means, with reference to any period, the consolidated net earnings (or loss) of the Borrower and its Subsidiaries reported for such period.
“Consolidated Tangible Net Worth” means at any time, with respect to any Person, the consolidated total stockholders’ equity of such Person and its Subsidiaries reported on a consolidated basis in accordance with Agreement Accounting Principles and as reported in such Person’s most recent Form 10-K or Form 10-Q filing, as applicable, with the U.S. Securities and Exchange Commission, minus at all times all items that are reported in such Form 10-K or Form 10-Q filing, as applicable, as “acquired intangibles net” and “goodwill.”
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss; provided, however, that amounts held or allocated as reserves for obligations arising under or in connection with (i) any Plan or other pension fund related item, (ii) litigation, judgments and legal proceedings, and (iii) compliance with Environmental Laws, including, without limitation, the remediation of any environmental related issues with respect to its Property, shall not constitute “Contingent Obligations.”
“Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (i) was a member of such board of directors on the Closing Date, or (ii) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that any individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.
“Controlled Affiliate” has the meaning assigned to such term in Section 5.20.
“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
“Conversion/Continuation Notice” is defined in Section 2.8.
“Credit Extension” means the making of an Advance or the issuance of a Facility LC.
“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.
“Credit Party” means the Agent, the LC Issuers, the Non-Ratable Lender or any other Lender.
“Current Petroleum Inventory Market Price” means, with respect to any Petroleum Inventory, the market price for such Petroleum Inventory as set forth in a published or reported price index maintained by a third-party that is not an Affiliate of the Borrower and that prepares such index in the ordinary course of its business. Current Petroleum Inventory Market Price shall be determined using published or reported price indices created or distributed by Oil Price Information Service, commonly known as OPIS, and/or Platts Oilgram Price Report, commonly known as Platts. In the event OPIS or Platts no longer provides the aforementioned price indices, or in the event the Borrower and the Agent determine that either OPIS or Platts no longer accurately provides pricing information for Petroleum Inventory, the Borrower and the Agent shall replace one or both of the OPIS and Platts price indices, as applicable, with other third-party price indices reasonably acceptable to each of the Borrower and the Agent.
“Default” means an event described in Article VII.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Facility LCs, Non-Ratable Loans or Collateral Protection Advances or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Facility LCs, Non-Ratable Loans and Collateral Protection Advances under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Agent, or (d) has become the subject of a Bankruptcy Event.
“Departing Lender” means each lender under the Prior Credit Agreement that does not have a Revolving Loan Commitment hereunder and is identified on the Departing Lender Schedule hereto.
“Departing Lender Schedule” means the Schedule identifying each Departing Lender as of the Closing Date attached hereto and identified as such.
“Dilution Factors” means, without duplication, with respect to any period covered by a field exam, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce Receivables in a manner consistent with current and historical accounting practices of the Borrower.

“Dilution Ratio” means, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors corresponding with the field exam most recently received by the Agent divided by (b) total gross sales corresponding with such field exam.

“Dilution Reserve” means, at any date, (i) the amount by which the Dilution Ratio exceeds six percent (6%) multiplied by (ii) the Eligible Receivables on such date.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollar”, “dollar” and “$” means the lawful currency of the United States of America.
“Drop Down Assets” means (i) all Property of the Borrower and its Subsidiaries identified on Schedule 1.1(b) and (ii) Property of the Borrower and its Subsidiaries identified by the Borrower from time to time as “Drop Down Assets”, which Property shall constitute storage and logistics assets; provided that no Collateral shall constitute a Drop Down Asset.
“Drop Down Subsidiaries” means (i) Kenai Pipeline Company, Tesoro Alaska Pipeline Company, (ii) each other Person, substantially all of the assets of which consist of one or more pipelines used in connection with the transportation of petroleum or storage of petroleum at terminals and which is identified by the Borrower to the Agent (which identification may be made upon the acquisition by such Person of such assets) and (iii) all Subsidiaries of the Borrower identified by the Borrower to the Agent from time to time as a “Drop Down Subsidiary”; provided, that the Drop Down Subsidiaries shall not own or control any Collateral nor shall any Subsidiary required to act as a Guarantor pursuant to Section 6.23 be designated as a Drop Down Subsidiary without the prior written consent of the Agent.
“Drop Down Transactions” means the contribution, sale, lease, conveyance, disposition or other transfer by the Borrower and/or its Subsidiaries of the Drop Down Assets and the Drop Down Subsidiaries to the MLP, the MLP GP or any of their respective Subsidiaries; provided that no assets that constitute Collateral shall be permitted to be contributed, sold, leased, conveyed, disposed or otherwise transferred pursuant to any such transaction.
“Eligible Carrier” means any of the terminals, warehouses, carriers and pipeline companies listed or described in Schedule 1.1(a) to this Agreement, as such Schedule 1.1(a) may be revised by the Borrower from time to time with the consent of the Agent, such consent not to be unreasonably withheld.
“Eligible Petroleum Inventory” means Petroleum Inventory of the Borrower and the Subsidiary Guarantors which is held for sale or lease or refining in the ordinary course of business or furnished under any contract of service by the Borrower or such Subsidiary Guarantors in the ordinary course of business which is at all times and shall continue to meet standards of eligibility from time to time established in accordance with this Agreement. Initially, standards of eligibility will be established by the Agent in a manner substantially consistent with the standards in effect immediately prior to the effectiveness of this Agreement and may be revised from time to time by the Agent in its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious). In general, without limiting the foregoing, the following Petroleum Inventory constitutes Eligible Petroleum Inventory:
(a)    (i) Petroleum Inventory that is subject to a valid, properly documented, first priority perfected lien and security interest in favor of the Agent on behalf of the Holders of Secured Obligations; provided, such Petroleum Inventory may be subject to one or more Specified Liens; or (ii) Petroleum Inventory that has been delivered to an Eligible Carrier subject to a valid, first priority perfected lien and security interest in favor of the Agent on behalf of the Holders of Secured Obligations with UCC financing statements (or any other applicable form filings) perfecting or continuing the perfection of the security interest of the Agent on behalf of the Holders of Secured Obligations in such Petroleum Inventory having been duly filed where necessary and either (x) no document of title is issued with respect to such Petroleum Inventory by such Eligible Carrier, or (y) if a document of title is issued with respect to such Petroleum Inventory by suchEligible Carrier, the original of such document of title is delivered to the Agent or its designated bailee or agent; provided, such Petroleum Inventory may be subject to one or more Specified Liens;

(b)    Petroleum Inventory that is in good saleable or usable condition, is not deteriorating in quality and is not obsolete, and is of a quality which (in locations where sold by the Borrower) is marketable at prevailing market prices for such products and meets all applicable governmental regulations and standards at the place of intended sale;
(c)    Petroleum Inventory to which the Borrower or its Subsidiaries have title; provided, such Petroleum Inventory may be subject to one or more Specified Liens; or, in the case of Petroleum Inventory described in clause (ii) of paragraph (a) above, the Borrower has the absolute and unconditional right to obtain such Petroleum Inventory or Petroleum Inventory equivalent to such Petroleum Inventory from an Eligible Carrier, in each case, free and clear of any and all Liens whatsoever, other than those (1) in favor of the Agent on behalf of the Holders of Secured Obligations created pursuant to the Collateral Documents and (2) those in favor of an Eligible Carrier that arise under applicable law or contract and for which appropriate amounts have been allocated under the Rental Reserve; provided, such Petroleum Inventory may be subject to one or more Specified Liens;
(d)    Petroleum Inventory that is (1) located at a location owned by the Borrower or a Subsidiary Guarantor, (2) delivered to an Eligible Carrier under an arrangement described in clause (ii) of paragraph (a) above, or (3) located at a location leased by or under contract by the Borrower or a Subsidiary Guarantor so long as such location is either subject to a Third Party Agreement or such location is subject to the Rental Reserve;
(e)    Petroleum Inventory that is not commingled with Petroleum Inventory of any Person other than the Borrower and/or its Subsidiaries or has been delivered to an Eligible Carrier under an arrangement described in clause (ii) of paragraph (a) above,
(f)    Petroleum Inventory that is in full conformity with the representations and warranties made by the Borrower or a Subsidiary Guarantor to the Agent with respect thereto whether contained in this Agreement or the Security Agreement, and
(g)    To the extent Petroleum Inventory is in transit on the high seas to or from a non-Affiliate, (1) it does not constitute a Receivable, (2) if purchased with a Letter of Credit, a copy of such Letter of Credit has been delivered to the Agent, (3) it is covered by insurance in form and substance reasonably acceptable to the Agent, and (4) all applicable documents of title have been delivered to the Agent (or a designee (including, if so designated by the Agent, the Borrower or a Subsidiary Guarantor) of the Agent); provided, however, that with respect to the high seas Petroleum Inventory described in this clause (g), the amount of such high seas Petroleum Inventory on any date of determination in excess of 33.333% of the aggregate amount of all Petroleum Inventory then owned by the Borrower and its Subsidiary Guarantors on such date of determination shall not constitute Eligible Petroleum Inventory.
Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, no Petroleum Inventory (i) located, stored or maintained at any retail service station or in a railroad car, or otherwise in transit upon a railway system, or (ii) owned by Tesoro Canada or Tesoro Panama, shall constitute Eligible Petroleum Inventory.
“Eligible Receivables” means Receivables created by the Borrower or any Subsidiary Guarantor, in each case in the ordinary course of its business arising out of the sale of goods or rendition of services by the Borrower or such Subsidiary Guarantor, which Receivables are and at all times shall continue to meet standards of eligibility from time to time reasonably established in accordance with this Agreement. Initially, standards of eligibility will be established by the Agent in a manner substantially consistent with the standards in effect immediately prior to the effectiveness of this Agreement and may be revised from time to time by the Agent in its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious). In general, without limiting the foregoing, the following Receivables are not Eligible Receivables:
(a)    Receivables which remain unpaid sixty (60) days after the date on which payment was due or ninety (90) days after the date of the original applicable invoice;
(b)    Receivables on any date of determination which are owing by an Account Debtor and its Affiliates (i) which are from an Account Debtor whose senior unsecured obligations without giving effect to third party credit enhancement are rated no less than BBB- by S&P (or the equivalent by a recognized credit rating agency reasonably acceptable to the Agent) to the extent that the aggregate amount of Receivables owing by said Account Debtor and its Affiliates to the Borrower or any Subsidiary Guarantor exceeds 25% or, upon the request of the Borrower and with the approval of the Agent, up to 35%, times the aggregate amount of all Eligible Receivables on such date; or (ii) if such Account Debtor does not have such minimum rating, to the extent that the aggregate amount of Receivables owing by such Account Debtor and its Affiliates to the Borrower or any Subsidiary Guarantor exceeds 25% times the aggregate amount of all Eligible Receivables on such date;
(c)    all Receivables owing by a single Account Debtor (including Receivables which remain unpaid fewer than sixty (60) days after the date on which payment was due or ninety (90) days after the date of the original applicable invoice) if fifty percent (50%) of the aggregate balance owing by such Account Debtor, calculated without taking into account any credit balances of such Account Debtor, remains unpaid ninety (90) days after the date of the original applicable invoice or has otherwise become, or has been determined by the Agent to be ineligible in accordance with the provisions of this definition;
(d)    Receivables with respect to which the Account Debtor is a director, officer, employee, Subsidiary or Affiliate of the Borrower or any Subsidiary thereof;
(e)    (i) Receivables with respect to which the Account Debtor is the United States of America, any federal, state, local or other political subdivision thereof or any department, agency or instrumentality of any of the foregoing, unless the Borrower or applicable Subsidiary Guarantor has complied with the provisions of the Federal Assignment of Claims Act or other applicable statutes, including executing and delivering to the Agent all statements of assignment and/or notification which are in form and substance acceptable to the Agent and which are deemed necessary by the Agent to effectuate the assignment of such Receivables to the Agent for the benefit of the Holders of Secured Obligations; and (ii) Receivables with respect to which the Account Debtor is a foreign government, any federal, state, local or other political subdivision thereof, or any department, agency, or instrumentality of any of the foregoing described in this clause (ii);
(f)    Receivables not denominated in Dollars or not payable in the United States;
(g)    Receivables with respect to which the Account Debtor is not a resident of the United States (which shall not be deemed to include any territories of the United States) or Canada unless (i) the Account Debtor has supplied the Borrower or applicable Subsidiary Guarantor with an irrevocable letter of credit (which letter of credit shall be delivered to the Agent and shall be in form and substance acceptable to the Agent), or (ii) the full payment of such Receivable shall have been insured by the Borrower or applicable Subsidiary Guarantor pursuant to an insurance policy in form and substance acceptable to the Agent issued by a financial institution satisfactory to the Agent, which policy names the Agent as the loss payee or beneficiary thereof; provided, however, that up to $100,000,000 of Receivables for which the Account Debtors therefor reside in the United Kingdom, Japan, Australia, Singapore or a country which is a member of the European Union shall constitute Eligible Receivables so long as all of the other eligibility requirements for such Receivables are satisfied;

(h)    Receivables that are subject to any dispute, contra-account, defense, offset or counterclaim, volume rebate or advertising or other allowance; provided that if any portion of any such Receivables is not subject to any material dispute, contra-account, defense, offset, counterclaim, volume rebate or advertising or other allowance and the payment of such portion is not being withheld or delayed or otherwise affected in any manner due to the portion that is subject to such material dispute, contra-account, defense, offset, counterclaim, volume rebate or advertising or other allowance, then such portion which is not subject to any material dispute, contra-account, defense, offset, counterclaim, volume rebate or advertising or other allowance shall not be excluded from Eligible Receivables because of this clause (h); provided, further, that the portion of a contra-account that arises from a claim against the Borrower or a Subsidiary Guarantor that is supported by a letter of credit issued on behalf of the Borrower or a Subsidiary Guarantor in favor of a customer as payment for goods or services shall not be excluded from Eligible Receivables because of this clause (h);
(i)    Receivables with respect to which the Account Debtor is the subject of a bankruptcy or similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver, pledgee, trustee or assignee for the benefit of creditors unless there is a letter of credit supporting such Receivables (which letter of credit shall have been delivered to the Agent and shall be in form and substance acceptable to the Agent);
(j)    Receivables with respect to which the Account Debtor’s obligation to pay the Receivable is conditional upon the Account Debtor’s approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval (except with respect to Receivables in connection with which Account Debtors are entitled to return Petroleum Inventory on the basis of the quality of such Petroleum Inventory) or consignment basis, or where such Receivables represent progress billings;
(k)    Receivables with respect to which the Account Debtor is located in Minnesota (or any other jurisdiction which adopts a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction or is otherwise subject to such jurisdiction’s tax law requiring such Person to file a Business Activity Report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction’s courts or arising under such jurisdiction’s laws); provided, however, such Receivables shall nonetheless be eligible if the Borrower or applicable Subsidiary Guarantor has filed a Business Activity Report (or other applicable report) with the applicable state office, or is qualified to do business in such jurisdiction and, at the time the Receivable was created, was qualified to do business in such jurisdiction, or had on file with the applicable state office a current Business Activity Report (or other applicable report), or is exempt from such filing requirement;
(l)    Receivables with respect to which the Account Debtor’s obligation does not constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms;
(m)    Receivables with respect to which the Borrower or applicable Subsidiary Guarantor has not yet shipped the applicable goods or performed the applicable service;
(n)    any Receivable which is not in conformity with the representations and warranties made by the Borrower or the applicable Subsidiary Guarantors to the Agent with respect thereto, whether contained in this Agreement or the Security Agreement;
(o)    Receivables in connection with which the Borrower or applicable Subsidiary Guarantor (or any other party to such Receivable) is in default in the performance or observance of any of the terms thereof (other than payment of such Receivable) in any material respect;

(p)    Receivables that are not bona fide existing obligations created by the sale and actual delivery of inventory, goods or other property or the furnishing of services of other good and sufficient consideration to customers of the Borrower or the applicable Subsidiary Guarantors in the ordinary course of business;
(q)    Receivables subject to any Lien or the Petroleum Inventory, goods, property, services or other consideration of which any such Receivable constitutes proceeds is subject to any such Lien, in either case other than the Lien granted to the Agent in connection herewith for the benefit of the Holders of Secured Obligations; provided, that such Receivables may be subject to one or more Specified Liens;
(r)    Receivables that have been classified by the Borrower or any Subsidiary Guarantor as doubtful or that have otherwise failed to meet established or customary credit standards of the Borrower or the Subsidiary Guarantors, to the extent of such write-down;
(s)    Receivables evidenced by a promissory note or other similar instrument;
(t)    Receivables that are expressly by their terms subordinate or junior in right or priority of payment to any other obligation or claim of the Account Debtor;
(u)    Receivables that are consigned or otherwise assigned to any Person for collection or otherwise;
(v)    Receivables generated by sales on a cash-on-delivery basis;
(w)    any Receivable subject to a Permitted Credit Enhancement Transaction; and
(x)    any Receivable owing to Tesoro Canada or Tesoro Panama.
“Embargoed Person” has the meaning assigned to such term in Section 5.21.
“Environmental Laws” means any and all federal, state and local statutes, laws, common law, judicial decisions, regulations, ordinances, rules, judgments, orders decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean up or other remediation thereof.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations promulgated thereunder.
“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.10, bears interest at the applicable Eurodollar Rate.
“Eurodollar Base Rate” means, with respect to any Eurodollar Advance for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “Eurodollar Base Rate” with respect to such Eurodollar Advance for such Interest Period shall be the rate at which deposits in Dollars of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.
“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.10, bears interest at the applicable Eurodollar Rate.
“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the then Applicable Margin, changing as and when the Applicable Margin changes.
“Excess Availability” means, on any date of determination, the excess of the Borrowing Base over the Aggregate Outstanding Credit Exposure on such date.
“Excluded Proceeds” is defined in Section 6.24.
“Excluded Subsidiary” means (i) each of Interior Fuels Company, Tesoro Petroleum (Singapore) Pte. Ltd., RW Land Company (f/k/a Philosopher’s Stone Land Company), Redland Vision, LLC (f/k/a Philosopher’s Stone Land Partners, L.P.), RidgeWood Association, Ridgewood Insurance Company, MLP GP and each of its Subsidiaries, MLP and each of its Subsidiaries, the Drop Down Subsidiaries, (iii) such other Subsidiaries that the Borrower, with the Agent’s prior written consent, may identify to the Agent and the Lenders from time to time and (iv) each Subsidiary of an Excluded Subsidiary.
“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation, each LC Issuer, the Agent or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Subsidiary Guarantor under any Loan Document, (a) taxes imposed on its net income, and franchise taxes imposed on it, by (i) the United States, (ii) the jurisdiction under the laws of which such Lender, such LC Issuer, the Agent or such recipient is incorporated or organized or any political combination or subdivision or taxing authority thereof or (iii) the jurisdiction in which the Agent’s, such Lender’s, such LC Issuer’s or such recipient’s principal executive office or such Lender’s applicable Lending Installation is located, (b) any U.S. federal withholding taxes imposed under FATCA, (c) any branch profits tax imposed under the Code or any similar tax imposed by any other jurisdiction described in clause (a) above, (d) in the case of any Non-U.S. Lender, any withholding tax resulting from any requirements of law in effect at the time such Non-U.S. Lender becomes a party to this Agreement (or designates a new Lending Installation), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Installation (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 3.5(i), and (e) any U.S. federal backup withholding tax.
“Executive Order” is defined in Section 5.21.
“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.
“Extended Facility LC” is defined in Section 2.19.13.

“Facility LC” is defined in Section 2.19.1.
“Facility LC Application” is defined in Section 2.19.3.
“Facility LC Collateral Account” is defined in Section 2.19.11.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code
“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations at approximately 10:00 a.m. (Chicago time) for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.
“First Required Commitment Reduction Offer Amount” means, with respect to any date of determination, $500,000,000 less the aggregate amount of reductions in the Aggregate Revolving Loan Commitment on or prior to such date.
“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio for the period of four fiscal quarters most recently ended for which financial statements have been or were required to be delivered pursuant to Section 6.1.1 or 6.1.3, of (i) Consolidated EBITDA (excluding any MLP EBITDA), minus expenses for cash federal income taxes paid, minus Net Consolidated Capital Expenditures (excluding any MLP Capital Expenditures), minus Restricted Payments, plus any cash dividend or cash distribution made by any Excluded Subsidiary in respect of its equity interests to the Borrower or any Subsidiary, plus cash federal income tax refunds received to (ii) Fixed Charges of the Borrower and its Subsidiaries.
“Fixed Charges” means, for any period of determination, the sum of (i) Consolidated Interest Expense on a cash basis, and (ii) scheduled cash payments of the principal amount (or the equivalent thereof) of Indebtedness; provided, however, that payments of principal owing under or in connection with the Revolving Loans shall not be included in any determination of Fixed Charges.
“Floating Rate” means, for any day, a rate per annum equal to the sum of (i) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes plus (ii) the then Applicable Margin, changing as and when the Applicable Margin changes.
“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate.
“Floating Rate Loan” means a Revolving Loan which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate.
“Foreign Assets Control Regulations” has the meaning assigned to such term in Section 5.21.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Golden Eagle Refinery” means the refining facility located in Martinez, California with a rated crude oil capacity of approximately 166,000 barrels per day as of the Closing Date.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Gross Amount of Eligible Petroleum Inventory” means Eligible Petroleum Inventory valued at market value, less the value of reserves which have been recorded by the Borrower and the Subsidiary Guarantors with respect to obsolete, slow-moving or excess Petroleum Inventory.
“Gross Amount of Eligible Receivables” means the outstanding face amount of Eligible Receivables, determined in accordance with Agreement Accounting Principles, consistently applied, less the sum of (i) all financing charges, late fees and other fees that are unearned, (ii) the value of any accrual that has been recorded by the Borrower and the Subsidiary Guarantors with respect to downward price adjustments, and (iii) the Dilution Reserve.
“Guaranty” means, collectively, (i) the Amended and Restated Subsidiary Guaranty, dated as of March 16, 2011, made by certain Subsidiaries of the Borrower in favor of the Agent for the benefit of the Holders of Secured Obligations, (ii) the Subsidiary Guaranty, dated as of August 14, 2012, by Tesoro Canada in favor of the Agent for the benefit of the Holders of Secured Obligations and (iii) the Subsidiary Guaranty, dated as of August 14, 2012, by Tesoro Panama in favor of the Agent for the benefit of the Holders of Secured Obligations, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Hazardous Materials” means any waste, pollutant, contaminant, toxic substance, hazardous waste, hazardous substance or other similarly described chemical or substance regulated by or for which liability or standards of care are imposed under any Environmental Law, including, without limitation, petroleum, including crude oil or any fraction thereof, radioactive material, polychlorinated biphenyls and asbestos in any form or condition.
“Highest Lawful Rate” means, at any time, the maximum rate of interest the Holders of Secured Obligations may lawfully contract for, charge, or receive in respect of the Secured Obligations as allowed by any applicable law. For purposes of determining the Highest Lawful Rate under applicable law of the State of Texas, the applicable rate ceiling shall be (a) the “weekly ceiling” described in and computed in accordance with the provisions of Section 303.003 of the Texas Finance Code, as amended, or (b) if the parties subsequently contract as allowed by any applicable law, the “quarterly ceiling” or the “annualized ceiling” computed pursuant to Section 303.008 of the Texas Finance Code, as amended; provided, however, that at any time the “weekly ceiling”, the “quarterly ceiling”, or the “annualized ceiling” shall be less than eighteen percent (18.0%) per annum or more than twenty-four percent (24.0%) per annum, the provisions of Section 303.009(a) and Section 300.009(b) of the Texas Finance Code, as amended, shall control for purposes of such determination, as applicable.
“Holders of Secured Obligations” means the holders of the Secured Obligations from time to time and shall refer to (i) each Lender in respect of its Loans, (ii) each LC Issuer in respect of Reimbursement Obligations, (iii) the Agent, the Lenders, and the LC Issuers in respect of all other present and future obligations and liabilities of the Borrower or any of its Subsidiary Guarantors of every type and description arising under or in connection with this Agreement or any other Loan Document, (iv) each Person benefiting from indemnities made by the Borrower or any Subsidiary Guarantor hereunder or under other Loan Documents in respect of the obligations and liabilities of the Borrower or such Subsidiary Guarantor to such Person, (v) each Lender (or affiliate thereof), in respect of all Bank Product Obligations provided by such Lender (or affiliate thereof) to the Borrower or its Affiliates, and (vi) their respective successors, transferees and assigns.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Increase Effective Date” is defined in Section 2.22.
“Indebtedness” of a Person means, at any time, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than current accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) reimbursement obligations under Letters of Credit, bankers’ acceptances, surety bonds and similar instruments, (viii) Off-Balance Sheet Liabilities, (ix) obligations under Sale and Leaseback Transactions, (x) Net Mark-to-Market Exposure under Rate Management Transactions, (xi) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (xii) the liquidation value of any mandatorily redeemable preferred capital stock of such Person or its Subsidiaries held by any Person other than such Person and its wholly-owned Subsidiaries, (xiii) obligations of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such obligations, and (xiv) any other obligation for borrowed money which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person and (xv) Contingent Obligations of such Person in respect of any of the foregoing. Obligations of the Borrower and its Subsidiaries to pay dues to Marine Spill Response Corporation in an aggregate amount of up to $6,000,000 shall not be deemed to constitute Indebtedness. Obligations in an aggregate amount not in excess of $7,000,000 at any time owing in respect of the Borrower’s retention and use of Cook Inlet Spill Prevention and Response, Inc. (which provides the Borrower with spill-response capabilities) shall not constitute Indebtedness. For the avoidance of doubt, any supply arrangement under which the Borrower or any of its Subsidiaries purchases Petroleum Inventory for processing that (i) is not required to be classified as indebtedness on the balance sheet of the Borrower pursuant to U.S. GAAP, and (ii) does not create an obligation on the part of the Borrower or any Subsidiary to purchase Petroleum Inventory, shall not constitute “Indebtedness” hereunder.
“Indebtedness Prepayment Conditions” means, with respect to any prepayment, defeasance, purchase, redemption, retirement or acquisition of any Indebtedness, so long as immediately before and after making such prepayment of Indebtedness, on a pro forma basis (i) no Default or Unmatured Default exists, (ii) Excess Availability equals or exceeds 20% of the Borrowing Base then in effect and shall remain equal to or in excess of 20% for the remainder of the day on which such prepayment is made, and (iii) the Fixed Charge Coverage Ratio exceeds 1.10 to 1.00.
“Index Debt Rating” means a rating in respect of the senior, secured, long-term Indebtedness of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three or six (or, if agreed to by all Lenders, nine or twelve) months , commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, two, three or six months thereafter (or, if agreed to by all Lenders, nine or twelve), provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth, ninth or twelfth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, sixth, ninth or twelfth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.
“Interim Collateral Report” means a report, in form and substance substantially similar to Exhibit I-1 hereto and acceptable to the Agent.
“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.
“Investment Account” means any account maintained with a financial institution (other than Collection Accounts) that is funded with amounts permitted to be transferred from the Collection Accounts pursuant to the last sentence of Section 6.25.
“JPMorgan” means JPMorgan Chase Bank, National Association, in its individual capacity, and its successors.
“LC Exposure” means, with respect to a Lender at any time, its Pro Rata Share of the total LC Obligations at such time.
“LC Fee” is defined in Section 2.19.4.
“LC Issuer” means (i) JPMorgan (or any subsidiary or affiliate of JPMorgan designated by JPMorgan) and (ii) any other Lender with a Revolving Loan Commitment hereunder (or any subsidiary or affiliate of such Lender designated by such Lender) which, at the Borrower’s request, agrees, in such Lender’s sole discretion, to become a LC Issuer, in each such case in JPMorgan’s or such Lender’s separate capacity (as applicable) as an issuer of Facility LCs hereunder. All references in this Agreement and the other Loan Documents to the “LC Issuer” shall be deemed to apply equally to each of the institutions referred to in clauses (i) and (ii) of this definition in their respective capacities as LC Issuer of any and all Facility LCs issued by each such institution.
“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.
“LC Payment Date” is defined in Section 2.19.5.
“Lenders” means the lending institutions listed on the signature pages of this Agreement, lending institutions that become a party hereto as a “lender” pursuant to the terms of Section 2.20 or lending institutions parties to Assignment Agreements delivered pursuant to Section 12.3, in each case together with their respective successors and assigns. Unless otherwise specified, the term “Lenders” includes each LC Issuer, the Non-Ratable Lender and the Agent with respect to Collateral Protection Advances. For the avoidance of doubt, the term “Lenders” excludes all Departing Lenders.
“Lending Installation” means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or set forth in its Administrative Questionnaire or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.16.
“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, and, in the case of stock, stockholders agreements, voting trust agreements and all similar arrangements).
“Loan” means, with respect to a Lender, any loan of such Lender made pursuant to Article II (or any conversion or continuation thereof), including, without limitation, Revolving Loans, Collateral Protection Advances and Non-Ratable Loans.
“Loan Documents” means this Agreement, the Collateral Documents, the Guaranty, and all other documents, instruments, notes (including any Notes issued pursuant to Section 2.12 (if requested)) and agreements executed in connection herewith or therewith or contemplated hereby or thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.
“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise), operations or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Subsidiary Guarantor to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of the Loan Documents or the rights or remedies of the Agent, the LC Issuers, or the Lenders thereunder or their rights with respect to the Collateral.
“Material Indebtedness” means any Indebtedness in an outstanding principal amount of $75,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).
“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).
“MLP” means Tesoro Logistics LP, a Delaware limited partnership.
“MLP Capital Expenditures” means, with respect to any period, the portion of Net Consolidated Capital Expenditures directly attributable to any asset that is sold, leased, conveyed, disposed or otherwise transferred by the Borrower or any Subsidiary to the MLP or a Subsidiary thereof pursuant to the Drop Down Transactions during such period.

“MLP EBITDA” means, with respect to any period, the portion of Consolidated EBITDA directly attributable to any asset that is sold, leased, conveyed, disposed or otherwise transferred by the Borrower or any Subsidiary to the MLP or a Subsidiary thereof pursuant to the Drop Down Transactions during such period.
“MLP GP” means Tesoro Logistics GP, LLC, a Delaware limited liability company.
“Modify” and “Modification” are defined in Section 2.19.1.
“Monthly Collateral Report” means a report, in form and substance substantially similar to Exhibit I-2 hereto and reasonably acceptable to the Agent, which shall include, among other things, the following additional information:
(i) a detailed aged trial balance of each Receivable of the Borrower and its Subsidiaries in existence as of the date of such report specifying the name and balance due for the applicable Account Debtor, as reconciled in a manner reasonably acceptable to the Agent;
(ii) with respect to Petroleum Inventory, a detailed listing of product type, volume on hand by location, and Current Petroleum Inventory Market Price;
(iii) a spreadsheet which identifies all Eligible Receivables and Eligible Petroleum Inventory and all non-Eligible Receivables and non-Eligible Petroleum Inventory; and
(iv) a schedule and aging of the Borrower’s and its Subsidiaries’ accounts payable.
“Moody’s” means Moody’s Investors Services, Inc. and any successor thereto.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which the Borrower or any member of the Controlled Group is obligated to make contributions.
“Net Cash Proceeds” means, with respect to any sale of Property by any Person, cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such sale of Property (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such sale of Property), after (i) provision for all income or other taxes measured by or resulting from such sale of Property, (ii) payment of all reasonable brokerage commissions and other fees and expenses related to such sale of Property, and (iii) all amounts used to repay Indebtedness secured by a Lien on any asset Disposed of in such sale of Property which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such sale of Property (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness).
“Net Consolidated Capital Expenditures” means, with respect to any fiscal quarter, Consolidated Capital Expenditures for such quarter minus the sum of (i) Net Cash Proceeds resulting from the sale of the Borrower’s or any Subsidiary’s Property constituting fixed or capital assets during such quarter and (ii) the aggregate amount of purchase money Indebtedness incurred during such quarter in respect of fixed or capital assets.
“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).
“Non-Ratable Exposure” means, with respect to a Lender at any time, its Pro Rata Share of the total outstanding Non-Ratable Loans at such time.
“Non-Ratable Lender” means JPMorgan or such other Lender which may succeed to JPMorgan’s rights and obligations as Non-Ratable Lender pursuant to the terms of this Agreement.
“Non-Ratable Loan” has the meaning set forth in Section 2.1.3.
“Non-U.S. Lender” is defined in Section 3.5(iv).
“Note” is defined in Section 2.12.
“Obligations” means all Revolving Loans, Non-Ratable Loans, Reimbursement Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Agent, any Lender, the Non-Ratable Lender, any LC Issuer, the Arrangers, any affiliate of the Agent, any Lender, the Non-Ratable Lender, any LC Issuer, or the Arrangers, or any indemnitee under the provisions of Section 9.6 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.
“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.
“Off-Balance Sheet Liability” of a Person means the principal component of (i) any repurchase obligation or liability of such Person with respect to Receivables sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person, (iv) any Receivables Purchase Facility, or (v) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (v) all Operating Leases.
“Off-Balance Sheet Trigger Event” is defined in Section 7.13.
“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.
“Operating Lease Obligations” means, as of any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement

Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.
“Other Taxes” is defined in Section 3.5(ii).
“Outstanding Credit Exposure” means, as to any Lender at any time, the aggregate principal amount of its Revolving Loans outstanding at such time (which shall include, without limitation, the amount of its ratable obligation to purchase participations in (a) the aggregate principal amount of Non-Ratable Loans outstanding at such time, (b) the LC Obligations at such time, and (c) Collateral Protection Advances outstanding at such time).
“Outstanding Revolving Loan Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participants” is defined in Section 12.2.1.
“Participant Register” is defined in Section 12.2.1.
“Payment Date” means April 1st, July 1st, October 1st, and January 1st of each calendar year and the Termination Date. Each Payment Date other than the Termination Date shall relate to the calendar quarter immediately preceding it. For example, quarterly payments which accrue in respect of the quarter ending March 31st shall be due and payable on April 1st.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Perfected Cash Interests” means Dollars or Cash Equivalent Investments on deposit in collection accounts subject to control agreements in form and substance acceptable to the Agent that grant the Agent first priority perfected security interests in such accounts and the Dollars and Cash Equivalent Investments (including proceeds thereof) on deposit or otherwise maintained therein or other similar arrangements whereby the bank or financial institution holding such deposits have acknowledged the Lien created thereon and the Agent holds a first priority perfected security interest therein.
“Permitted Acquisition” is defined in Section 6.13.4.
“Permitted Credit Enhancement Transaction” means a silent payment undertaking, undisclosed payment guarantee, put arrangement or similar arrangement, contract or agreement relating to one or more Receivables entered into between the Borrower or any Subsidiary and a financial institution, pursuant to which (a) such financial institution undertakes to promptly pay to the Borrower or such Subsidiary, following notice by the Borrower or such Subsidiary and the delivery of related documentation, the amount of payments owed by an Account Debtor under the applicable Receivables to the Borrower or such Subsidiary if such Account Debtor fails to pay the amount due thereunder in full and (b) immediately upon or following such payment by the financial institution, all of the Borrower's or such Subsidiary's right, title and interest in such Receivable(s) and the underlying contract(s), agreements(s), purchase order(s) or other documentation (the “Receivables Documentation”) giving rise to or evidencing such Receivables will be assigned to such financial institution; provided, that the aggregate outstanding face amount of all Receivables subject to Permitted Credit Enhancement

Transactions which were Eligible Receivables immediately prior to the entry into such Permitted Credit Enhancement Transactions, shall not exceed $500,000,000 at any time.
“Permitted Credit Enhancement Transaction Reserve” means, with respect to any Receivable for which (x) the Company has provided notice pursuant to Section 6.1.15 that such Receivable is subject to a Permitted Credit Enhancement Transaction, but (y) the most recently received Interim Collateral Report or Monthly Collateral Report does not exclude such Receivable from Eligible Receivables, such amount as the Agent in its reasonable credit judgment shall establish after consultation with the Borrower.
“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Petroleum Inventory” means inventory consisting of crude oil, petroleum, refined petroleum products, byproducts and intermediate feedstocks, and other energy-related commodities, including, without limitation, blend components commonly used in the petroleum industry to improve characteristics of, or meet governmental or customer specifications for, petroleum or refined petroleum products, all of which inventory shall be valued at market.
“Petroleum Inventory Supply Arrangement” means any supply arrangement under which the Borrower or any of its Subsidiaries sells Petroleum Inventory to a third party and is obligated to repurchase such Petroleum Inventory for processing from time to time.
“Plan” means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group, may have any liability.
“Pricing Schedule” means the Schedule identifying the Applicable Margin and the Applicable Fee Rate, attached hereto and identified as such.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Prior Credit Agreement” means the Fifth Amended and Restated Credit Agreement, dated as of May 14, 2011, by and among the Borrower, certain financial institutions, and JPMorgan, as Administrative Agent, as amended or modified prior to the Closing Date.
“Prohibited Person” means any Person (a) listed in the Annex to the Executive Order or identified pursuant to Section 1 of the Executive Order; (b) that is owned or controlled by, or acting for or on behalf of, any Person listed in the Annex to the Executive Order or identified pursuant to the provisions of Section 1 of the Executive Order; (c) with whom a Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-laundering law, including the Executive Order; (d) who commits, threatens, conspires to commit, or support “terrorism” as defined in the Executive Order; (e) who is named as a “Specially designated national or blocked person” on the most current list published by the OFAC at its official website, at http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or any replacement website or other replacement official publication of such list; or (f) who is owned or controlled by a Person listed above in clause (c) or (e).

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement), and the denominator of which is the Aggregate Revolving Loan Commitment at such time; provided, that if the Revolving Loan Commitments have been terminated, “Pro Rata Share” means a fraction the numerator of which is such Lender’s Outstanding Credit Exposure at such time and the denominator of which is the Aggregate Outstanding Credit Exposure at such time; provided, further, that in the case of Section 2.21, if a Lender is a Defaulting Lender, “Pro Rata Share” shall mean the percentage of the Aggregate Revolving Loan Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Revolving Loan Commitment. If the Revolving Loan Commitments have terminated or expired, the Revolving Loan Pro Rata Share shall be determined based upon the Revolving Loan Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Purchase Price” means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness, liabilities and contingent obligations incurred or assumed in connection with such Acquisition and all transaction costs and expenses incurred in connection with such Acquisition, but exclusive of the value of any capital stock or other equity interests of the Borrower or any Subsidiary issued as consideration for such Acquisition.
“Purchasers” is defined in Section 12.3.1.
“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.
“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower or a Subsidiary which is (i) a rate swap, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward contracts, future contracts, equity or equity index swap, equity or equity index option, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option swap option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell back transaction, securities lending transaction, prime brokerage margin or other cash loan, short sale, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, or equity prices or (ii) a type of transaction that is similar to any transaction referred to in clause (i) above or any combination thereof that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made.

“Receivable(s)” means and includes any and all of the Borrower’s and its Subsidiaries’ presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower and its Subsidiaries to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in and to any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.
“Receivables Documentation” is defined in the definition of Permitted Credit Enhancement Transaction.
“Receivables Purchase Documents” means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which the Borrower or any of its Subsidiaries, in their respective capacities as sellers or transferors of any Receivables, sell or transfer to SPVs all or a portion of their respective right, title and interest in and to certain Receivables for further sale or transfer (or granting of Liens to other purchasers of or investors in such assets or interests therein (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.
“Receivables Purchase Facility” means any securitization facility made available to the Borrower or any of its Subsidiaries, pursuant to which Receivables of the Borrower or any of its Subsidiaries are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.
“Recipient” means, as applicable, (a) the Agent, (b) any Lender and (c) any LC Issuer.
“Refinancing Indebtedness” means any Indebtedness permitted under this Agreement that exists (with respect to any amendments, modifications or supplements thereof) or that is incurred to refund, refinance, replace, exchange, renew, repay, extend, modify, amend or supplement (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance”, “refinances” and “refinanced” shall have a correlative meaning) any other specified Indebtedness permitted under this Agreement, including any Indebtedness that refinances Refinancing Indebtedness, provided, however, that:
(i)    if the Stated Maturity (as such term is hereinafter defined) of the Indebtedness being refinanced is earlier than the Termination Date as set forth in clause (a) of the definition thereof, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, or if the Stated Maturity of the Indebtedness is being refinanced is later than the Termination Date as set forth in clause (a) of the definition thereof, the Refinancing Indebtedness has a Stated Maturity that is at least ninety-one (91) days later than such Termination Date;

(ii)    the Refinancing Indebtedness has an Average Life (as such term is hereinafter defined) at the time such Refinancing Indebtedness is incurred equal to or greater than the Average Life of the Indebtedness being refinanced;

(iii)    such Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness incurred to pay interest or premiums required by instruments governing such existing Indebtedness and fees incurred in connection therewith);

(iv)    after giving effect to the incurrence of such Refinancing Indebtedness, no Default or Unmatured Default would exist hereunder;

(v)    the obligor(s) of such Refinancing Indebtedness shall not be materially different than the obligors of the Indebtedness being refinanced;

(vi)    the terms and conditions of such Refinancing Indebtedness shall be no less favorable on the whole in any material respect than the terms and conditions of the Indebtedness being refinanced; and

(vii)    any Property securing such Refinancing Indebtedness shall not include Collateral and shall either (a) constitute Property that secures the Indebtedness being replaced by such Refinancing Indebtedness or other Indebtedness permitted by this Agreement or (b) constitute Property that secures or formerly secured purchase money Indebtedness permitted under Section 6.14.4.

As used in this definition the term “Stated Maturity” means, with respect to any Indebtedness, the date specified in the documents or instruments evidencing such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory prepayment or redemption provision, but shall not include any contingent obligations to repay, prepay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof. As used in this definition, the term “Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment by (b) the sum of all such payments.
“Register” is defined in Section 12.3.4.
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).
“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse each LC Issuer for amounts paid by such LC Issuer in respect of any one or more drawings under Facility LCs.
“Rental Reserve” means (i) with respect to any Eligible Carrier, such amount as the Agent in its reasonable credit judgment shall establish after consultation with the Borrower, from time to time for such Eligible Carrier and (ii) with respect to any location not owned by the Borrower or a Subsidiary Guarantor at which Petroleum Inventory is located, stored, processed, maintained or otherwise held, until such time as such location is subject to a Third Party Agreement, an amount equal to 1 month’s rent or storage for such location.
“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with Section 4043(a) of ERISA.
“Required Lenders” means Lenders in the aggregate having greater than 50% of the Aggregate Revolving Loan Commitment; provided, that if the Revolving Loan Commitments have been terminated, “Required Lenders” means Lenders in the aggregate holding greater than 50% of the Aggregate Outstanding Credit Exposure.
“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on “Eurocurrency liabilities” (as defined in Regulation D).
“Restricted Payments” is defined in Section 6.10.
“Retail Property” means Property of the Borrower or any Subsidiary owned in connection with the sale of motor fuels and convenience products and services to consumers in the retail market.
“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1 (and any conversion or continuation thereof).
“Revolving Loan Commitment” means, for each Lender, including, without limitation, each LC Issuer, such Lender’s obligation to make Revolving Loans to, participate in Non-Ratable Loans made to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth for such Lender on the Commitment Schedule or in an Assignment Agreement delivered pursuant to Section 12.3, as such amount may be modified from time to time pursuant to the terms hereof.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.
“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.
“Second Required Commitment Reduction Offer Amount” means, with respect to any date of determination, $1,000,000,000 less the sum of (a) the aggregate amount of reductions in the Aggregate Revolving Loan Commitments on or prior to such date and (b) the Aggregate Declined Offered Amounts prior to such date.
“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Obligations” means, collectively, (i) the Obligations, (ii) all Rate Management Obligations owing in connection with Rate Management Transactions to any Lender or any affiliate of any Lender, and (iii) to the extent not covered in clauses (i) and (ii), amounts owing to any Lender or the Agent under or in connection with Bank Products provided by such Lender or the Agent to the Borrower or its Affiliates.
“Security Agreement” means the Amended and Restated Security Agreement, dated as of March 16, 2011 and as amended by Omnibus Amendment No. 1 to Fifth Amended and Restated Credit Agreement and Amended and Restated Security Agreement, dated as of June 6, 2012, by and among the Borrower, certain Subsidiaries thereof and the Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.
“Specified Customers” means nine customers of the Borrower and the Subsidiary Guarantors from time to time identified as “Specified Customers” to the Agent by the Borrower. The Agent may from time to time request that the Borrower update or revise, to the Agent’s reasonable satisfaction, the list of “Specified Customers.” The Agent agrees that it has received a list of “Specified Customers” as of the Closing Date.
“Specified Liens” means Liens permitted under Sections 6.15.2, 6.15.3, 6.15.4, 6.15.9 and 6.15.27.
“SPV” means any special purpose entity established for the purpose of purchasing Receivables in connection with a Receivables securitization transaction permitted under the terms of this Agreement.
“Standard Reserve” means $50,000,000 unless the Fixed Charge Coverage Ratio is less than 1.00 to 1.00, in which case “Standard Reserve” means the greater of (x) $175,000,000 and (y) 10% of the then effective Borrowing Base (as calculated without giving effect to or including the Standard Reserve and as the amount of such Borrowing Base may change from time to time upon the delivery of Interim Collateral Reports or Monthly Collateral Reports).
“Subordinated Indebtedness” means any Indebtedness the payment of which is subordinated to the payment of the Secured Obligations to the reasonable written satisfaction of the Agent and the Required Lenders.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” means a Subsidiary of the Borrower and no Excluded Subsidiary shall constitute a Subsidiary of the Borrower.
“Subsidiary Guarantors” means (i) those Subsidiaries of the Borrower subject to the Guaranty as of the Closing Date, (ii) those other Persons organized under the laws of the United States or a state thereof that become subject to the Guaranty in accordance with Section 6.23 after the Closing Date and (iii) any other Person that is required to enter into or has entered into the Guaranty, in each case together with its permitted successors and assigns (including, without limitation, a debtor in possession on its behalf).
“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 15% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 15% of the consolidated net sales or of the Consolidated Net Income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries, as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made (or if financial statements have not been delivered hereunder for that fiscal quarter which ends the four fiscal quarter period, then the financial statements delivered hereunder for the quarter ending immediately prior to that quarter).
“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or other charges imposed by any Governmental Authority on or with respect to any payment made by the Borrower or any Subsidiary Guarantor under any Loan Document, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.
“Termination Date” means the earliest of (a) January 4, 2018 and (b) the date of termination in whole of the Aggregate Revolving Loan Commitment pursuant to Section 2.4 hereof or the Revolving Loan Commitments pursuant to Section 8.1.
“Tesoro Canada” means Tesoro Canada Supply & Distribution Ltd.
“Tesoro Panama” means Tesoro Panama Company, S.A., a sociedad anónima organized under the laws of Panama.
“Third Party Agreement” means a letter agreement, in form and substance acceptable to the Agent, pursuant to which a landlord, bailee, consignee, pledgee, processor, warehouseman, terminal pipeline or other third party who stores, processes, maintains, transports or holds Collateral acknowledges, among other things, the Agent’s Lien on such Collateral, the Agent’s ability to enforce its Lien on such Collateral, and the subordination of any Lien held by such landlord, bailee, consignee, pledgee, processor, warehouseman, terminal pipeline or other third party on such Collateral to the Agent’s Lien thereon.
“Third Party Petroleum Inventory” means Petroleum Inventory owned by any Person other than the Borrower or any of its Subsidiaries.
“Throughput Documents” means, collectively, (i) the Second Transportation and Storage Agreement, dated as of September 18, 2007, by and between Castor Petroleum Ltd. and PetroTerminal de Panama, S.A., as previously amended by the First Amendment thereto dated November 28, 2008, and as the same may be further amended, restated, supplemented or otherwise modified from time to time and (ii) the Transportation and Storage Agreement, dated as of September 18, 2007, by and between Castor Petroleum Ltd. and Tesoro Panama, as previously amended by the First Amendment thereto dated November 27, 2008, and the Second Amendment thereto dated November 28, 2008, and supplemented by a Side Letter dated September, 2007, and as the same may be further amended, restated, supplemented or otherwise modified from time to time.
“Ticking Fee” is defined in Section 2.4.4.
“Trading with the Enemy Act” has the meaning assigned to such term in Section 5.21.

“Transferee” is defined in Section 12.4.
“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.
“Unfunded Liabilities” means the amount, if any, by which the current liability (determined under Section 4044 of ERISA) under each Single Employer Plan subject to Title IV of ERISA exceeds the fair market value of all such Plan’s assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.
“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
“U.S. GAAP” means generally accepted accounting principles as in effect in the United States from time to time.
“U.S.” and “United States” means the United States of America.
“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
1.2.    Other Definitional Provisions.
1.2.1 Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
1.2.2 As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Subsidiary not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (a) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (b) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, capital stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements shall, unless otherwise specified, be deemed to refer to such agreements as amended, supplemented, restated or otherwise modified from time to time.
1.2.3 The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
1.2.4 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
ARTICLE II

THE CREDITS
2.1.    Commitments; Loans.Revolving Loans. From and including the Closing Date and prior to the Termination Date, upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2, as applicable, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Loans to the Borrower from time to time and (ii) participate in Facility LCs issued upon the request of the Borrower, in each case in an amount not to exceed in the aggregate at any one time outstanding of its Pro Rata Share of the Available Aggregate Revolving Loan Commitment; provided that, unless caused by a Collateral Protection Advance, at no time shall the Aggregate Outstanding Credit Exposure hereunder exceed the Borrowing Base and at no time shall the Aggregate Outstanding Credit Exposure exceed the Aggregate Revolving Loan Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The commitment of each Lender to lend hereunder shall automatically expire on the Termination Date. Each LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.
2.1.2 Collateral Protection Advances. Subject to the limitations set forth below, the Agent is authorized by the Borrower and the Lenders, from time to time in the Agent’s sole discretion, (i) during the existence of a Default or an Unmatured Default, or (ii) at any time that any of the other conditions precedent set forth in Article IV have not been satisfied, to make Advances (each such advance to be a Floating Rate Advance) to the Borrower on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed $75,000,000 which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Secured Obligations, or (C) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 9.6 (any of such Advances are herein referred to as “Collateral Protection Advances”); provided that the Required Lenders may at any time revoke the Agent’s authorization to make Collateral Protection Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof. Absent such revocation, the Agent’s determination that the making of a Collateral Protection Advance is required for any such purposes shall be conclusive. The Collateral Protection Advances shall be secured by the Liens in favor of the Agent in and to the Collateral and shall constitute Secured Obligations hereunder. Each Lender shall participate in each Collateral Protection Advance in an amount equal to its Pro Rata Share thereof. No Collateral Protection Advance shall be made hereunder if the result thereof causes (i) the Aggregate Outstanding Credit Exposure to exceed the Aggregate Revolving Loan Commitment or (ii) any Lender’s Pro Rata Share thereof to exceed such Lender’s Revolving Loan Commitment.
2.1.3 Making of Non-Ratable Loans. If the Agent elects to have the terms of this Section 2.1.3 apply to a Floating Rate Advance requested by the Borrower in order to fund such Floating Rate Advance pursuant to this Section 2.1.3 instead of Section 2.7, the Non-Ratable Lender shall make a Floating Rate Advance in the amount requested available to the Borrower on the applicable Borrowing Date by transferring same day funds to the Borrower’s funding account. Each Advance made solely by the Non-Ratable Lender pursuant to this Section 2.1.3 is referred to in this Agreement as a “Non-Ratable Loan,” and such Advances are referred to as the “Non-Ratable Loans.” Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Advances funded by the Lenders, except that all payments thereon shall be payable to the Non-Ratable Lender solely for its own account. The Agent shall not request the Non-Ratable Lender to make any Non-Ratable Loan if (A) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article IV will not be satisfied on the requested Borrowing Date for the applicable Non-Ratable Loan, or (B) the requested Non-Ratable Loan exceeds the Available Aggregate Revolving Loan Commitment (before giving effect to such Non-Ratable Loan) or would cause the Aggregate Outstanding Credit Exposure (after giving effect to such Non-Ratable Loan) to exceed the Borrowing Base on the applicable Borrowing Date, or would cause the Aggregate Outstanding Credit Exposure (after giving effect to such Non-Ratable Loan) to exceed the Aggregate Revolving Loan Commitment on the applicable Borrowing Date. The Non-Ratable Loans shall be secured by the Liens granted to the Agent in and to the Collateral and shall constitute Secured Obligations hereunder. All Non-Ratable Loans shall be Floating Rate Advances. Each Lender shall participate in each Non-Ratable Loan in an amount equal to its Pro Rata Share thereof.
2.2.    Required Payments; Termination.
2.2.1 Generally. Any outstanding Advances and all other unpaid Secured Obligations shall be paid in full by the Borrower on the Termination Date. Notwithstanding the termination of the Revolving Loan Commitments under this Agreement on the Termination Date, until all of the Secured Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive. In addition to the other mandatory prepayments required under this Agreement, if at any time and for any reason, including, without limitation, as a result of the reduction of the Aggregate Revolving Loan Commitment or a fluctuation of the Borrowing Base, the Aggregate Outstanding Credit Exposure exceeds the Borrowing Base, the Borrower shall immediately make a mandatory prepayment of the Secured Obligations in an amount equal to such excess.
2.2.2 Asset Sales; Insurance Proceeds. Upon the consummation by the Borrower or any Subsidiary of any sale of any Property constituting Collateral (other than sales permitted under Sections 6.12.1, 6.12.2 and 6.12.15), in each case except to the extent that the Net Cash Proceeds of such sale, when combined with the Net Cash Proceeds of all such sales during the immediately preceding twelve-month period, do not exceed $75,000,000 for any such sale or series of related sales, within three (3) Business Days after the Borrower’s or any of its Subsidiaries’ receipt of any Net Cash Proceeds from any such sale, or upon the Borrower’s receipt of Net Cash Proceeds under any insurance policy covering Collateral (but in no event under any insurance policy not covering Collateral) as contemplated in Section 6.24, the Borrower shall make a mandatory prepayment of the outstanding principal amount of the Revolving Loans in the amount of such Net Cash Proceeds. Such mandatory prepayment shall be applied in accordance with Sections 2.2.3 and 2.2.5.
2.2.3 Application to Revolving Loans. With respect to each prepayment of Revolving Loans elected by the Borrower pursuant to Section 2.6 or required by this Section 2.2, the Borrower may designate (i) the Types of Revolving Loans that are to be prepaid and the specific Advance(s) pursuant to which made and (ii) the Revolving Loans to be prepaid; provided, that (x) Eurodollar Loans may be designated for prepayment pursuant to this Section 2.2 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required prepayment and all Floating Rate Loans have been paid in full; (y) each prepayment of any Revolving Loans made pursuant to an Advance shall be applied pro rata among such Revolving Loans; and (z) notwithstanding the provisions of the preceding clause (y), at the option of the Borrower, no prepayment made pursuant to Section 2.6 or this Section 2.2 of Revolving Loans shall be applied to Revolving Loans of any Defaulting Lender. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.4.
2.2.4 Effect on Aggregate Revolving Loan Commitment. No prepayment described in Sections 2.2.2 shall result in a reduction of the Aggregate Revolving Loan Commitment and the Borrower may request an Advance immediately after such prepayment so long as the terms and conditions hereunder for an Advance have been satisfied.
2.2.5 Application and Priority of Mandatory Prepayments. The Borrower shall remit a prepayment to the Agent in the amount of any Net Cash Proceeds described in Section 2.2.2 on the dates required under such Sections. The Agent shall deposit such prepayment in a Collection Account or another cash collateral account subject to the Agent’s sole control and shall apply such prepayment to the Revolving Loans for application in accordance with Section 2.2.3. Any portion of such prepayment remaining thereafter shall be returned to the Borrower for general corporate purposes.
2.3.    Ratable Loans; Types of Advances. (a) Each Advance hereunder (other than a Non-Ratable Loan or a Collateral Protection Advance) shall consist of Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Revolving Loan Commitments bear to the Aggregate Revolving Loan Commitment.
(b)    The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.7 and 2.8, or Non-Ratable Loans selected by the Borrower in accordance with Section 2.1.3.
2.4.    Commitment Fee; Aggregate Revolving Loan Commitment; Ticking Fee.
2.4.1 Commitment Fee. The Borrower shall pay to the Agent, for the account of the Lenders with Revolving Loan Commitments in accordance with their Pro Rata Shares of the Aggregate Revolving Loan Commitment, from and after the Closing Date until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, a commitment fee (the “Commitment Fee”) accruing daily at the rate of the then Applicable Fee Rate on the Aggregate Revolving Loan Commitment minus the Aggregate Outstanding Revolving Loan Credit Exposure, each as in effect from time to time. All such Commitment Fees payable hereunder shall be payable quarterly in arrears on each Payment Date.

2.4.2 Closing Fees. The Borrower shall pay on the Closing Date those closing fees described in the fee letter dated November 30, 2012 by and between the Borrower and the Agent, as amended or modified from time to time.
2.4.3 Reductions in Aggregate Revolving Loan Commitment. (a) The Borrower may permanently reduce the Aggregate Revolving Loan Commitment to $0 at any time, and the Borrower may permanently reduce the Aggregate Revolving Loan Commitment from time to time in integral multiples of $10,000,000. Any such permitted reduction may only occur upon at least three (3) Business Days’ written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder and on the final date upon which all Loans are repaid. No other optional reduction of the Aggregate Revolving Loan Commitment by the Borrower is permitted hereunder except in accordance with this Section 2.4.3.
(b)    In the event that the Aggregate Revolving Loan Commitment shall have increased in accordance with Section 2.22, but subject to the last proviso of the first sentence of Section 8.2, the Borrower shall offer to permanently reduce the Aggregate Revolving Loan Commitment by the First Required Commitment Reduction Offer Amount on or prior to the date that is eighteen (18) months after the Increase Effective Date and by the Second Required Commitment Reduction Offer Amount on or prior to the second anniversary of the Increase Effective Date. The Borrower shall provide at least five (5) Business Days’ prior written notice of any offer to reduce the Aggregate Revolving Loan Commitment pursuant to this Section 2.4.3(b), and the Agent shall notify the Lenders in writing of the Borrower’s offer of a reduction of their Revolving Loan Commitments according to their Pro Rata Shares. Each Lender shall have two (2) Business Days from the date the Agent transmits such offer to accept (each such Lender, an “Accepting Lender”) or decline (each such Lender, a “Declining Lender”, and the aggregate amount of such proposed reduction declined by the Declining Lenders, the “Declined Amount”) such reduction in its Revolving Loan Commitment. Any Lender that does not respond within the two (2) Business Days of transmission of the offer shall be deemed to have accepted the reduction in its Revolving Loan Commitment. In the event that the Declined Amount is greater than $0, the Agent will promptly notify each Accepting Lender of the amount of such Declined Amount and of such Lender’s ratable portion of such Declined Amount (based on such Lender’s Pro Rata Share but excluding the Pro Rata Shares of Declining Lenders). Any such Accepting Lender may elect, by delivering not less than one (1) Business Day prior to the proposed reduction date a written notice, that such Accepting Lender’s ratable portion of such Declined Amount not be applied to reduce such Accepting Lender’s Revolving Loan Commitment, in which case the portion of such Declined Amount which has not been accepted by the Accepting Lenders shall instead be retained by such Declining Lenders ratably (based on such Lender’s Pro Rata Share but excluding the Pro Rata Shares of Accepting Lenders) and the offered reduction in the Aggregate Revolving Loan Commitment shall be decreased by such portion of the Declined Amount (such amount the “Aggregate Declined Offered Amount”). On each date on which the Aggregate Revolving Loan Commitment is reduced in accordance with this Section 2.4.3(b), the Borrower shall repay the Loans in an amount necessary to ensure that the Aggregate Outstanding Credit Exposure does not exceed the Aggregate Revolving Loan Commitments, with such payment being applied on such date to the Loans held by the Accepting Lenders in accordance with their ratable shares of the reduction in the Aggregate Revolving Loan Commitment on such date (and no portion of such payment being applied to the Loans held by the Declining Lenders). For the avoidance of doubt, the foregoing shall not limit the Borrower’s ability to increase the Aggregate Revolving Loan Commitment pursuant to Section 2.20.1.

2.4.4 Ticking Fees. The Borrower shall pay to the Agent, for the account of each Lender with a Revolving Loan Commitment that will increase on the Increase Effective Date pursuant to Section 2.22, from and after March 31, 2013 until the Increase Effective Date, a ticking fee (the “Ticking Fee”) in an amount equal to (i) (x) for the period beginning on March 31, 2013 and ending on the earlier of (A) the Increase Effective Date and (B) June 29, 2013, ½ (one-half) of the Applicable Fee Rate in effect for the Commitment Fee during such period, and (y) if the Increase Effective Date has not occurred on or prior to June 30, 2013, for the period beginning on June 30, 2013 and ending on the earlier of (A) the Increase Effective Date and (B) August 7, 2013, the Applicable Fee Rate in effect for the Commitment Fee during such period, multiplied by (ii) the excess of (x) such Lender’s Revolving Loan Commitment as of the Increase Effective Date (as set forth on the Commitment Schedule) over (y) such Lender’s Revolving Loan Commitment as in effect from time to time. All such Ticking Fees payable hereunder to such increasing Lenders shall be payable quarterly in arrears on each Payment Date, and on the Increase Effective Date.
2.5.    Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay Non-Ratable Loans or Collateral Protection Advances) shall be in the minimum amount of $100,000 (and in multiples of $50,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Revolving Loan Commitment.
2.6.    Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or any portion of the outstanding Floating Rate Advances. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days’ prior notice to the Agent. Such prepayment shall be applied in accordance with Section 2.2.3.
2.7.    Method of Selecting Types and Interest Periods for New Advances. Whenever the Borrower desires to incur Revolving Loans hereunder, the Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time; provided that there shall be no more than eight (8) Interest Periods in effect with respect to all of the Loans at any time, unless such limit has been waived by the Agent in its sole discretion. The Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) not later than 12:00 noon (Chicago time) on the Borrowing Date of each Floating Rate Advance (other than a Non-Ratable Loan) and three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

(i)	the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)	the aggregate amount of such Advance,

(iii)	the Type of Advance selected, and

(iv)	in the case of each Eurodollar Advance, the Interest Period applicable thereto.
Not later than 2:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in Federal or other funds immediately available to the account of Agent most recently designated by it for such purpose by notice to the Lenders. The Agent will promptly make the funds so received from the Lenders available to the Borrower by crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Agent.

2.8.    Conversion and Continuation of Outstanding Advances; No Conversion or Continuation of Eurodollar Advances After Default. Floating Rate Advances (other than Non-Ratable Loans) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.8 or are repaid in accordance with Section 2.6. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.6 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert all or any part of an Advance of any Type (other than a Non-Ratable Loan) into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. Notwithstanding anything to the contrary contained in this Section 2.8, during the continuance of a Default or an Unmatured Default, the Agent may (or shall at the direction of the Required Lenders), by notice to the Borrower, declare that no Advance may be made, converted or continued as a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of an Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Chicago time) at least one (1) Business Day, in the case of a conversion into a Floating Rate Advance, or three (3) Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)	the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii)	the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.
2.9.    Changes in Interest Rate, etc. Each Floating Rate Advance (other than a Non-Ratable Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.8, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.8, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.7 and 2.8 and otherwise in accordance with the terms hereof. No Interest Period with respect to Revolving Loans may end after the Termination Date.
2.10.    Rates Applicable After Default. (a) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at stated maturity, by acceleration or otherwise), the Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that such overdue amount shall bear interest at a rate per annum equal to (i) in the case of Loans, the rate that would otherwise be applicable thereto plus 2% per annum or (ii) in the case of Reimbursement Obligations, the Floating Rate in effect from time to time plus 2% per annum and (b) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), (i) such overdue amount shall bear interest at a rate per annum equal to the Floating Rate plus 2% per annum and (ii) the LC Fee shall be increased by 2% per annum, in each case, with respect to clauses (a) and (b) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).
2.11.    Method of Payment; Settlement.
2.11.1 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 12:00 p.m. (Chicago time) on the date when due and shall (except in the case of Reimbursement Obligations for which the applicable LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with JPMorgan for each payment of the Obligations as it becomes due hereunder. Subject to the terms and conditions of Section 6.25, the Agent is also hereby authorized to charge each Collection Account into which Receivables collections and other proceeds of Collateral are deposited. Subject to the terms and conditions of Section 6.25, the Agent shall apply such amounts on a daily basis to reduce outstanding Obligations. For purposes of computing interest, fees and the Available Aggregate Revolving Loan Commitment as of any date, (x) all amounts constituting immediately available goods funds shall be deemed received by the Agent on the Business Day on which such amounts are deposited into one of the aforementioned Collection Accounts maintained with JPMorgan or an Affiliate thereof, and (y) all amounts not constituting immediately available good funds shall be deemed received by the Agent on the first Business Day following the Business Day on which such amounts are deposited into one of the aforementioned Collection Accounts maintained with JPMorgan or an Affiliate thereof. In the event any such amount is applied and the payment item evidencing such amount is subsequently dishonored, returned for insufficient funds, required to be returned to the applicable Account Debtor, or required to be remitted to a Person other than the Agent or a Lender, the Obligations shall be increased by the amount originally applied in reduction thereof and interest shall be deemed to have accrued on such amount from the Business Day on which such amount was originally credited as a reduction of the Obligations through the Business Day on which such amount is repaid. The Borrower shall also be required to pay any fees that would have accrued during such period had such amount not been deemed paid during such period. Each reference to the Agent in this Section 2.11 shall also be deemed to refer, and shall apply equally, to each LC Issuer in the case of payments required to be made by the Borrower to such LC Issuer pursuant to Section 2.19.6.
2.11.2 Settlement. (a) Each Lender’s funded portion of any Advance is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of such Advance; provided, however, that for purposes of this Section 2.11.2 and all other applicable provisions of this Agreement, only Lenders with Revolving Loan Commitments shall participate in Collateral Protection Advances and Non-Ratable Loans in amounts equal to their respective Pro Rata Shares thereof. Notwithstanding such agreement, the Agent, the Non-Ratable Lender (with respect to the Non-Ratable Loans), and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to any Advance, including the Non-Ratable Loans and the Collateral Protection Advances, shall take place on a periodic basis in accordance with this Section 2.11.2.
(b)    The Agent shall request settlement (a “Settlement”) with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent’s election, (A) on behalf of the Non-Ratable Lender, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Collateral Protection Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telephone or facsimile, no later than 12:30 p.m. (Chicago time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Non-Ratable Lender, in the case of the Non-Ratable Loans, and the Agent in the case of the Collateral Protection Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the applicable Advances with respect to which Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 2:30 p.m. (Chicago time), on the Settlement Date applicable thereto. Settlements may occur during the existence of a Default or an Unmatured Default and whether or not the applicable conditions precedent set forth in Article IV have then been satisfied. Such amounts transferred to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Collateral Protection Advance and, together with the portion of such Non-Ratable Loan or Collateral Protection Advance representing the Non-Ratable Lenders or the Agent’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Alternate Base Rate for the first three (3) days from and after the Settlement Date and thereafter at the then applicable Floating Rate (1) on behalf of the Non-Ratable Lender with respect to each outstanding Non-Ratable Loan and (2) for itself with respect to each Collateral Protection Advance.
(c)    Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Unmatured Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Collateral Protection Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Non-Ratable Lender or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Collateral Protection Advance equal to such Lender’s Pro Rata Share of such Non-Ratable Loan or Collateral Protection Advance, and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Collateral Protection Advances, upon demand by the Agent or the Non-Ratable Lender, as applicable, shall pay to the Agent or the Non-Ratable Lender, as applicable, as the purchase price of such participation an amount equal to 100% of such Lender’s Pro Rata Share of such Non-Ratable Loans or Collateral Protection Advances. If such amount is not in fact transferred to the Agent or the Non-Ratable Lender, as applicable, by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Alternate Base Rate for the first three (3) days from and after such demand and thereafter at the then applicable Floating Rate.
(d)    From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Collateral Protection Advance pursuant to Section 2.11.2(c), the Agent shall promptly distribute to such Lender such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Collateral Protection Advance.

(e)    Between Settlement Dates, to the extent no Collateral Protection Advances are outstanding, the Agent may pay over to the Non-Ratable Lender any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Non-Ratable Lender’s Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Non-Ratable Lender’s Revolving Loans (other than to Non-Ratable Loans or Collateral Protection Advances in which a Lender has not yet funded its purchase of a participation pursuant to Section 2.11.2(c)), as provided for in the previous sentence, the Non-Ratable Lender shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. Subject to Section 2.11.1, during the period between Settlement Dates, the Non-Ratable Lender with respect to Non-Ratable Loans, the Agent with respect to Collateral Protection Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Collateral Protection Advances, in each case ratably in accordance with the funds employed by each of them, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Non-Ratable Lender, the Agent, and the other Lenders.
2.12.    Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)
The Agent shall also maintain accounts in which it will record (a) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period (in the case of a Eurodollar Advance) with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, (d) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 12.3, (e) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof, and (f) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

(iii)
The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv)
Any Lender may request that its Revolving Loans be evidenced by a promissory note in substantially the form of Exhibit E (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender the appropriate Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

2.13.    Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.
2.14.    Payments of Interest.
2.14.1 Interest Payment Dates; Interest and Fee Basis. With respect to all Advances, interest shall be payable as follows. Interest accrued on each Floating Rate Advance shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Closing Date, and at maturity, whether due to acceleration or otherwise. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances, LC Fees and all other fees hereunder shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment (unless payment is on the same date as the Advance) on the amount paid if payment is received prior to 12:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.
2.14.2 Limitation on Interest. The Borrower, the Agent and the Holders of Secured Obligations intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.14.2 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.14.2, even if such provision declares that it controls. As used in this Section 2.14.2, the term “interest” includes the aggregate of all charges, fees, benefits, or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance, or detention of money and not as interest and (b) all interest at any time contracted for, reserved, charged, or received shall be amortized, prorated, allocated, and spread, in equal parts during the full term of the Secured Obligations. In no event shall the Borrower or any other Person be obligated to pay, or any Holder of Secured Obligations have any right or privilege to reserve, receive, or retain, (i) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of New York or the applicable laws (if any) of the U.S. or of any other applicable state or (ii) total interest in excess of the amount which such Holder of Secured Obligations could lawfully have contracted for, reserved, received, retained, or charged had the interest been calculated for the full term of the Secured Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.14.2, or be construed to create a contract to pay for the use, forbearance, or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Secured Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Holder of Secured Obligations at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment, or other event which produces the excess, and, if such excess interest has been paid to such Holder of Secured Obligations, it shall be credited pro tanto against the then outstanding principal balance of the Borrower’s obligations to such Holder of Secured Obligations, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.
2.15.    Notification of Advances, Interest Rates, Prepayments and Revolving Loan Commitment Reductions; Availability of Loans. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the applicable LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify the Borrower and each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate. Not later than 2:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Revolving Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent’s aforesaid address.
2.16.    Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and other Obligations and each LC Issuer may book its Facility LCs at any Lending Installation selected by such Lender or such LC Issuer, as applicable, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, and participations in LC Obligations and other Obligations, and any Notes issued hereunder shall be deemed held by each Lender or the relevant LC Issuer, for the benefit of any such Lending Installation. Each Lender and each LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.
2.17.    Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date (or time, with respect to a Lender making proceeds of Floating Rate Advances available) on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.
2.18.    Replacement of Lender. If (i) the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3, (ii) any Lender refuses to consent to certain proposed amendments, modifications, waivers, discharges or terminations with respect to this Agreement that require the consent of all Lenders (or all affected Lenders) pursuant to Section 8.2 and the same have been approved by the Required Lenders or (iii) any Lender becomes a Defaulting Lender or becomes subject to the penultimate paragraph of Section 2.21 (any Lender described in clause (i), clause (ii) or clause (iii) being an “Affected Lender”), the Borrower may elect to terminate or replace the Revolving Loan Commitment of such Affected Lender, provided that no Default shall have occurred and be continuing at the time of such termination or replacement, and provided further that, concurrently with such termination or replacement, (i) if the Affected Lender is being replaced, another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Outstanding Credit Exposure of the Affected Lender pursuant to an Assignment Agreement substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in immediately available funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender, in each case to the extent not paid by the purchasing lender and (iii) if the Affected Lender is being terminated, the Borrower shall pay to such Affected Lender all Obligations due to such Affected Lender (including the amounts described in the immediately preceding clauses (i) and (ii) plus the outstanding principal balance of such Affected Lender’s Credit Extensions).
2.19.    Facility LCs.
2.19.1 Issuance. Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action, a “Modification”), from time to time from and including the Closing Date and prior to the

Termination Date upon the request of the Borrower or any Subsidiary Guarantor; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed the Aggregate Revolving Loan Commitment, (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Borrowing Base and (iii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Revolving Loan Commitment. Any reference in this Section 2.19 to a request for a Facility LC by the Borrower shall be deemed to include requests by any Subsidiary Guarantor. The Borrower agrees that it is obligated to satisfy any amount arising under or in connection with Facility LCs issued hereunder at the request of any Subsidiary Guarantor, including, without limitation, all Reimbursement Obligations, and that no Facility LC requested by any such Person shall be issued hereunder unless all conditions to issuance have been satisfied. No Facility LC other than Extended Facility LCs issued pursuant to Section 2.19.13 shall have an expiry date later than the earlier of (x) the fifth (5th) Business Day prior to the Termination Date and (y) one year after its issuance; provided, however, that any Facility LC with a one-year term may provide for the renewal thereof for additional one-year periods that do not extend beyond the date referenced in clause (x) hereof. Schedule 2.19.1 sets forth certain letters of credit issued under the Prior Credit Agreement. Subject to the satisfaction on the Closing Date of the conditions precedent set forth in Sections 4.1 and 4.2, such letters of credit shall constitute, on and after the Closing Date, Facility LCs and shall be subject to and benefit from this Agreement.
2.19.2 Participations. Upon the issuance or Modification by an LC Issuer of a Facility LC in accordance with this Section 2.19, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender with a Revolving Commitment, and each such Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share thereof.
2.19.3 Notice. Subject to Section 2.19.1, the Borrower shall give the applicable LC Issuer notice prior to 12:00 noon (Chicago time) at least one (1) Business Day prior to the proposed date of issuance or Modification of the applicable Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the applicable LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s Pro Rata Share of the Lenders’ aggregate participation in such proposed Facility LC. The issuance or Modification by the applicable LC Issuer of a Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the applicable LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the applicable LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the applicable LC Issuer shall have reasonably requested (each, a “Facility LC Application”). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.
2.19.4 LC Fees. The Borrower shall pay to the Agent, for the account of the Lenders with Revolving Loan Commitments (or, if the Revolving Loan Commitments have terminated, Outstanding Revolving Loan Credit Exposure) ratably in accordance with their respective Pro Rata Shares, with respect to issued and outstanding Facility LCs, a letter of credit fee at a per annum rate equal to the Applicable Margin for Revolving Loans that are Eurodollar Loans in effect from time to time on the maximum stated amount under such Facility LCs, with such fee to be payable in arrears on each Payment Date. The Borrower shall also pay to the applicable LC Issuer for its own account (x) on the first Payment Date to occur after the issuance of a Facility LC issued by such LC Issuer, a fronting fee in an amount equal to 0.10% per annum times the face amount of such Facility LC, and (y) documentary and processing charges in connection with the issuance, amendment, cancellation, negotiation, transfer, or other Modification of and draws under Facility LCs in accordance with such LC Issuer’s standard schedule for such charges as in effect from time to time. Each fee described in this Section 2.19.4 shall constitute an “LC Fee”.
2.19.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the applicable LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC issued by such LC Issuer in connection with such presentment shall be in conformity in all material respects with such Facility LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of its Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by such LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC issued by it to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three (3) days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances. The Lenders shall be reimbursed for any payment required under this Section 2.19.5 to the extent of such Lender’s Pro Rata Share of any payment made by the Borrower as required under Section 2.19.6.
2.19.6 Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse each LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC, issued by it, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Subject to the terms and conditions of this Agreement (including, without limitation, the submission of a Borrowing Notice in compliance with Section 2.7 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation. All such amounts paid by such LC Issuer and remaining unpaid by the Borrower, shall bear interest payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The Agent and each LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by it, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.19.5.
2.19.7 Obligations Absolute. The Borrower’s obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with each LC Issuer and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. No LC Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put any LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.19.7 is intended to limit the right of the Borrower to make a claim against the applicable LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.
2.19.8 Actions of LC Issuers. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC issued by it, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.
2.19.9 Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender required to participate in Facility LCs under Section 2.19.2, each LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, such LC Issuer or the Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which such LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the applicable LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, any LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.
2.19.10 Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.
2.19.11 Facility LC Collateral Account. Subsequent to the occurrence and during the continuance of a Default, or at any time the Aggregate Outstanding Credit Exposure exceeds the Borrowing Base, or at any time the Aggregate Outstanding Credit Exposure exceeds the Aggregate Revolving Loan Commitment, the Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to any LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the “Facility LC Collateral Account”) at the Agent’s office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Secured Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of JPMorgan having a maturity not exceeding thirty (30) days. Nothing in this Section 2.19.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.
2.19.12 Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

2.19.13 Extended Facility LCs. The Borrower or any Subsidiary Guarantor may request that an LC Issuer allow, and an LC Issuer may (in its sole discretion, subject to terms and conditions acceptable to such LC Issuer, including relating to reimbursement and indemnity) agree to allow, one or more Facility LCs issued by it to expire later than the date that is five (5) Business Days prior to the Termination Date. Any such Facility LC is referred to herein as an “Extended Facility LC”. The following provisions shall apply to any Extended Facility LC, notwithstanding any contrary provision set forth herein.

(i)
The participations of each Lender in each Extended Facility LC shall terminate at the close of business on the date that is five (5) Business Days prior to the Termination Date, with the effect that Lenders shall not have any obligations to acquire participations in any Facility LC and the related LC Obligations thereafter or otherwise with respect to such Extended Facility LC, except with respect to demands for drawings submitted on or prior to such date.

(ii)
On or prior to the date that is fifteen (15) days prior to the Termination Date, the Borrower and each Subsidiary Guarantor shall deposit with each LC Issuer an amount in cash (or other credit support approved by such LC Issuer in its sole discretion) equal to one hundred and three percent (103%) of the LC Obligations as of such date attributable to the Extended Facility LCs issued by such LC Issuer for the account of the Borrower or such Subsidiary Guarantor, as applicable. Each such deposit shall be held by the applicable LC Issuer in an account maintained by it as collateral for the obligations of the Borrower or such Subsidiary Guarantor, as applicable, in respect of such Extended Facility LCs. Each applicable LC Issuer shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the request of the Borrower or Subsidiary Guarantor, as applicable, (and at the risk and expense of the Borrower or such Subsidiary Guarantor, as applicable) and subject to the agreement of the relevant LC Issuer (not to be unreasonably withheld), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the relevant LC Issuer to reimburse any payment by an LC Issuer in respect of such Extended Facility LCs issued for the account of the Borrower or such Subsidiary Guarantor, as applicable, for which such LC Issuer has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of any reimbursement obligations of the Borrower or such Subsidiary Guarantor, as applicable, for such LC Issuer’s LC Exposure at such time and, to the extent of any excess over such LC Issuer’s LC Exposure at such time, returned to the Borrower or Subsidiary Guarantor, as applicable.

(iii)
After the close of business on the date that is five (5) Business Days prior to the Termination Date, the fees that would have accrued pursuant to Section 2.19.4 (if the participations of the Lenders in the Extended Facility LCs had not terminated) shall continue to accrue on the LC Obligations in respect of each Extended Facility LC and shall be payable to each applicable LC Issuer for its own account.

2.20.    Increase of Aggregate Revolving Loan Commitment.
2.20.1 The Borrower may from time to time request that the Aggregate Revolving Loan Commitment be increased so long as the aggregate amount of the requested increase, together with any previous increases of the Aggregate Revolving Loan Commitments pursuant to this Section 2.20, does not exceed $1,000,000,000 plus the total amount, if any, that the Aggregate

Revolving Loan Commitment shall have been reduced in accordance with Section 2.4.3(b); provided, however, that upon any such request, the Borrower shall demonstrate, to the reasonable satisfaction of the Agent, that such increase will not breach the terms of any of the indentures referenced in Section 9.17; provided, further, however, that (x) each requested increase shall be in an amount equal to $10,000,000 or an incremental amount in excess thereof, and (y) an increase in the Aggregate Revolving Loan Commitment hereunder may only be made at a time when no Unmatured Default or Default shall have occurred and be continuing or would result therefrom. The Agent may request an opinion of counsel from the Borrower in connection with any such increase.
2.20.2 The Borrower may increase the Aggregate Revolving Loan Commitments then in effect by increasing the Revolving Loan Commitment of a Lender or by causing a Person that at such time is not a Lender to become a Lender (an “Additional Lender”). If the Borrower elects to increase the Aggregate Revolving Loan Commitments by increasing the Revolving Loan Commitment of a Lender, the Borrower and such Lender shall execute and deliver to Agent a certificate substantially in the form of Exhibit J-1 (a “Commitment Increase Certificate”). If the Borrower elects to increase the Aggregate Revolving Loan Commitments by causing an Additional Lender to become a party to this Agreement, in which event the Borrower and such Additional Lender shall execute and deliver to Agent a certificate substantially in the form of Exhibit J-2 (an “Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500. No increase hereunder shall be effective without the prior written consent of the Agent (no such consent to be unreasonably withheld).
2.20.3 No Lender’s Revolving Loan Commitment shall be increased without the consent of such Lender.
2.20.4 On the effective date of any such increase, no Eurodollar Advance shall be outstanding or if any Eurodollar Advances are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such Eurodollar Advance unless Borrower pays compensation required by Section 3.4.
2.20.5 Subject to the provisions of 2.20.2, 2.20.3, 2.20.4 and 2.20.6, from and after the effective date specified in the Commitment Increase Certificate or the Additional Lender Certificate (or if any Eurodollar Advances are outstanding, then the last day of the Interest Period in respect of such Eurodollar Advances, unless the Borrower has paid compensation required by Section 3.4): (i) the amount of the Aggregate Revolving Loan Commitments shall be increased as set forth therein, and (ii) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and the other Loan Documents to which Lenders are parties thereto and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Non-Ratable Loans, LC Obligations and Collateral Protection Advances) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Pro Rata Share of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Revolving Loan Commitments.
2.20.6 Upon its receipt of a duly completed Commitment Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Lender or the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee, if any, referred to in Section 2.20.2, the Administrative Questionnaire referred to in Section 2.20.2, if applicable, and the written consent of the Agent (no such consent to be unreasonably withheld or delayed), the Agent shall accept such Commitment Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by Agent pursuant to Section 12.3.4. No increase in the Aggregate Revolving Loan Commitments shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.20.6.
2.21.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Revolving Loan Commitment of such Defaulting Lender pursuant to Section 2.4.1;
(b)    the Revolving Loan Commitment and Outstanding Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 8.2); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;
(c)    if any Non-Ratable Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)
so long as no Default or Unmatured Default is then outstanding, all or any part of the Non-Ratable Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent the sum of all non-Defaulting Lenders’ Outstanding Credit Exposures plus such Defaulting Lender’s Non-Ratable Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Loan Commitments;

(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three (3) Business Days following notice by the Agent (x) first, prepay such Non-Ratable Exposure and (y) second, cash collateralize for the benefit of the relevant LC Issuers only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 8.1 for so long as such LC Exposure is outstanding;

(iii)
if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any letter of credit fees to such Defaulting Lender pursuant to Section 2.19.4 with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure are cash collateralized;

(iv)
if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.4.1 and Section 2.19.4 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and

(v)	if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any LC Issuer or any other Lender hereunder, all letter of credit fees payable under Section 2.19.4 with respect to such Defaulting Lender’s LC Exposure shall be payable to the relevant LC Issuers until and to the extent that such LC Exposure are reallocated and/or cash collateralized; and
(d)    so long as such Lender is a Defaulting Lender, the Non-Ratable Lender shall not be required to fund any Non-Ratable Loan and no LC Issuers shall be required to issue or Modify any Facility LC, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Loan Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(c), and participating interests in any newly made Non-Ratable Loan or any newly issued or increased Facility LC shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the Closing Date and for so long as such event shall continue or (ii) the Non-Ratable Lender or any LC Issuer has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Non-Ratable Lender shall not be required to fund any Non-Ratable Loan and no LC Issuer shall be required to issue or Modify any Facility LC, unless the Non-Ratable Lender or such LC Issuer, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Non-Ratable Lender or such LC Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Agent, the Borrower, each LC Issuer and the Non-Ratable Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Non-Ratable Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Loan Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share.

2.22.    Increase of Aggregate Revolving Loan Commitment in Connection with BP Acquisition. The Revolving Loan Commitment of each Lender shall automatically be increased to the amount set forth opposite such Lender’s name on the Commitment Schedule under the heading “Commitment Schedule As Of The Increase Effective Date”, and the Aggregate Revolving Loan Commitment shall correspondingly be increased to an amount up to $3,000,000,000, in each case, on the date the following conditions precedent have been satisfied by the Borrower (such date, the “Increase Effective Date”); provided, that, if such conditions have not been satisfied by August 7, 2013, or if the BP Acquisition Agreement shall be terminated on or before such date, the Increase Effective Date shall not occur:(i) all necessary filings and notifications under the HSR Act in respect of the BP Acquisition shall have been made and the waiting period referred to in the HSR Act applicable to such acquisition, and any agreement with any Governmental Authority not to consummate such acquisition, shall have expired or been terminated;(ii) the Agent shall have received from the Borrower a certificate certifying that (A) the representations and warranties contained in Article V are true and correct in all material respects as of such date except (x) with respect to Sections 5.5 and 5.7, the representations and warranties set forth in such Sections shall have been true and correct in all material respects on and as of the date of the most recent Form 10-K or Form 10-Q filing, as applicable, made by the Borrower with the U.S. Securities and Exchange Commission, and (y) with respect to any other representation and warranty set forth in Article V, to the extent such representation or warranty is stated to relate solely to an earlier date, such representation or warranty shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, any representation and warranty that is qualified as to

“materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be (after giving effect to such qualification), and (B) there exists no Default or Unmatured Default;
(iii)    the BP Acquisition Agreement shall be in full force and effect; and
(iv)     the Agent shall have received from the Borrower an Interim Collateral Report and such other evidence reasonably requested by the Agent to demonstrate that, among other things, Excess Availability on the Increase Effective Date, after giving effect to the increase of the Aggregate Revolving Loan Commitment and all Advances requested by the Borrower and to be made on the Increase Effective Date, equals or exceeds $750,000,000.
No failure by any Lender to consummate the increase in such Lender’s Revolving Loan Commitment on the Increase Effective Date will affect any other Lender’s Revolving Loan Commitment on the Increase Effective Date.
ARTICLE III

YIELD PROTECTION; TAXES
3.1.    Yield Protection. If any Change in Law:

(i)
subjects any Recipient to any taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or other charges on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Taxes, (B) Other Taxes and (C) Excluded Taxes), or

(ii)
imposes or increases or deems applicable any reserve, liquidity, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or any LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(iii)
imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Revolving Loan Commitment or Eurodollar Loans or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or any LC Issuer in connection with its Revolving Loan Commitment or Eurodollar Loans or Facility LCs (including participations therein), or requires any Lender or any applicable Lending Installation or any LC Issuer to make any payment calculated by reference to the amount of Revolving Loan Commitment or Eurodollar Loans or Facility LCs (including participations therein) held or interest or LC Fees received by it, by an amount deemed material by such Lender or any LC Issuer, as applicable, and the result of any of the foregoing is to increase the cost to the Agent, such Lender or applicable Lending Installation, such LC Issuer or any other Recipient of making or maintaining its Loans or Revolving Loan Commitment or of issuing or participating in Facility LCs, as applicable, or to reduce the return received by the Agent, such Lender or applicable Lending Installation, such LC Issuer or any other Recipient in connection with such Loans (in the case of clause (i), its Loans) or Revolving Loan Commitment, or Facility LCs (including participations therein), then, within fifteen (15) days of demand, accompanied by the written statement required by Section 3.6, by the Agent, such Lender or LC Issuer or such other Recipient, as applicable, the Borrower shall pay the Agent, such Lender or LC Issuer or such other Recipient, as applicable, such additional amount or amounts as will compensate the Agent, such Lender or LC Issuer for such increased cost or reduction in amount received.
3.2.    Changes in Capital Adequacy Regulations. If any Lender or LC Issuer determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or LC Issuer’s capital or on the capital of such Lender’s or LC Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Loans or Facility LCs held by, such Lender, or the Facility LCs issued by such LC Issuer, to a level below that which such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or LC Issuer’s policies and the policies of such Lender’s or LC Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company for any such reduction suffered.
3.3.    Availability of Types of Advances. If (x) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (y) the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, or (iii) no reasonable basis exists for determining the Eurodollar Base Rate, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, subject to the payment of any funding indemnification amounts required by Section 3.4.
3.4.    Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made or continued, or a Floating Rate Advance is not converted into a Eurodollar Advance, on the date specified by the Borrower for any reason other than default by the Lenders, or a Eurodollar Advance is not prepaid on the date specified by the Borrower for any reason, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.
3.5.    Taxes. (i) All payments by the Borrower to or for the account of any Lender, any LC Issuer, or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes unless such deduction is required by law. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any LC Issuer, or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, LC Issuer, or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof or, if a receipt cannot be obtained with reasonable efforts, such other evidence of payment as is reasonably acceptable to the Agent, in each case within thirty (30) days after such payment is made.

(ii)	In addition, the Borrower shall pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement, any Note or any Facility LC Application (“Other Taxes”).

(iii)
The Borrower shall indemnify the Agent, each LC Issuer, and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, such LC Issuer, or such Lender as a result of its Revolving Loan Commitment, any Credit Extensions made by it hereunder, or any Facility LC issued or participated in by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Agent or such LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

(iv)
Each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to each of the Borrower and the Agent, not more than ten (10) Business Days after the date on which it becomes a party to this Agreement (but in any event before a payment is due to it hereunder or under any other Loan Document) two properly completed and duly signed copies of a United States Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax. Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten (10) Business Days after the date on which it becomes a party to this Agreement (but in any event before a payment is due to it hereunder or under any other Loan Document), (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement or under any other Loan Document without deduction or withholding of any United States federal income or withholding taxes, or (ii) in the case of a Non-U.S. Lender that is fiscally transparent, deliver to the Agent a United States Internal Revenue Form W-8IMY together with the applicable accompanying forms, W-8 or W-9, as the case may be, and certify that it is entitled to receive payments under this Agreement or under any other Loan Document without deduction or withholding of any United States federal income or withholding tax. Each Non-U.S. Lender further undertakes to deliver to the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement or under any other Loan Document without deduction or withholding of any United States federal income or withholding taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)
For any period during which a Non-U.S. Lender has failed to provide the Borrower and the Agent with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(vi)
Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or under any other Loan Document pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Without limiting the foregoing, if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower and the Agent as may be necessary for the Borrower and the Agent to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. For purposes of this clause (vi), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(vii)
Each Lender and each LC Issuer shall severally indemnify the Agent for any taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or other charges (but, in the case of any Taxes or Other Taxes, only to the extent that the Borrower has not already indemnified the Agent for such Taxes or Other Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender or LC Issuer that are paid or payable by the Agent in connection with any Loan Document and any reasonable expenses or liabilities arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 3.5(vii) shall be paid within ten (10) days after the Agent delivers to the applicable Lender or LC Issuer a certificate stating the amount so paid or payable by the Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

(viii)
If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (viii) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (viii), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (viii) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax or Other Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax or Other Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.
3.6.    Lender Statements; Survival of Indemnity. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be rebuttably presumptive evidence of the amount owed. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.
3.7.    Alternative Lending Installation. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, reasonably disadvantageous to such Lender. A Lender’s designation of an alternative Lending Installation shall not affect the Borrower’s rights under Section 2.18 to replace a Lender.
ARTICLE IV

CONDITIONS PRECEDENT
4.1.    Effectiveness of Revolving Loan Commitments. The Lenders’ Revolving Loan Commitments shall not be effective hereunder until the Agent shall have received on the Closing Date a fully executed copy of this Agreement and the following conditions precedent have been satisfied by the Borrower:
4.1.1 Copies of the articles or certificate of incorporation (or the equivalent thereof) of (a) the Borrower and (b) each Subsidiary Guarantor, in each case together with all amendments thereto, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of organization.

4.1.2 Copies, certified by the Secretary or Assistant Secretary (or the equivalent thereof) of (a) the Borrower and (b) each Subsidiary Guarantor, in each case, of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower or such Subsidiary, as applicable, is a party.
4.1.3 An incumbency certificate, executed by the Secretary or Assistant Secretary (or the equivalent thereof) of (a) the Borrower and (b) each Subsidiary Guarantor, in each case which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower and such Subsidiary authorized to sign the Loan Documents to which the Borrower and such Subsidiary are parties, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or such Subsidiary, as applicable.
4.1.4 A certificate, in substantially the form of Exhibit G, signed by the chief financial officer or vice president, finance and treasurer of the Borrower, stating that on the initial Credit Extension Date (a) no Default or Unmatured Default has occurred and is then continuing, (b) all of the representations and warranties in Article V shall be true and correct in all material respects as of such date (or an earlier date if a representation or warranty relates to a specified earlier date) and (c) certifications in respect of Section 9.17.
4.1.5 A written opinion of (i) Charles S. Parrish, General Counsel to the Borrower and the Subsidiary Guarantors and (ii) Simpson Thacher & Bartlett LLP, special counsel to the Borrower and the Subsidiary Guarantors, in each case in form and substance satisfactory to the Agent and addressed to the Lenders.
4.1.6 Any Notes requested by a Lender at least three (3) Business Days prior to the Closing Date pursuant to Section 2.12 payable to the order of each such requesting Lender.
4.1.7 Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.
4.1.8 An Interim Collateral Report for January 3, 2013 and such other evidence reasonably requested by the Agent to demonstrate that, among other things, Excess Availability on the Closing Date, after giving effect to all Advances requested by the Borrower and to be made on the Closing Date, equals or exceeds $450,000,000.
4.1.9 An initial compliance certificate dated as of the Closing Date, in substantially the form of Exhibit B hereto, together with (i) the Borrower’s most recently completed financial summaries, and (ii) the Borrower’s financial projections, in a format reasonably acceptable to the Agent, for the period beginning January 1, 2012 and ending December 31, 2017.
4.1.10 (a) All fees owing to the Agent and the Lenders on the Closing Date, including, without limitation, those referenced in Sections 2.4.2 and 10.13, shall have been fully paid, and (b) each Departing Lender shall have received payment in full of all of the “Obligations” under the Prior Credit Agreement that are owing to it (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, “Rate Management Obligations”, contingent indemnity obligations and other contingent obligations owing to it under the “Loan Documents” as defined in the Prior Credit Agreement).

4.1.11 Such other documents as any Lender or its counsel may have reasonably requested, as set forth on Exhibit H hereto.
4.2.    Each Credit Extension. The Lenders shall not be required to make any Credit Extension (except as otherwise set forth in Section 2.1.3(d) with respect to Revolving Loans extended for purposes of repaying Non-Ratable Loans and other than in connection with Collateral Protection Advances) unless on the applicable Credit Extension Date:
4.2.1 There exists no Default or Unmatured Default.
4.2.2 The representations and warranties contained in Article V are true and correct in all material respects as of such Credit Extension Date except (x) with respect to Sections 5.5 and 5.7, the representations and warranties set forth in such Sections shall have been true and correct in all material respects on and as of the date of the most recent Form 10-K or Form 10-Q filing, as applicable, made by the Borrower with the U.S. Securities and Exchange Commission, and (y) with respect to any other representation and warranty set forth in Article V, to the extent such representation or warranty is stated to relate solely to an earlier date, such representation or warranty shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be (after giving effect to such qualification).
Each Borrowing Notice, or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2.1 and 4.2.2 have been satisfied.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to each Lender and the Agent as of each of (i) the Closing Date and (ii) each date as required by Section 4.2:
5.1.    Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified does not or would not be expected to cause or result in the occurrence of a Material Adverse Effect.
5.2.    Authorization and Validity. Each of the Borrower and each Subsidiary Guarantor has the power and authority and legal right to execute and deliver the Loan Documents to which the Borrower or each such Subsidiary Guarantor, as applicable, is a party and to perform its obligations thereunder. The execution and delivery by each of the Borrower and each Subsidiary Guarantor of the Loan Documents to which the Borrower or each such Subsidiary Guarantor, as applicable, is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which the Borrower or such Subsidiary Guarantor, as applicable, is a party constitute legal, valid and binding obligations of the Borrower or such Subsidiary Guarantor, as applicable, enforceable against the Borrower or such Subsidiary Guarantor, as applicable, in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.
5.3.    No Conflict; Government Consent. Neither the execution and delivery by the Borrower or the Subsidiary Guarantors, as applicable, of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of the Subsidiary Guarantors, or (ii) the Borrower’s or any Subsidiary Guarantor’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of the Subsidiary Guarantors is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary Guarantor pursuant to the terms of, any such indenture, instrument or agreement except where such violation would not reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or exemption by, any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of the Subsidiary Guarantors, is required to be obtained by the Borrower or any of the Subsidiary Guarantors in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents except where failure to obtain the same would not reasonably be expected to have a Material Adverse Effect.
5.4.    Financial Statements. The December 31, 2011, March 30, 2012, June 30, 2012 and September 30, 2012 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Agent and the Lenders were prepared in accordance with U.S. GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition of the Borrower and its Subsidiaries at such date in all material respects.
5.5.    Material Adverse Change. Since December 31, 2011, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken together, which would reasonably be expected to have a Material Adverse Effect.
5.6.    Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed (except where failure to file such other tax returns would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except in respect of such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists (except as permitted by Section 6.15.2). The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended 2007.
5.7.    Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which would not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

5.8.    Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the Closing Date, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. Schedule 5.8 also identifies those Subsidiaries that constitute Subsidiary Guarantors. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.
5.9.    ERISA. As of the Closing Date, the Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $100,000,000. As of the Closing Date, each Plan complies with all minimum funding requirements under ERISA. Except as provided on Schedule 5.9, as of the Closing Date, neither the Borrower nor any member of the Controlled Group is party to a Multiemployer Plan or has, or would reasonably be expected to have, any liability to a Multiemployer Plan.
5.10.    Accuracy of Information. The information, exhibits or reports furnished by the Borrower to the U.S. Securities and Exchange Commission on Form 10-K and Form 10-Q do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading. The information furnished by the Borrower in each Monthly Collateral Report and Interim Collateral Report is, to the best of the Borrower’s knowledge, accurate in all material respects.
5.11.    Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (as defined in Regulation U), and after applying the proceeds of each Credit Extension, margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or any other restriction hereunder.
5.12.    Material Agreements. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement or instrument to which it is a party, which default would reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Material Indebtedness.
5.13.    Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where the failure to do so has not caused or resulted in the occurrence of a Material Adverse Effect.
5.14.    Ownership of Properties. On the Closing Date, the Borrower and its Subsidiaries have good title, free of all Liens other than those permitted by Section 6.15, to all of the assets reflected in the Borrower’s most recent consolidated financial statements provided to the Agent, as owned by the Borrower and its Subsidiaries.
5.15.    Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Revolving Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.16.    Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that, in its good faith determination, the risks and liabilities accruing to the Borrower due to Environmental Laws are not reasonably expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material into the environment, which non-compliance or remedial action would reasonably be expected to have a Material Adverse Effect.
5.17.    Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
5.18.    Insurance. The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their Property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as is consistent with sound business practice. The Borrower has delivered to the Agent and the Lenders a complete and accurate list of its insurance policies and programs and the Property subject thereto as of the Closing Date. The Borrower has caused all such policies to be subject to provisions which prohibit the cancellation thereof by the provider thereof without at least thirty (30) days’ prior written notice to the Borrower and each loss payee thereof.
5.19.    No Default or Unmatured Default. No Default or Unmatured Default has occurred and is continuing.
5.20.    USA PATRIOT Act.
(a) Neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower, any of their respective Affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) is a Prohibited Person, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, such Controlled Affiliates are in compliance with all applicable orders, rules and regulations of OFAC.

(b) Neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower, any of their respective Controlled Affiliates: (i) is targeted by United States or multilateral economic or trade sanctions currently in force; (ii) is owned or controlled by, or acts on behalf of, any Person that is targeted by United States or multilateral economic or trade sanctions currently in force; or (iii) is named, identified or described on any list of Persons with whom United States Persons may not conduct business, including any such blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other such lists published or maintained by the United States, including OFAC, the United States Department of Commerce or the United States Department of State.

5.21.    Embargoed Persons. (a) None of the Borrower’s or its Subsidiaries’ assets constitute property of, or are beneficially owned, directly or indirectly, by any Person targeted by economic or trade sanctions under United States law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which includes, without limitation, (i) Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the Act), if the result of such ownership would be that any Loan made by any Lender would be in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in the Borrower if the result of such interest would be that any Loan would be in violation of law; (c) the Borrower has not engaged in business with Embargoed Persons if the result of such business would be that any Loan made by any Lender would be in violation of law; and (d) neither Borrower nor any Controlled Affiliate (i) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”. For purposes of determining whether or not a representation is true under this Section 5.21, the Borrower shall not be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the beneficial ownership of any collective investment fund.

ARTICLE VI

COVENANTS
During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:
6.1.    Financial Reporting. The Borrower will maintain, for itself and each Subsidiary Guarantor, a system of accounting established and administered in accordance with U.S. GAAP, and furnish to the Agent for the benefit of the Lenders:
6.1.1 Within 105 days after the close of each of its fiscal years, (a) financial statements prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, as filed on Form 10-K with the U.S. Securities and Exchange Commission, accompanied by (i) an auditor’s report, unqualified as to scope, of a nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the Required Lenders; (ii) any management letter prepared by said accountants; and (iii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.
6.1.2 Within (x) thirty (30) days after the end of each calendar month other than those calendar months that end the first three fiscal quarters of each of the Borrower’s fiscal years, and (y) forty-five (45) days after the end of each December of each calendar year, for itself and its consolidated Subsidiaries, the Borrower’s financial summaries for such month, which shall be prepared on a consolidated basis and shall be in form and substance substantially similar to the financial summaries delivered on or prior to the Closing Date or shall otherwise be in form and substance reasonably acceptable to the Agent.
6.1.3 Within forty-five (45) days after the close of each of the first three fiscal quarters of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited financial statements for such period as filed on Form 10-Q with the U.S. Securities and Exchange

Commission, prepared in accordance with Agreement Accounting Principles and (except for the exclusion of any disclosure permitted by the U.S. Securities and Exchange Commission) certified as to fairness of presentation and consistency by its chief financial officer or treasurer.
6.1.4 Together with the financial statements required under Sections 6.1.1 and 6.1.3, a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer or treasurer or vice president, finance showing the calculations necessary to determine compliance with this Agreement, stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.
6.1.5 Within three hundred (300) days after the close of each fiscal year of the Borrower, a copy of the actuarial report and Form 5500 with Schedule B showing the Unfunded Liabilities of each Single Employer Plan as of the valuation date occurring in such fiscal year, certified by an actuary enrolled under ERISA.
6.1.6 As soon as practicable and in any event within thirty (30) days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer or treasurer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.
6.1.7 As soon as practicable and in any event within ten (10) Business Days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, the Borrower in good faith believes would reasonably be expected to have a Material Adverse Effect.
6.1.8 Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, or other regular reports which the Borrower or any of its Subsidiaries files with the U.S. Securities and Exchange Commission, including, without limitation, all certifications and other filings required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto.
6.1.9 On each date on which an Interim Collateral Report or a Monthly Collateral Report is delivered, the Borrower shall provide the Agent with all supporting documents the Agent reasonably deems desirable, all certified as being true and correct by an Authorized Officer of the Borrower. The Borrower may update Interim Collateral Reports and Monthly Collateral Reports more frequently than the periods set forth below and, so long as such Interim Collateral Reports or Monthly Collateral Reports are delivered together with all supporting information reasonably requested by the Agent, the most recently delivered Interim Collateral Report or Monthly Collateral Report, as applicable, shall be the applicable Interim Collateral Report or Monthly Collateral Report for purposes of determining the Borrowing Base at any time. Each Interim Collateral Report and Monthly Collateral Report shall (i) set forth the ratings of both S&P and Moody’s in effect on the date of such report in respect of the Borrower’s senior long-term secured indebtedness (without giving effect to any credit enhancement) and (ii) indicate whether either of such ratings have changed since the most recently delivered Interim Collateral Report or Monthly Collateral Report, as applicable, prior to such date.

6.1.10 As soon as practicable, and in any event within fifteen (15) calendar days of the end of each calendar month, the Borrower shall provide the Agent with a Monthly Collateral Report for such calendar month certified as being true and correct in all material respects by an Authorized Officer of the Borrower. In addition to the foregoing, the Borrower, shall deliver copies of invoices, purchase orders, credit memoranda, shipping and delivery documents and other information related to Eligible Receivables and Eligible Petroleum Inventory identified in the applicable Monthly Collateral Report as Agent shall reasonably request.
6.1.11 For so long as Excess Availability is less than or equal to $300,000,000, as soon as practicable, and in any event within three (3) Business Days after the end of each calendar week during such period, the Borrower shall provide to the Agent an Interim Collateral Report for the applicable one-week period certified as being true and correct by an Authorized Officer of the Borrower. Each Interim Collateral Report shall identify, for the applicable reporting period, the aggregate amount of all contra-accounts related to Specified Customers net of the aggregate of the face amounts of all letters of credit issued on behalf of the Borrower or the applicable Subsidiary Guarantor to Specified Customers as payment for goods or services purchased by the Borrower or the applicable Subsidiary Guarantor from the Specified Customers. No Interim Collateral Report described in this Section 6.1.11 shall be required to be delivered by the Borrower pursuant to this Section 6.1.11. during any period in which Excess Availability exceeds $300,000,000.
6.1.12 If on any date Excess Availability exceeds 35% of the then effective Borrowing Base, and the dollar value of the then existing Eligible Petroleum Inventory is less than 80% of the dollar value of Eligible Petroleum Inventory reported in the last Interim Collateral Report or Monthly Collateral Report delivered to the Agent, as applicable, the Borrower shall provide to the Agent, within five (5) Business Days of such date, a new Interim Collateral Report certified as being true and correct by an Authorized Officer of the Borrower, together with all supporting documentation reasonably requested by the Agent. If on any date Excess Availability is greater than $300,000,000 but less than or equal to 35% of the then effective Borrowing Base, and the dollar value of the then existing Eligible Petroleum Inventory is less than 85% of the dollar value of Eligible Petroleum Inventory reported in the last Interim Collateral Report or Monthly Collateral Report delivered to the Agent, as applicable, the Borrower shall provide to the Agent, within five (5) Business Days of such date, a new Interim Collateral Report certified as being true and correct by an Authorized Officer of the Borrower, together with all supporting documentation reasonably requested by the Agent.
6.1.13 Within thirty (30) days after the close of each of its fiscal years, a copy of the plan and forecast (including a projected balance sheet, projected income statements, and projected funds flow statement) of the Borrower and its Subsidiaries, for the upcoming fiscal year prepared in such detail as shall be reasonably satisfactory to the Agent. Any plan and forecast in form and substance substantially similar to the plan and forecast delivered on or prior to the Closing Date shall be deemed to be reasonably satisfactory by the Agent.
6.1.14 Such other information (including non-financial information and additional or supplemental reporting) as the Agent or any Lender may from time to time reasonably request.
6.1.15 Within two (2) Business Days after the Company or any Subsidiary enters into a Permitted Credit Enhancement Transaction, copies of the agreements, contracts, confirmations or other documentation evidencing such Permitted Credit Enhancement Transaction.

Information required to be delivered pursuant to Section 6.1.1 or 6.1.3 (to the extent any such documents are included in materials otherwise filed with the U.S. Securities and Exchange Commission) or and 6.1.8 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower files such documents on the U.S. Securities and Exchange Commission’s EDGAR system (or any successor thereto) or any other publicly available database maintained by the U.S. Securities and Exchange Commission, or provides a link thereto on the Borrower’s website on the Internet, to which each Lender and the Agent have access; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that upon the written request of the Agent or any Lender, the Borrower shall deliver paper copies of such documents to the Agent or such Lender, as the case may be. The Agent shall have no obligation to request the delivery or to maintain copies of the financial statements referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
6.2.    Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions (a) to repay amounts outstanding under the Prior Credit Agreement on the Closing Date, including any fees or expenses incurred in connection therewith, (b) for general corporate purposes, including, without limitation, for working capital, to repay certain Indebtedness, expenditures constituting Consolidated Capital Expenditures, Permitted Acquisitions, other investments and dividends and other distributions permitted hereunder and to pay fees and expenses incurred in connection with this Agreement. The Borrower shall use the proceeds of Credit Extensions in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation U and X, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.
6.3.    Notice of Default. Within five (5) Business Days after an Authorized Officer has knowledge thereof, the Borrower will, and will cause each Subsidiary Guarantor to, give notice in writing to the Lenders of the occurrence of any Default or Unmatured Default.
6.4.    Conduct of Business. The Borrower will, and will cause each Subsidiary Guarantor to, carry on and conduct its business in substantially the same manner and in similar fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership or limited liability company in each of its jurisdictions of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so would not reasonably be expected to cause or result in the occurrence of a Material Adverse Effect.
6.5.    Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable material foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.
6.6.    Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance in such amounts, subject to such deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practices. The Borrower shall deliver to the Agent lender’s loss payable endorsements in form and substance reasonably acceptable to the Agent for insurance policies providing coverage for the Collateral. Each such policy providing coverage for the Collateral maintained by the Borrower or a Subsidiary shall provide that the insurer will endeavor to give at least thirty (30) days’ prior written notice of any cancellation to the Borrower or the applicable Subsidiary, and the Agent.
6.7.    Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the Borrower believes in good faith that the failure to do so would not reasonably be expected to cause or result in the occurrence of a Material Adverse Effect.
6.8.    Maintenance of Properties. Subject to Section 6.12, the Borrower will, and will cause each Subsidiary to, maintain, preserve, protect and keep its Property used in the operation of its business in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times in the ordinary course; provided, however, that the foregoing shall not prohibit, limit or impair the Borrower’s or any Subsidiary’s ability to sell or discontinue the use of, in its reasonable business judgment, any Property.
6.9.    Inspection; Keeping of Books and Records. The Borrower will, and will cause each Subsidiary to, permit the Agent, by its respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary (including all insurance policies), including, without limitation, at least one field exam per calendar year, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers, at such reasonable times during the Borrower’s or such Subsidiary’s normal business hours not more than one (1) time per fiscal year, provided that, to the extent a Default then exists, as often as reasonably requested. The Borrower shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Borrower, shall turn over copies of any such records to the Agent or its representatives as the Agent shall reasonably request. The Agent agrees that it shall conduct any such inspection or examination in reasonable accordance with the Borrower’s and its Subsidiaries’ safety policies and procedures and shall not materially interfere with or impair the Borrower’s or its Subsidiaries’ operations.
6.10.    Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividend or make any distribution with respect to its capital stock or other equity interests (other than dividends or other distributions payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or other equity interests at any time outstanding (any of the foregoing, a “Restricted Payment”), except that:
(a)    any Subsidiary may declare and pay dividends or make distributions to the Borrower or any Subsidiary Guarantor or redeem, repurchase or otherwise acquire or retire any of its capital stock (and the Borrower may purchase or otherwise acquire such capital stock using additional shares of its capital stock);
(b)    the Borrower and its Subsidiaries may make a Restricted Payment in any amount so long as no Revolving Loans are outstanding immediately before or after making such Restricted Payment and so long as no Default exists at the time of declaration thereof;

(c)    the Borrower and its Subsidiaries may make a Restricted Payment in any amount so long as immediately before the time of declaration of such Restricted Payment, (i) no Default or Unmatured Default exists, (ii) Excess Availability equals or exceeds 20% of the Borrowing Base then in effect and shall remain equal to or in excess of 20% for the remainder of the day on which such declaration is made, and (iii) the Fixed Charge Coverage Ratio exceeds 1.10 to 1.00, in each case on a pro forma basis after giving effect to such Restricted Payment as of the date of such declaration;
(d)    the Borrower and its Subsidiaries may make Restricted Payments in an aggregate amount not in excess of $100,000,000 during any rolling four quarter period, so long as immediately before the time of declaration of such Restricted Payment (and in each case as determined on a pro forma basis after giving effect to the applicable Restricted Payment as of the date of declaration thereof) no Default or Unmatured Default exists and Excess Availability equals or exceeds 20% of the Borrowing Base then in effect and shall remain equal to or in excess of 20% for the remainder of the day on which such declaration is made.
6.11.    Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Subsidiary may merge into the Borrower or a Subsidiary Guarantor and the Borrower may merge with or into any Person so long and the Borrower is the surviving Person and (b) any Subsidiary may liquidate or dissolve if (i) the continued existence and operation of such Subsidiary is no longer in the best interests of the Borrower and its Subsidiaries taken as a whole (as reasonably determined by the Borrower), (ii) the Borrower has provided at least five (5) days prior written notice of such liquidation or dissolution to the Agent and the Agent has determined, in its reasonable discretion, that such liquidation and dissolution is not disadvantageous in any material respect to the Lenders, and (iii) at the time thereof and immediately after giving effect thereto, no Default shall occur and be continuing.
6.12.    Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, Dispose of its Property to any other Person, except:
6.12.1 Dispositions of inventory in the ordinary course of business.
6.12.2 Dispositions of assets by a Subsidiary to the Borrower or a Subsidiary Guarantor or by the Borrower to a Subsidiary Guarantor.
6.12.3 Dispositions of obsolete property, property no longer used in the business of the Borrower or its Subsidiaries or other assets in the ordinary course of business of the Borrower or any Subsidiary.
6.12.4 Dispositions of Retail Property.
6.12.5 Dispositions arising from condemnation or similar action with respect to any property or other assets, or voluntary exercise of termination rights under any lease, license, concession or other agreement or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement.
6.12.6 The Drop Down Transactions.
6.12.7 Dispositions of Property pursuant to Catalyst Sale/Leaseback Transactions.
6.12.8 In addition to each of the other Dispositions provided for in this Section 6.12, the Borrower and its Subsidiaries may enter into Dispositions of any of its Property other than the

Golden Eagle Refinery, so long as immediately before and after making such Disposition, on a pro forma basis (i) no Default or Unmatured Default exists, (ii) Excess Availability equals or exceeds 20% of the Borrowing Base then in effect and shall remain equal to or in excess of 20% for the remainder of the day on which said Disposition is made and (iii) the Fixed Charge Coverage Ratio exceeds 1.10 to 1.00.
6.12.9 Dispositions or assignments of Receivables and related Receivables Documentation pursuant to any Permitted Credit Enhancement Transaction.
6.12.10 In addition to the foregoing, so long as no Default exists immediately prior to or after giving effect to such Disposition, sales of other assets not constituting the Collateral for consideration not to exceed $75,000,000 in the aggregate in any fiscal year.
6.12.11 The lapse or abandonment or other Disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole.
6.12.12 Leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries, taken as a whole.
6.12.13 The unwinding of Rate Management Transactions.
6.12.14 (i) Any dividend or other Restricted Payment permitted pursuant to (or expressly not prohibited by) Section 6.10, (ii) Dispositions permitted pursuant to Section 6.11, (iii) any Investment pursuant to Section 6.13 and (iv) any Lien permitted by Section 6.15.
6.12.15 Dispositions of Receivables in connection with the collection or compromise thereof in the ordinary course of business and Cash and Cash Equivalent Investments in the ordinary course of business.
6.12.16 Dispositions of equipment or real property to the extent that such property is exchanged for credit against, or the proceeds of such Disposition are reasonably and promptly applied to the purchase price of other property used in the ordinary course of business.
6.13.    Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or contractual commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:
6.13.1 Cash Equivalent Investments.
6.13.2 Existing Investments in Subsidiary Guarantors and other Investments in existence on the Closing Date and described in Schedule 6.13.
6.13.3 The Drop Down Transactions.
6.13.4 Other Acquisitions or Investments meeting the following requirements, or otherwise approved by the Required Lenders (each such Acquisition or Investment constituting a “Permitted Acquisition”):

(i)
immediately before and after the consummation of such Acquisition or Investment, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or Investment, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition or Investment;

(ii)
such Acquisition or Investment is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition or Investment (excluding the exercise of appraisal rights) shall be pending by any shareholder or director of the seller or entity to be acquired;

(iii)
immediately before and after making such Acquisition or Investment, on a pro forma basis (x) Excess Availability equals or exceeds 20% of the Borrowing Base then in effect and shall remain equal to or in excess of 20% for the remainder of the day on which said Acquisition or Investment is made, and (y) the Fixed Charge Coverage Ratio exceeds 1.10 to 1.00; provided that this clause (y) need not be satisfied in connection with any Acquisition in respect of which (1) the Borrower or any Subsidiary acquires only capital stock or other equity interests of the target and (2) the consideration paid by the Borrower or such Subsidiary is comprised entirely of its capital stock and contains no cash or cash-equivalent component; and

(iv)
with respect to each Permitted Acquisition for which the consideration paid exceeds $500,000,000, the Borrower shall provide prompt notice thereof to the Agent and, promptly after Agent’s request therefor, Borrower shall deliver to Agent all material agreements, documents and instruments in respect of such Permitted Acquisition, including, without limitation, the purchase, sale or transfer agreements therefor, pro forma financial information necessary to determine the Borrower’s and its Subsidiaries’ compliance with the terms of this Agreement after giving effect to such Permitted Acquisition, and all collateral and guaranty documents required by this Agreement (including all field audits for Property the Borrower wishes to include in the Borrowing Base).

6.13.5 Investments (i) made by the Borrower in or to any Subsidiary Guarantor, (ii) made by any Subsidiary in or to the Borrower or any Subsidiary Guarantor, (iii) made by any Subsidiary that is not a Subsidiary Guarantor into any other Subsidiary, and (iv) made by the Borrower or any Subsidiary in or to any Excluded Subsidiary or other Subsidiary that is not a Subsidiary Guarantor; provided that, with respect to any Investment described in clause (iv), the aggregate amount at any one time of all such Investments (valued at cost as of the date of such Investment) made after the Closing Date shall not exceed $200,000,000 (and no more than $100,000,000 of such $200,000,000 shall be comprised of Investments in Excluded Subsidiaries); provided further that a conversion or exchange of Indebtedness of an Excluded Subsidiary or Subsidiary that is not a Subsidiary Guarantor held by the Borrower or a Subsidiary Guarantor to or for equity of such Excluded Subsidiary or Subsidiary that is not a Subsidiary Guarantor shall not be considered an incremental Investment.
6.13.6 Extensions of customer or trade credit in the ordinary course of business.
6.13.7 Guarantee obligations permitted by Section 6.14.
6.13.8 All Investments constituting Indebtedness permitted by Section 6.14.

6.13.9 All Investments arising from transactions by the Borrower or any Subsidiary in the ordinary course of business, including endorsements of negotiable instruments, earnest money deposits and deposits to secure obligations that do not constitute Indebtedness or obligations under Rate Management Transactions, debt obligations and other Investments received by the Borrower or any Subsidiary in connection with the bankruptcy or reorganization of customers and in settlement of delinquent obligations of, and other disputes with, customers.
6.13.10 So long as no Default or Unmatured Default has occurred and is continuing, any Investments by the Borrower or any Subsidiary in any Persons; provided that the aggregate amount of all such Investments made pursuant to this clause 6.13.10 outstanding at any one time shall not exceed $100,000,000 in the aggregate (valued at cost as of the date of such Investment).
6.13.11 Loans and advances to directors, officers and employees in the ordinary course of business consistent with prior practice, not to exceed an aggregate amount of $10,000,000 at any one outstanding.
6.13.12 Investments constituting Rate Management Transactions permitted pursuant to Section 6.17.
6.13.13 Guarantees by the Borrower or any Subsidiary of operating leases or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business.
6.13.14 Investments of any Person that becomes a Subsidiary of the Borrower after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, consolidation or amalgamation and were in existence on the date of such acquisition, merger or consolidation.
6.13.15 Any Investment by the Borrower or one or more of its Subsidiaries in a Person, if as a result of such Investment such Person becomes a Subsidiary or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, the Borrower or a Subsidiary.
6.13.16 Any Investment constituting non-cash consideration received in any asset sale permitted by Section 6.12.
6.13.17 The BP Acquisition.
For the avoidance of doubt, to the extent any Investment could be attributable to more than one subsection of this Section 6.13, the Borrower or any Subsidiary may categorize all or any portion of such Investment to any one or more subsections of this Section 6.13 as it elects and unless as otherwise expressly provided, in no event shall the same portion of any Investment be deemed to utilize or be attributable to more than one subsection of this Section 6.13. For purposes of Section 6.13.5 and 6.13.10, the aggregate Investments thereunder shall be determined net of the cost of any such Investment (x) that is subsequently sold, redeemed or repaid or (y) in an Excluded Subsidiary that is subsequently designated as a Subsidiary.
6.14.    Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:
6.14.1 The Obligations.

6.14.2 Indebtedness existing on the Closing Date and described in Schedule 6.14, together with (other than in the case of the Indebtedness in respect of the Prior Credit Agreement as of December 31, 2012 as referenced in such Schedule 6.14) any Refinancing Indebtedness in respect thereof.
6.14.3 Indebtedness arising under Rate Management Transactions.
6.14.4 Purchase money Indebtedness, whether secured or unsecured (including Capitalized Leases) incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the construction or the acquisition of assets (other than Collateral) used in its business, if (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, and (2) such Indebtedness does not exceed $250,000,000, and any Refinancing Indebtedness in respect thereof.
6.14.5 Indebtedness arising from intercompany loans and advances (i) made by any Subsidiary to the Borrower or any Subsidiary Guarantor, (ii) made by the Borrower to any Subsidiary Guarantor, (iii) made by the Borrower or any Subsidiary to any Wholly-Owned Subsidiary not constituting a Subsidiary Guarantor; provided that all such Indebtedness shall be expressly subordinated to the Secured Obligations.
6.14.6 Indebtedness of Tesoro Panama (so long as the lender in respect of such Indebtedness is not an Affiliate of the Borrower or any Subsidiary or Excluded Subsidiary) that does not at any time exceed an aggregate amount equal to $50,000,000.
6.14.7 Indebtedness at any time arising under or in connection with Letters of Credit (other than Facility LCs) issued for the account of the Borrower or any Subsidiary thereof; provided, that such Letters of Credit shall be used only in connection with the Borrower’s or such Subsidiary’s acquisition of Petroleum Inventory outside of the United States of America.
6.14.8 Indebtedness in an aggregate amount not to exceed $50,000,000 at any time arising under or in connection with Letters of Credit (other than Facility LCs) issued for the account of the Borrower or any Subsidiary thereof; provided, that such Letters of Credit shall be used only for general corporate purposes in the ordinary course of business.
6.14.9 Indebtedness to the extent constituting Contingent Obligations permitted by Section 6.19.
6.14.10 Indebtedness of the Borrower to the MLP, the MLP GP or any of their respective Subsidiaries; provided that all such Indebtedness shall be expressly subordinated to the Secured Obligations.
6.14.11 Indebtedness incurred by the Borrower or any of its Subsidiaries pursuant to a Catalyst Sale/Leaseback Transaction; provided, that the aggregate principal amount for all such Indebtedness shall not exceed $150,000,000 at any time.
6.14.12 Additional unsecured Indebtedness of the Borrower or any Subsidiary (other than Tesoro Panama), so long as (i) the lender in respect of such Indebtedness is not an Affiliate of the Borrower or any Subsidiary or Excluded Subsidiary and (ii) at the time such Indebtedness is incurred no Default or Unmatured Default has occurred and is continuing or would result immediately after giving effect (including pro forma effect) to the incurrence of such Indebtedness.

6.14.13 Indebtedness under Permitted Credit Enhancement Transactions to the extent such Indebtedness results from the assignment of Receivables and related Receivables Documentation, and to the extent such Indebtedness arises solely under clause (iii) of the definition thereof; provided, however, that the aggregate amount of such Indebtedness shall not exceed at any time the aggregate outstanding face amount of all Receivables subject to such Permitted Credit Enhancement Transactions.
6.14.14 Indebtedness of a Person which becomes a Subsidiary after the Closing Date, if (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof, (ii) at the time such Person becomes a Subsidiary of the Borrower or a Subsidiary, no Default or Unmatured Default has occurred and is continuing or would result after giving effect (including pro forma effect) thereto and (iii) such Indebtedness does not exceed $250,000,000, and any Refinancing Indebtedness in respect thereof;
6.14.15 Endorsements of negotiable instruments for collection in the ordinary course of business.
6.14.16 Indebtedness consisting of performance bonds, surety bonds, appeal bonds, injunctions bonds and other obligations of a like nature provided by the Borrower or any Subsidiary.
6.14.17 Indebtedness constituting Investments permitted by Section 6.13.
6.14.18 Additional Indebtedness of the Borrower or any Subsidiary (other than Tesoro Panama), so long as (i) the lender in respect of such Indebtedness is not an Affiliate of the Borrower or any Subsidiary or Excluded Subsidiary, (ii) at the time such Indebtedness is incurred no Default or Unmatured Default has occurred and is continuing or would result immediately after giving effect (including pro forma effect) to the incurrence of such Indebtedness and (iii) such Indebtedness does not exceed $1,000,000,000 in the aggregate at any one time outstanding.
6.14.19 Indebtedness associated with worker’s compensation claims, unemployment insurance laws or similar legislation incurred in the ordinary course of business.
6.14.20 Taxes, assessments or other governmental charges which are not yet due or are being contested in good faith in accordance with Section 6.5.
6.14.21 The guarantee of the Borrower or any Subsidiary in respect of any Indebtedness permitted to be incurred pursuant to another provision of this Section 6.14.
6.14.22 Indebtedness arising pursuant to any Petroleum Inventory Supply Arrangement; provided, that the aggregate principal amount for all such Indebtedness shall not exceed $750,000,000 in the aggregate at any one time outstanding.
For the avoidance of doubt, to the extent any Indebtedness could be attributable to more than one subsection of this Section 6.14, the Borrower or any Subsidiary may categorize all or any portion of such Indebtedness to any one or more subsections of this Section 6.14 as it elects and unless as otherwise expressly provided, in no event shall the same portion of any Indebtedness be deemed to utilize or be attributable to more than one subsection of this Section 6.14.

6.15.    Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except for the following, which are permitted hereunder:
6.15.1 Liens, if any, securing Secured Obligations.
6.15.2 Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.
6.15.3 Liens for landlords’, wage earners’, carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 180 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.
6.15.4 Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.
6.15.5 Liens existing on the Closing Date and described in Schedule 6.15.
6.15.6 Deposits securing liability to insurance carriers under insurance or self-insurance arrangements.
6.15.7 Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.
6.15.8 Easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances as to real property of the Borrower and its Subsidiaries which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of the Borrower or such Subsidiary conducted at the property subject thereto.
6.15.9 Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, in an aggregate amount not to at any time exceed $75,000,000.
6.15.10 Liens existing on any asset of any Subsidiary of the Borrower at the time such Subsidiary becomes a Subsidiary and not created in contemplation of such event.
6.15.11 Liens on any asset (other than Collateral) securing Indebtedness permitted pursuant to Section 6.14.4; provided that such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion or construction thereof (or otherwise attaches to replacement assets upon a casualty or condemnation event).

6.15.12 Liens existing on any asset of any Subsidiary of the Borrower at the time such Subsidiary is merged or consolidated with or into the Borrower or any Subsidiary and not created in contemplation of such event.
6.15.13 Liens existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary and not created in contemplation thereof; provided that such Liens do not encumber any other property or assets (other than replacement assets as a result of a casualty or condemnation event).
6.15.14 Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted under Sections 6.15.12 and 6.15.13; provided that (a) such Indebtedness is not secured by any additional assets (other than replacement assets as a result of a casualty or condemnation event), and (b) the amount of such Indebtedness secured by any such Lien is not increased.
6.15.15 Liens on (i) the ownership interests in one or more Subsidiaries, (ii) the marketing brands of the Borrower and its Subsidiaries securing Indebtedness incurred pursuant to Section 6.14.18, and (iii) the Collateral securing Indebtedness incurred pursuant to Section 6.14.18; provided, that such Lien is subordinate to the Liens of the Agent and the Lenders in the Collateral pursuant to subordination or intercreditor arrangements substantially similar to then current market conditions and on terms and conditions acceptable to the Agent.
6.15.16 Any Lien securing Indebtedness, neither assumed nor guaranteed by the Borrower or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Borrower for refining, substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this Section 6.15.16 does not materially impair the use of the Property covered by such Lien for the purposes of which such Property is held by the Borrower or any of its Subsidiaries.
6.15.17 Liens arising under ERISA provided that such Liens do not secure liabilities which, in the aggregate, equal or exceed $75,000,000.
6.15.18 Any obligations or duties affecting any of the Property of the Borrower or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held.
6.15.19 Defects, irregularities and deficiencies in title of any rights of way or other Property constituting real estate of the Borrower or any Subsidiary thereof which in the aggregate do not materially impair the use of such rights of way or other Property constituting real estate for the purposes for which such rights of way and other Property constituting real estate are held by the Borrower or any Subsidiary, and defects, irregularities and deficiencies in title to any Property constituting real estate of the Borrower or its Subsidiaries, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation.
6.15.20 Any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased.

6.15.21 Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any of its Subsidiaries on deposit with or in possession of such bank.
6.15.22 Liens upon Retail Property not constituting Collateral.
6.15.23 Liens in favor of counterparties arising in connection with the Borrower’s or any Subsidiary’s commodity hedging activities, including, without limitation, hydrocarbon hedging.
6.15.24 Liens relating to a Catalyst Sale/Leaseback Transaction that are upon catalysts containing one or more precious metals (i) subject to such Catalyst Sale/Leaseback Transaction and (ii) used by the Borrower or any of the Subsidiaries in the ordinary course of business.
6.15.25 Liens securing Indebtedness incurred pursuant to Section 6.14.7; provided that none of the Borrower or any Subsidiary’s Property, other than Petroleum Inventory directly acquired through the use of those Letters of Credit described in Section 6.14.7 and Investment Accounts and amounts on deposit therein shall be subject to any such Lien.
6.15.26 Liens on Receivables or the related Receivables Documentation arising under any Permitted Credit Enhancement Transaction.
6.15.27 Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9607(l), or other Environmental Law, unless such Lien: (i) by action of the lienholder, or by operation of law, takes priority over any Lien filed pursuant to this Agreement or any other Loan Document on the property upon which it is a Lien, and (ii) secures liabilities of the Borrower and its Subsidiaries which, in the aggregate, are reasonably likely to equal or exceed $75,000,000.
6.15.28 Liens securing Indebtedness incurred pursuant to Section 6.14.22 granted by the Borrower or any of its Subsidiaries in their respective interests in Third Party Petroleum Inventory.
6.15.29 Liens on ownership interests of the Borrower or its Subsidiaries in Excluded Subsidiaries.
For the avoidance of doubt, to the extent any Lien could be attributable to more than one subsection of this Section 6.15, the Borrower or any Subsidiary may categorize all or any portion of such Lien to any one or more subsections of this Section 6.15 as it elects and unless as otherwise expressly provided, in no event shall the same portion of any Lien be deemed to utilize or be attributable to more than one subsection of this Section 6.15.
6.16.    Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction not otherwise permitted by this Agreement (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower and its Subsidiaries) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm’s-length transaction; provided that, for the avoidance of doubt, nothing in this Section 6.16 shall prohibit the consummation of the Drop Down Transactions.

6.17.    Financial Contracts. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Rate Management Transactions except for those that (i) are entered into by the Borrower or such Subsidiary in the ordinary course of business, including for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by the Borrower or such Subsidiary, or changes in the value of securities issued by the Borrower or such Subsidiary, and not for purposes of speculation, (ii) are permitted under the risk management policies approved by the Borrower's or such Subsidiary's board of directors from time to time; and (iii) do not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.
6.18.    Subsidiary Covenants. The Borrower will not, and will not permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (i) to pay dividends or make any other distribution on its stock, (ii) to pay any Indebtedness or other obligation owed to the Borrower or any other Subsidiary, (iii) to make loans or advances or other Investments in the Borrower or any other Subsidiary, or (iv) to sell, transfer or otherwise convey any of its property to the Borrower or any other Subsidiary.
6.19.    Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations, (iii) any guaranty of the Secured Obligations, (iv) Contingent Obligations arising in connection with Indebtedness permitted under Section 6.14 and (v) Contingent Obligations in respect of obligations (other than Indebtedness) entered into in the ordinary course of business.
6.20.    MLP Agreements and Arrangements. The Borrower will not, nor will it permit any Subsidiary to, amend, modify, terminate or permit to expire any Access, Asset or Service Arrangement between (x) the Borrower or any Subsidiary thereof and (y) the MLP or any Subsidiary thereof or any Drop Down Subsidiary, if the result thereof would adversely affect the Borrower and its Subsidiaries, taken together on a consolidated basis, in any material respect. No Access, Asset or Service Arrangement shall be entered into by (x) the Borrower or any Subsidiary thereof and (y) the MLP or any Subsidiary thereof or any Drop Down Subsidiary, unless such Access, Asset or Service Arrangement arises in the ordinary course of business, and is entered into upon fair and reasonable terms no less favorable than those that would be obtained by the Borrower or such Subsidiary in a comparable arm’s-length transaction. For purposes hereof, Access, Asset or Service Arrangement means any agreement, document, instrument or arrangement pursuant to which the Borrower or any Subsidiary thereof is provided or otherwise receives access to, use of, or services from the MLP or any Subsidiary thereof or any Drop Down Subsidiary (including any Property thereof).
6.21.    Fixed Charge Coverage Ratio. The Borrower, as of the end of each of its fiscal quarters, will not permit the Fixed Charge Coverage Ratio to be less than 1.00 to 1.00 for each fiscal quarter of the applicable four fiscal quarter period; provided, however, that if the aforementioned ratio shall at any time be less than 1.00 to 1.00 for any fiscal quarter then the Standard Reserve shall be recalculated in accordance with terms of the definition of “Standard Reserve”. For the avoidance of doubt, so long as the Borrower is in compliance with the Standard Reserve that is required to be in effect when the aforementioned ratio is less than 1.00 to 1.00 (including, without limitation, such Standard Reserve not resulting in an overadvance), such ratio may be less than 1.00 to 1.00 and no Default or Unmatured Default shall result therefrom.
6.22.    Minimum Consolidated Tangible Net Worth. The Borrower will at all times maintain Consolidated Tangible Net Worth of not less than (i) $2,700,000,000, plus (ii) 75% of Consolidated Net

Income (if positive) earned in each completed fiscal year beginning with the fiscal year ending December 31, 2013.
6.23.    Subsidiary Collateral Documents; Subsidiary Guarantors. The Borrower shall execute or shall cause to be executed:
(i) on the date any Person that is organized under the laws of the United States or any state thereof becomes a Subsidiary of the Borrower, (a) a supplement to the Guaranty pursuant to which such Person shall become a party thereto; provided, that such Person shall not guaranty any of its own obligations owing to the Holders of Secured Obligations or Secured Obligations that arose prior to its becoming a party to the Guaranty, (b) a Security Agreement in substantially the form executed on March 16, 2011 (or a supplement thereto); and (c) a supplement to Schedule 5.8 identifying the applicable additional new Subsidiary Guarantor;
(ii) in order to further effect the requirements of this Section 6.23, the Borrower shall deliver or cause to be delivered to the Agent all Collateral Documents, together with appropriate corporate resolutions and other documentation (including opinions of counsel, UCC financing statements, and such other documents as shall be reasonably requested to perfect the Agent’s Lien), in each case in form and substance reasonably satisfactory to the Agent, necessary to reasonably satisfy the Agent that it has a first priority perfected pledge of, security interest in and Lien upon the Collateral owned by such new Subsidiary Guarantor subject to Liens permitted pursuant to Section 6.15;
(iii) The Borrower shall cause each Subsidiary Guarantor to acknowledge and agree that such Subsidiary Guarantor’s entry into the Guaranty is a condition to and is given as an inducement for and in consideration of credit accommodations extended to the Borrower under this Agreement and the other Loan Documents and not for any credit accommodation extended to such Subsidiary Guarantor.
(iv) This Section 6.23 shall not apply with respect to Excluded Subsidiaries.
6.24.    Insurance Proceeds. The Borrower directs (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies relating to Property constituting Collateral to pay all proceeds payable under such policies or with respect to such claim or award for any loss with respect to the Collateral directly to the Agent, for the benefit of the Agent and the Holders of the Secured Obligations; provided, however, in the event that such proceeds or awards are less than $10,000,000 (“Excluded Proceeds”), unless a Default shall have occurred and be continuing, the Agent shall remit such Excluded Proceeds to the Borrower. Such amounts shall reduce outstanding principal Obligations pursuant to the mandatory prepayment provision of Section 2.2. Each such policy shall contain a long-form loss-payable endorsement naming the Agent as lender loss payee, which endorsement shall be in form and substance acceptable to the Agent. The foregoing shall not apply to Property that does not constitute Collateral.
6.25.    Collection Accounts. The Borrower and its Subsidiaries shall cause all collections of Receivables constituting Collateral and all proceeds of Collateral to be directly deposited into collection accounts (such accounts, “Collection Accounts”) maintained with JPMorgan or an Affiliate thereof or other financial institutions. Collection Accounts shall be subject to account control agreements, in form and substance acceptable to the Agent, which grant the Agent control over and a first-priority perfected security interest in such Collection Accounts, including, without limitation, amounts and other items on deposit therein. Amounts and other items on deposit in Collection Accounts that are not maintained with JPMorgan or an Affiliate thereof shall be transferred at least once a week to one or more Collection Accounts maintained with JPMorgan or an Affiliate thereof. If any collections referred to in the first sentence of this Section 6.25 are received by the Borrower, a Subsidiary, or any other Person, such collections shall be deemed to have been received by the Borrower, such Subsidiary or such other Person in trust for the Agent, and, upon the Borrower’s, such Subsidiary’s, or such other Person’s receipt thereof, the Borrower shall (or shall cause such Subsidiary or other Person to) promptly remit all of such collections, in their original form, for deposit into a Collection Account. Following the occurrence and during the continuance of a Default, all amounts received by the Agent, all amounts on deposit in the Collection Accounts, and all amounts constituting collections required to be deposited into Collection Accounts shall be the sole property of the Agent for the benefit of the Holders of Secured Obligations and shall be deemed received by the Agent for application to the Secured Obligations pursuant to the terms of this Agreement. With respect to any Collection Account described in this Section 6.25 not already subject to a control agreement on the Closing Date, the Borrower and its Subsidiaries shall have ninety (90) days from the later of the Closing Date and the date on which such Collection Account is opened or converted to cause such account to become subject to one of the aforementioned account control agreements. Notwithstanding the foregoing, or anything to the contrary in Section 2.11.1, at all times that (i) no Default exists and (ii) Excess Availability equals or exceeds $300,000,000, amounts which are on deposit in Collection Accounts shall be released, in a manner mutually satisfactory to the Borrower and the Agent, on a daily basis to the Borrower’s operating accounts maintained with JPMorgan Chase Bank, National Association, and such released amounts shall be automatically released from the Lien created by the Security Agreement and cease to be Collateral without delivery of any instrument or performance of any act by any party, and all rights to such released amounts shall revert to the Borrower or applicable Subsidiary. In connection therewith, the Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Lien on such released amounts.
6.26.    Repayment of Indebtedness. The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to any indenture, note agreement or other agreement, document or instrument evidencing or governing Subordinated Indebtedness or directly or indirectly voluntarily prepay, defease, or in substance defease, purchase, redeem, retire, or otherwise acquire, any Indebtedness unless, with respect to a prepayment, defeasance, purchase, redemption, retirement or acquisition, immediately before and after giving effect thereto the Indebtedness Prepayments Conditions have been satisfied; provided that, regardless of whether Indebtedness Prepayment Conditions have been so satisfied, the Borrower shall be permitted to prepay or repay Indebtedness using the proceeds of Indebtedness incurred in accordance with the terms of the definition of Refinancing Indebtedness.
6.27.    Multiemployer Plans. Except as provided in Schedule 5.9, the Borrower will not, nor will it permit any Subsidiary to, become a party to a Multiemployer Plan.
ARTICLE VII

DEFAULTS
The occurrence of any one or more of the following events shall constitute a Default:
7.1.    Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.
7.2.    Nonpayment of (i) principal of any Loan when due, (ii) any Reimbursement Obligation within one (1) Business Day after the same becomes due, or (iii) interest upon any Loan or any

Commitment Fee, Ticking Fee, LC Fee, or other Obligations under any of the Loan Documents within three (3) Business Days after such interest, fee or other Obligation becomes due.
7.3.    (i) The breach by the Borrower of any of the terms or provisions of Section 6.1.11, 6.1.14, 6.2, 6.3, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15 (to the extent related to or affecting Property constituting or required to constitute Collateral), 6.16, 6.17, 6.21, 6.22, 6.25, 6.26, or 6.27, or (ii) the failure of the Borrower to offer to reduce the Aggregate Revolving Loan Commitment or to consummate any reduction contemplated by such offer, in either case, as required pursuant to Section 2.4.3(b).
7.4.    The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of:
(i)    Section 6.1.9 (solely with respect to the Interim Collateral Reports described therein) or Section 6.15 (to the extent related to or affecting Property not constituting or not required to constitute Collateral) and such breach is not remedied within five (5) Business Days of the earlier to occur of (x) written notice from the Agent or any Lender to the Borrower or (y) an Authorized Officer otherwise has knowledge of any such breach;
(ii)     Section 6.1.1, 6.1.2, 6.1.3, 6.1.4, 6.1.9 (solely with respect to the Monthly Collateral Reports described therein), 6.1.10, 6.1.12, 6.1.13, 6.6, 6.9 or 6.24 and such breach is not remedied within ten (10) Business Days of written notice from the Agent or any Lender to the Borrower; or
(iii)    any of the other terms or provisions of this Agreement or any Loan Document which is not remedied within thirty (30) Business Days after the earlier to occur of (x) written notice from the Agent or any Lender to the Borrower or (y) an Authorized Officer otherwise has knowledge of any such breach.
7.5.    Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.
7.6.    The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7.    Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of forty-five (45) consecutive days.
7.8.    Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.
7.9.    The Borrower or any of its Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $75,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.
7.10.    The Unfunded Liabilities of all Single Employer Plans shall exceed $75,000,000 in the aggregate, or any Reportable Event shall occur in connection with any Plan with Unfunded Liabilities in excess of $75,000,000.
7.11.    Any Change in Control shall occur.
7.12.    Any Loan Document shall fail to remain in full force or effect or any action shall be taken by the Borrower or any Subsidiary Guarantor to discontinue or to assert the invalidity or unenforceability of any Loan Document or any Lien in favor of the Agent under the Loan Documents, or such Lien shall not have the priority contemplated by the Loan Documents.
7.13.    An event (such event, an “Off-Balance Sheet Trigger Event”) shall occur which (i) permits the investors or purchasers in respect of Off-Balance Sheet Liabilities of the Borrower or any Affiliate of the Borrower to require the amortization or liquidation of such Off-Balance Sheet Liabilities in excess of $75,000,000 and (x) such Off-Balance Sheet Trigger Event shall not be remedied or waived within the later to occur of the tenth (10th) day after the occurrence thereof or the expiry date of any grace period related thereto under the agreement evidencing such Off-Balance Sheet Liabilities, or (y) such investors shall require the amortization or liquidation of such Off-Balance Sheet Liabilities as a result of such Off-Balance Sheet Trigger Event, (ii) results in the termination of reinvestments of collections or proceeds of receivables and related assets under the agreements evidencing such Off-Balance Sheet Liabilities other than as a result of the termination or expiration of the agreement creating such Off-Balance Sheet Liability upon maturity, or (iii) causes or otherwise permits the replacement or substitution of the Borrower or any Affiliate thereof as the servicer under the agreements evidencing such Off-Balance Sheet Liabilities; provided, however, that this Section 7.13 shall not apply on any date with respect to any voluntary request by the Borrower or an Affiliate thereof for an above-described amortization, liquidation, or termination of reinvestments so long as the aforementioned investors or purchasers cannot independently require on such date such amortization, liquidation or termination of reinvestments.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
8.1.    Acceleration. (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder, and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Secured Obligations shall immediately become due and payable without any election or action on the part of the Agent, any LC Issuer, or any Lender. With respect to Facility LCs, the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time less (y) the amount or deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (the “Collateral Shortfall Amount”). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Secured Obligations to be due and payable, or both, whereupon the Secured Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will forthwith upon such demand and without any further notice or act pay to the Agent the Collateral Shortfall Amount which funds shall be deposited in the Facility LC Collateral Account.
(ii)    If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may (and, at the direction of the Required Lenders, shall) make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(iii)    The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Secured Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuers under the Loan Documents.
(iv)    At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Secured Obligations have been paid in full in cash and the Aggregate Revolving Loan Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned promptly by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.
(v)    If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuers to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.
8.2.    Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Agent with the consent of the Required Lenders; provided, however, that no such agreement shall (i) increase the Revolving Loan Commitment of any Lender without the written consent of such Lender (provided that the Agent may make Collateral Protection Advances as set forth in Section 2.1.2), (ii) reduce or forgive the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby (other than (x) a waiver of the application of the default rate of interest pursuant to Section 2.10 and (y) any reduction of the amount of or any modification of the payment date for the mandatory payments required under Section 2.2 (other than Section 2.2.1), in each case which shall only require the approval of the Borrower and the Required Lenders), (iii) postpone any scheduled date of payment of the principal amount of any Loan or Reimbursement Obligation, or any date for the scheduled payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Loan Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 11.1, 11.2 or 11.3 or the definition of “Pro Rata Share” in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly affected thereby, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) other than in a transaction permitted under this Agreement, release the Borrower from its obligations hereunder, without the consent of each Lender, (vii) other than as expressly provided in the definition of Borrowing Base with respect to Required Lenders approving an increase in percentages reduced during a Default, increase the advance rate percentages for Perfected Cash Interests, Eligible Receivables and/or Eligible Petroleum Inventory set forth in the definition of Borrowing Base as of the Closing Date without the consent of each Lender, (viii) other than in connection with a transaction permitted under this Agreement, release all or substantially all of the Collateral without the written consent of each Lender, (ix) other than in connection with a transaction permitted under this Agreement, release all or substantially all of the Subsidiary Guarantors from their obligations under the Guaranty or any other agreement pursuant to which such Guarantors guarantee the repayment of the Secured Obligations without the written consent of each Lender, (x) amend Section 2.19.13 in a manner that would alter the participation obligation of any Lender without the consent of such Lender or (xi) extend the date by which the Increase Effective Date must occur in Section 2.22 without the consent of each Lender directly affected thereby; provided, further, that, the provisions of Section 2.4.3(b) cannot be waived or amended without the consent of each Lender directly affected thereby (and, on the date of the corresponding reduction, (A) participation interests in Non-Ratable Loans, LC Obligations and Collateral Protection Advances shall be ratably reallocated, to the extent of the Aggregate Revolving Loan Commitment in effect after giving effect to such reduction (without regard to whether the conditions set forth in Section 4.2 can then be satisfied) and (B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrower shall within three (3) Business Days following notice by the Agent (1) first, prepay the relevant Non-Ratable Exposure and Collateral Protection Advances and (2) second, cash collateralize for the benefit of the relevant LC Issuers the balance of such LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 8.1). No amendment of any provision of this Agreement relating to (a) the Agent shall be effective without the written consent of the Agent, (b) the Non-Ratable Lender or any Non-Ratable Loan shall be effective without the written consent of the Non-Ratable Lender and (c) any LC Issuer or any Facility LC shall be effective without the written consent of such LC Issuer. No amendment to Section 2.21 of this Agreement shall be effective without the written consent of the Non-Ratable Lender and each LC Issuer. The limit set forth in Section 2.1.2 on the aggregate amount of Collateral Protection Advances that may be outstanding at any time shall not be increased without the written consent of the Agent and the Lenders in the aggregate having 75% or more of the Aggregate Revolving Loan Commitment; provided, however, that if all of the Revolving Loan Commitments have been terminated, the consent of Lenders holding 75% or more of the

Aggregate Outstanding Credit Exposure shall be required to approve any such increase. Notwithstanding the foregoing, no Lender’s consent shall be required for any amendment, modification or waiver if (i) by the terms of such amendment, modification or waiver the Revolving Loan Commitment of such Lender shall terminate upon the effectiveness of such amendment, modification or waiver and (ii) at the time such amendment, modification or waiver becomes effective, such Lender receives payment in full of all of the Obligations owing to it under the Loan Documents. Notwithstanding anything to the contrary herein the Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency (and the Lenders shall be notified of any such change to this Agreement or any other Loan Document).
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof; provided, that no Lender shall be required to participate or hold commitments under any such credit facility without the consent of such Lender and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new credit facilities; provided, however, that no such additional credit facility may be added hereto or incurred hereunder unless, (x) after the addition or incurrence thereof, the sum of (A) the Aggregate Outstanding Credit Exposure and (B) the aggregate principal amount of such additional credit facility, would not exceed the Borrowing Base (and the definition of Borrowing Base shall not be amended in contravention of Section 8.2 to permit such additional credit facility) and (y) any amendment to or amendment and restatement of this Agreement effected in connection with the addition of any such credit facility shall include necessary modifications to the definitions of “Borrowing Base”, “Excess Availability” and related provisions to ensure that such new credit facility is included when determining Borrowing Base and Excess Availability compliance.
8.3.    Preservation of Rights. No failure to exercise and no delay in exercising, on the part of the Agent, the LC Issuers, and the Lenders, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
ARTICLE IX

GENERAL PROVISIONS
9.1.    Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.
9.2.    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither any LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
9.3.    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4.    Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuers, and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuers, and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.
THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
9.5.    Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.
9.6.    Expenses; Indemnification. (i) The Borrower shall reimburse the Agent and the Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including outside attorneys’ fees and time charges of attorneys for the Agent and expenses of and fees for other advisors and professionals engaged by the Agent or the Arrangers of one counsel to the Agent and the Arrangers and one counsel in each relevant local jurisdiction and, in the case of an actual or reasonably perceived conflict of interest where the parties affected by such conflict notify the Borrower of any existence of such conflict and has retained its own counsel, of another firm of counsel for such affected parties) paid or incurred by the Agent or the Arrangers in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arrangers, the LC Issuers, and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including outside attorneys’ fees and time charges and expenses of attorneys of one counsel for the Agent, the Arrangers, the LC Issuers, and the Lenders and one counsel in each relevant local jurisdiction and, in the case of an actual or reasonably perceived conflict of interest where the parties affected by such conflict notify the Borrower of any existence of such conflict and has retained its own counsel, of another firm of counsel for such affected parties) paid or incurred by the Agent, the Arrangers, any LC Issuer, or any Lender in connection with the collection and enforcement of the Loan Documents. In addition to expenses set forth above, the Borrower agrees to reimburse, without duplication, the Agent, promptly after the Agent’s request therefor, for each audit and field exam, or other business analysis performed by or for the benefit of the Holders of Secured Obligations in accordance with Section 6.9 of this Agreement or the other Loan Documents in an amount equal to the Agent’s then customary charges for each person employed to perform such audit, field exam or analysis (which, solely with respect to charges for audits of Collateral, shall not exceed a rate of $850 per day for the Agent performing such audit), plus all reasonable costs and expenses (including without limitation, travel expenses) incurred by the Agent in the performance of such audit or analysis.

(ii)    The Borrower hereby further agrees to indemnify the Agent, each Arranger, each LC Issuer, each Lender, and their respective affiliates, and each of their directors, officers, employees, agents and advisors against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, any Arranger, any LC Issuer, any Lender or any affiliate is a party thereto, and all reasonable attorneys’ fees, time charges and reasonable expenses of one firm of counsel for all indemnified parties, taken as a whole (and, in the case of an actual or perceived conflict of interest where the indemnified parties affected by such conflict notify the Borrower of any existence of such conflict and in connection with the investigating or defending any of the foregoing (including the reasonable fees) has retained its own counsel, of another firm of counsel for such affected indemnified parties), and to the extent required, one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, collectively, “Indemnified Costs”, including any such Indemnified Costs arising out of or relating to any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any Affiliate thereof or any liability under Environmental Laws related in any way to the property or operations of the Borrower or its Affiliates, or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder, and whether arising in a suit, claim or action brought by a third party or by the Borrower or any of its Subsidiaries; provided that the Borrower shall have no obligation hereunder to any Indemnified Party with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such indemnified party or any related Person as determined in a final and non-appealable judgment as determined by a court of competent jurisdiction, (ii) a material breach of the obligations of such indemnified party or any related Person under the terms of this Agreement by such indemnified party or any related Person as determined in the final and non-appealable judgment as determined by a court of competent jurisdiction in a proceeding brought by the Borrower or any Subsidiary, or (iii) any proceeding between and among indemnified parties that does not involve an act or omission by the Borrower or its Subsidiaries; provided that the Agent, the Arrangers, the LC Issuers and the Lenders to the extent acting in their capacity as such, shall remain indemnified in respect of such proceeding, to the extent that none of the exceptions set forth in clause (i), (ii) or (iii) of the immediately preceding proviso applies to such person at such time. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.
9.7.    Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders, to the extent that the Agent deems necessary.
9.8.    Accounting. Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles. If any changes in U.S. GAAP are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Borrower’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles means U.S. GAAP as of the date of such amendment.

9.9.    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
9.10.    Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuers, and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, any Arranger, any LC Issuer, nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, any Arranger, any LC Issuer, nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Agent, any Arranger, any LC Issuer, nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought or any related Person. Neither the Agent, any Arranger, any LC Issuer, any Lender, the Borrower or any Subsidiary Guarantor shall have any liability with respect to, and each such Person hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by it in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.
9.11.    Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, for use solely in connection with the transactions contemplated hereby, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, in each case which have been informed as to the confidential nature of such information, (iii) to regulatory officials having jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners or the National Association of Securities Dealers), (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, in each case which have been informed as to the confidential nature of such information, (vii) to credit insurance providers which have been informed as to the confidential nature of such information, so long as such credit insurance providers agree in writing to be bound by the requirements of this Section 9.11, and (viii) permitted by Section 12.4.
9.12.    Lenders Not Utilizing Plan Assets. Each Lender represents and warrants that none of the consideration used by such Lender to make its Loans constitutes for any purpose of ERISA or Section 4975 of the Code assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of such Lender in and under the Loan Documents shall not constitute such “plan assets” under ERISA.
9.13.    Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.
9.14.    Disclosure. The Borrower and each Lender, including each LC Issuer, hereby acknowledge and agree that each Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.15.    Performance of Obligations. The Borrower agrees that the Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) after the occurrence and during the continuance of a Default make any other payment or perform any act required of the Borrower under any Loan Document or take any other action which the Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (x) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (y) pay any rents payable by the Borrower which are more than thirty (30) days past due, or as to which the landlord has given notice of termination, under any lease. The Agent shall use its best efforts to give the Borrower notice of any action taken under this Section 9.15 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower’s obligations in respect thereof. The Borrower agrees to pay the Agent, upon demand, the principal amount of all funds advanced by the Agent under this Section 9.15, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this Section 9.15 within one (1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent’s demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its Pro Rata Share of any such unreimbursed advance under this Section 9.15 shall neither relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender’s Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this Section 9.15 shall constitute Obligations secured by the Collateral until paid in full by the Borrower.
9.16.    Subordination of Intercompany Indebtedness. The Borrower agrees that any and all claims of the Borrower against any of its Subsidiaries that is a guarantor with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations; provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing the Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such guarantor to the extent permitted by the terms of this Agreement and the other Loan Documents. Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from any guarantor, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any guarantor shall be and are subordinated to the rights of the Holders of Secured Obligations in those assets. The Borrower shall not have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Secured Obligations (or any affiliate thereof) have been terminated. If all or any part of the assets of any guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such guarantor is dissolved or if substantially all of the assets of any such guarantor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of any guarantor to the Borrower (“Intercompany Indebtedness”) shall be paid or delivered directly to the Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness after an Insolvency Event prior to the satisfaction of all of the Secured Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Secured Obligations (and their Affiliates), the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Agent, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the Holder of Secured Obligations. If the Borrower fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees are irrevocably authorized to make the same. The Borrower agrees that until the Secured Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of the Secured Obligations (and their Affiliates) have been terminated, the Borrower will not assign or transfer to any Person (other than the Agent) any claim the Borrower has or may have against any guarantor.
9.17.    Certifications Regarding Indentures. The Borrower hereby certifies to the Agent and the Lenders that, immediately prior to the effectiveness of the Revolving Loan Commitments, and immediately prior to each Credit Extension hereunder, the Borrower’s incurrence of Indebtedness under this Agreement and the other Loan Documents does not violate (i) Section 4.09 of the Indenture, dated as of June 5, 2009, as amended or modified from time to time, to which the Borrower and certain of its Subsidiaries are subject and pursuant to which the Borrower issued certain 9 3/4% Senior Notes Due 2019, and (ii) Section 4.09 of the Indenture, dated as of September 27, 2012, as amended or modified from time to time, to which the Borrower and certain of its Subsidiaries are subject and pursuant to which the Borrower issued certain 4 1/4% Senior Notes Due 2017 and 5 3/8% Senior Notes Due 2022. The Borrower further certifies to the Agent and the Lenders that the Revolving Loan Commitment component of this Agreement and the other Loan Documents constitute a “Credit Facility” and a “Senior Credit Facility” under each of the foregoing Indentures. The Borrower further certifies that the Revolving Loan Commitments, this Agreement, and the other Loan Documents collectively constitute “Senior Debt” under each of the foregoing Indentures.
9.18.    Co-Agents. Other than as set forth in Section 9.6, no Lender identified in this Agreement as the syndication agent, the co-documentation agents or any other Co-Agent shall have any right, power, obligation, liability, responsibility, or duty under any Loan Document other than those applicable to any Lender as such. Without limiting the foregoing, no such Lender shall have or be deemed to have a fiduciary relationship with any Lender.
ARTICLE X

THE AGENT
10.1.    Appointment; Nature of Relationship. JPMorgan Chase Bank, National Association is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any of the Holders of Secured Obligations by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Holders of Secured Obligations, (ii) is a “representative” of the Holders of Secured Obligations within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its Affiliates as Holders of Secured Obligations, hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Secured Obligations hereby waives.
10.2.    Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.
10.3.    General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, or any Lender or Holder of Secured Obligations for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person or any related Person.
10.4.    No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).
10.5.    Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such). The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
10.6.    Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent’s duties hereunder and under any other Loan Document.
10.7.    Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.
10.8.    Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to the Lenders’ Pro Rata Shares of the Aggregate Revolving Loan Commitment (or, if the Aggregate Revolving Loan Commitment has been terminated, of the Aggregate Outstanding Revolving Loan Credit Exposure) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Secured Obligations and termination of this Agreement.
10.9.    Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.
10.10.    Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Revolving Loan Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the

Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.
10.11.    Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arrangers or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.
10.12.    Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign. The Agent may not be removed at any time without its prior written consent. Upon any resignation, the Required Lenders shall have the right, with the consent of the Borrower so long as no Default has occurred and is continuing (such consent not to be unreasonably withheld or delayed), to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, with the consent of the Borrower so long as no Default has occurred and is continuing (such consent not to be unreasonably withheld or delayed), on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of the Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.
10.13.    Agent and Arrangers Fees. The Borrower agrees to pay to the Agent and the Arrangers, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arrangers pursuant to the fee letter dated November 30, 2012 by and between the Borrower and the Agent, as amended or modified from time to time.

10.14.    Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.
10.15.    Collateral Documents. (a) Each Lender authorizes the Agent to enter into each of the Collateral Documents to which it is a party (including Amendment No. 2 to the Security Agreement) and to take all action contemplated by such documents. Each Lender agrees that no Holder of Secured Obligations (other than the Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.
(b)    In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Agent on behalf of the Holders of Secured Obligations.
(c)    The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Aggregate Revolving Loan Commitment and payment and satisfaction of all of the Obligations (other than contingent indemnity obligations and Rate Management Obligations) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.15.
(d)    Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Borrower to the Agent, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary Guarantor in respect of) all interests retained by the Borrower or any Subsidiary Guarantor, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral.
10.16.    Exercise of Certain Remedies. Except with respect to the exercise of setoff rights of any Lender in accordance with Section 11.1, the proceeds of which are applied in accordance with this Agreement, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, with the consent of the Agent.

ARTICLE XI
SETOFF; RATABLE PAYMENTS
11.1.    Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part thereof, shall then be due and Borrower shall be promptly notified in writing thereof by such Lender and Affiliate.
11.2.    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5 or as otherwise provided herein) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a participation in the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
11.3.    Application of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent or any LC Issuer and except as provided in the fee letter referenced in Section 10.13. Subject to the provisions of Section 2.2 governing the application of mandatory prepayments, all payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of any Collateral received by the Agent following acceleration of the maturity of the Obligations pursuant to Section 8.1, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agent from the Borrower, second, to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Borrower, third, to pay interest due in respect of the Revolving Loans, including Non-Ratable Loans and Collateral Protection Advances, fourth, to pay or prepay ratably the principal amount of the Collateral Protection Advances, fifth, to pay or prepay ratably the principal amount of the Non-Ratable Loans and the Revolving Loans, unpaid Reimbursement Obligations in respect of Facility LCs, and an amount to the Agent equal to one hundred and three percent (103%) of the aggregate undrawn face amount of all outstanding Facility LCs to be held as cash collateral for such Obligations, sixth, to pay any amounts owing with respect to Bank Products, seventh, to the payment of any other Secured Obligation due to the Agent or any Lender by the Borrower, and eighth, to the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, neither the Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan, or (b) in the event, and only to the extent, that there are no outstanding Floating Rate Loans and, in any event, the Borrower shall pay the breakage losses with respect to Eurodollar Loans in accordance with Section 3.4. The Agent and the Required Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured

Obligations. Unless otherwise required by the terms of this Agreement, all principal payments in respect of Loans (other than Non-Ratable Loans and Collateral Protection Advances) shall be applied first to repay outstanding Floating Rate Loans, and then to repay outstanding Eurodollar Loans with those Eurodollar Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.
11.4.    Failure to Make Payment. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.11, 2.18, 2.19.5, 9.15 or 10.8, then the Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Agent for the account of such Lender for the benefit of the Agent, the Non-Ratable Lender or any LC Issuer to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Agent in its discretion.

ARTICLE XII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
12.1.    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participants must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank, (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee or (z) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to direct or indirect contractual counterparties in swap agreements relating to the Loans; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.
12.2.    Participations.

12.2.1 Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.
12.2.2 Register. Each Lender that sells a participating interest, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Outstanding Credit Exposure, any Note, any Revolving Loan Commitment or any other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Outstanding Credit Exposure, Note, Revolving Loan Commitment or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower, such Lender and the Agent shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding notice to the contrary.
12.2.3 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Revolving Loan Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2.
12.2.4 Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

12.3.    Assignments.
12.3.1 Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be evidenced by an agreement substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto (each such agreement, an “Assignment Agreement”). Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall, unless otherwise consented to in writing by the Borrower and the Agent, either be in an amount equal to the entire applicable Outstanding Credit Exposure of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $10,000,000 with respect to Revolving Loans. The amount of the assignment shall be based on the Outstanding Credit Exposure subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the Assignment Agreement.
12.3.2 Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within fifteen (15) Business Days after having received notice thereof; provided, further, that the consent of the Borrower shall not be required if (i) a Default has occurred and is continuing or (ii) such assignment is in connection with the physical settlement of any Lender’s obligations to direct or indirect contractual counterparties in swap agreements relating to the Loans; provided, that the assignment without the Borrower’s consent pursuant to clause (ii) shall not increase the Borrower’s liability under Section 3.5. The consent of the Agent and, for so long as JPMorgan is an LC Issuer hereunder, JPMorgan in its capacity as a LC Issuer shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.
12.3.3 Effect; Effective Date. Upon (i) delivery to the Agent of an Assignment Agreement, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent or unless such assignment is made to such assigning Lender’s Affiliate or an Approved Fund), such assignment shall become effective on the effective date specified in such assignment. The Assignment Agreement shall contain a representation and warranty by the Purchaser to the effect that the assignment evidenced thereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights, benefits and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender’s rights, benefits and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the Loan Documents. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that, upon cancellation and surrender to the Borrower of the Notes (if any) held by the transferor Lender, new Notes or, as appropriate, replacement Notes are issued to such transferor Lender, if applicable, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitments (or, if the Termination Date has occurred, their respective Outstanding Credit Exposure), as adjusted pursuant to such assignment.
12.3.4 Register. The Agent, acting solely for this purpose as an agent of the Borrower (and the Borrower hereby designates the Agent to act in such capacity), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Revolving Loan Commitments of, and principal amounts of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time and whether such Lender is an original Lender or assignee of another Lender pursuant to an assignment under this Section 12.3. The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
12.4.    Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.
12.5.    Tax Certifications. If any interest in any Loan Document is transferred to any Transferee, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).
ARTICLE XIII
NOTICES
13.1.    Notices.
(a)    Except as otherwise permitted by Section 2.13 with respect to borrowing notices, (and subject to Section 13.1(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrower, to it at 19100 Ridgewood Parkway, San Antonio, Texas 78259, Attention of Corporate Secretary (Telecopy No. 210-569-5130; Telephone No. 210-626-6000), with copies to the Finance Department/Treasurer, Attention Tracy Jackson (Telecopy No. 210-569-5130; Telephone No. 210-626-6779);
(ii)    if to the Agent, to JPMorgan Chase Bank, N.A., 2200 Ross Avenue, 9th Floor, Dallas, Texas 75201, Attention of Region Manager (Telecopy No. (214) 965-4731),with a copy to JPMorgan Chase Bank, N.A., 2200 Ross Avenue, 9th Floor, Dallas, Texas 75201, Attention of J. Devin Mock (Telecopy No. (214) 965-2594);

(iii)    If to JPMorgan as LC Issuer, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, 22nd Floor, Chicago, Illinois 60603, Attention of Olga Prado (Telecopy No. (312) 732-7606),or in the case of any other LC Issuer, to it at the address and telecopy number specified from time to time by such LC Issuer to the Borrower and the Agent;
(iv)    if to the Non-Ratable Lender, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, 22nd Floor, Chicago, Illinois 60603, Attention of Olga Prado (Telecopy No. (312) 732-7606); and
(v)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agent and the applicable Lender. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
13.2.    Change of Address. The Borrower, the Agent, any LC Issuer, and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.
ARTICLE XIV
COUNTERPARTS; INTEGRATION; EFFECTIVENESS
This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.
ARTICLE XV
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
15.1    CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
15.2    CONSENT TO JURISDICTION. THE BORROWER, THE AGENT AND EACH LENDER AND EACH LC ISSUER EACH HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT SITTING IN OR WITH

DIRECT JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN OR WITH DIRECT JURISDICTION OVER THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS (OTHER THAN ANY COLLATERAL DOCUMENTS). THE BORROWER, THE AGENT, EACH LC ISSUER AND EACH LENDER EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
15.3    WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, EACH LC ISSUER, EACH LENDER, AND EACH OTHER HOLDER OF SECURED OBLIGATIONS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
ARTICLE XVI
PRIOR CREDIT AGREEMENT    The Borrower, certain of the Lenders, and the Agent are parties to the Prior Credit Agreement. The Borrower, the Lenders, and the Agent agree that upon (i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the aforementioned parties) of the conditions precedent set forth in Section 4.1, the terms and conditions of the Prior Credit Agreement shall be and hereby are amended, superseded, and restated in their entirety by the terms and provisions of this Agreement. All amounts outstanding or otherwise due and payable under the Prior Credit Agreement prior to the Closing Date shall, on and after the Closing Date, be outstanding and due and payable under this Agreement. Notwithstanding the foregoing, the Borrower affirms its rights, duties and obligations under the Security Agreement, including, without limitation, the security interest granted thereunder, and the other Loan Documents delivered in connection herewith, and agrees and acknowledges that this Agreement constitutes the “Credit Agreement” referenced therein. Without limiting the foregoing, upon the effectiveness hereof, the Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the Prior Credit Agreement as are necessary in order that each such Lender’s Outstanding Credit Exposure hereunder reflects such Lender’s Pro Rata Share of the Aggregate Outstanding Credit Exposure on the Closing Date. Upon the effectiveness hereof, each Departing Lender’s “Revolving Loan Commitment” under the Prior Credit Agreement shall be terminated, each Departing Lender shall have received payment in full of all of the “Obligations” under the Prior Credit Agreement (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, “Rate Management Obligations”, contingent indemnity obligations and other contingent obligations owing to it under the “Loan Documents” as defined in the Prior Credit Agreement) and each Departing Lender shall not be a Lender hereunder. All Lenders agree and acknowledge that only Departing Lenders shall receive full repayment of their “Obligations” under the Prior Credit Agreement on the effective Closing Date, as such Departing Lenders shall not constitute Lenders hereunder, and the Lenders consent to such full repayment as described above.

ARTICLE XVII
USA PATRIOT ACT    Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower and each Subsidiary Guarantor that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Person, which information includes the name and address of such Person and other information that will allow such Lender to identify such Person in accordance with the Act.

The remainder of this page is intentionally blank

IN WITNESS WHEREOF, the Borrower, the Lenders, the initial LC Issuer, and the Agent have executed this Agreement as of the date first above written.

TESORO CORPORATION,
as the Borrower

By:	/s/ TRACY D. JACKSON
Name:	Tracy D. Jackson
Title:	Vice President and Treasurer

Signature Page to Sixth Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, individually, as an LC Issuer, as the
Non-Ratable Lender and as Administrative Agent

By:	/s/ J. DEVIN MOCK
Name:	J. Devin Mock
Title:	Authorized Officer

Signature Page to Sixth Amended and Restated Credit Agreement

THE ROYAL BANK OF SCOTLAND plc,
as a Lender

By:	/s/ JOHN PREECE
Name:	John Preece
Title:	Authorised Signatory

Signature Page to Sixth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ JAMES B. ALLIN
Name:	James B. Allin
Title:	Senior Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

BNP PARIBAS,
as a Lender

By:	/s/ MATTHEW L. ROSETTI
Name:	Matthew L. Rosetti
Title:	Director

By:	/s/ A-C MATHIOT
Name:	A-C Mathiot
Title:	Managing Director

Signature Page to Sixth Amended and Restated Credit Agreement

CITIBANK, N.A.,
as a Lender

By:	/s/ BRENDAN MACKAY
Name:	Brendan Mackay
Title:	Director and Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

NATIXIS,
as a Lender

By:	/s/ DANIEL PAYER
Name:	Daniel Payer
Title:	Managing Director

By:	/s/ LOUIS P. LAVILLE, III
Name:	Louis P. Laville, III
Title:	Managing Director

Signature Page to Sixth Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ JOHN FRAZELL
Name:	John Frazell
Title:	Director

Signature Page to Sixth Amended and Restated Credit Agreement

WELLS FARGO BANK, NA,
as a Lender

By:	/s/ PETER AZIZ
Name:	Peter Aziz
Title:	Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

MIZUHO CORPORATE BANK, LTD.,
as a Lender

By:	/s/ LEON MO
Name:	Leon Mo
Title:	Authorized Signatory

Signature Page to Sixth Amended and Restated Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA S.A.,
NEW YORK BRANCH, as a Lender

By:	/s/ MICHAEL OKA
Name:	Michael Oka
Title:	Executive Director

By:	/s/ LUCA SACCHI
Name:	Luca Sacchi
Title:	Executive Director

Signature Page to Sixth Amended and Restated Credit Agreement

CRÉDIT AGRICOLE CORPORATE & INVESTMENT
BANK, as a Lender

By:	/s/ DAVID GURGHIGIAN
Name:	David Gurghigian
Title:	Managing Director

By:	/s/ MICHAEL WILLIS
Name:	Michael Willis
Title:	Managing Director

Signature Page to Sixth Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ CHAD GREENE
Name:	Chad Greene
Title:	Officer

Signature Page to Sixth Amended and Restated Credit Agreement

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ KRISTAN SPIVEY
Name:	Kristan Spivey
Title:	Authorized Signatory

Signature Page to Sixth Amended and Restated Credit Agreement

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ LANA GIFAS
Name:	Lana Gifas
Title:	Director

By:	/s/ JOSELIN FERNANDES
Name:	Joselin Fernandes
Title:	Associate Director

Signature Page to Sixth Amended and Restated Credit Agreement

RB INTERNATIONAL FINANCE (USA), LLC,
as a Lender

By:	/s/ STEPHEN A. PLAUCHE
Name:	Stephen A. Plauche
Title:	First Vice President

By:	/s/ BRAD WOODHOUSE
Name:	Brad Woodhouse
Title:	Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Lender

By:	/s/ NUPUR KUMAR
Name:	Nupur Kumar
Title:	Vice President

By:	/s/ WEI-JEN YUAN
Name:	Wei-Jen Yuan
Title:	Associate

Signature Page to Sixth Amended and Restated Credit Agreement

THE BANK OF TOKYO MITSUBISHI UFJ, LTD.,
as a Lender

By:	/s/ MARIA FERRADAS
Name:	Maria Ferradas
Title:	Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as a Lender

By:	/s/ ERIN MORRISSEY
Name:	Erin Morrissey
Title:	Director

By:	/s/ DUSAN LAZAROV
Name:	Dusan Lazarov
Title:	Director

Signature Page to Sixth Amended and Restated Credit Agreement

REGIONS BANK,
as a Lender

By:	/s/ DAN CLUBB
Name:	Dan Clubb
Title:	Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ SHUJI YABE
Name:	Shuji Yabe
Title:	Managing Director

Signature Page to Sixth Amended and Restated Credit Agreement

SUNTRUST BANK,
as a Lender

By:	/s/ LYNN TRAPANESE
Name:	Lynn Trapanese
Title:	Director

Signature Page to Sixth Amended and Restated Credit Agreement

BARCLAYS BANK PLC,
as a Lender

By:	/s/ VANESSA KURBATSKIY
Name:	Vanessa Kurbatskiy
Title:	Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

CIBC INC.,
as a Lender

By:	/s/ TRUDY NELSON
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ RICHARD ANTL
Name:	Richard Antl
Title:	Authorized Signatory

Signature Page to Sixth Amended and Restated Credit Agreement

COMERICA BANK,
as a Lender

By:	/s/ JOEY POWELL
Name:	Joey Powell
Title:	Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ TERRENCE BRODERICK
Name:	Terrence Broderick
Title:	Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION.,
as a Lender

By:	/s/ NANCY M. MAK
Name:	Nancy M. Mak
Title:	Senior Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

SIEMENS FINANCIAL SERVICES, INC.,
as a Lender

By:	/s/ JEFFREY B. IERVESE
Name:	Jeffrey B. Iervese
Title:	Vice President

By:	/s/ANDREW BENEDUCE
Name:	Andrew Beneduce
Title:

Signature Page to Sixth Amended and Restated Credit Agreement

FROST BANK,
as a Lender

By:	/s/ SARAH CERNOSEK
Name:	Sarah Cernosek
Title:	Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

AMEGY BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ H. BROCK HUDSON
Name:	H. Brock Hudson
Title:	Senior Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

BANK HAPOALIM B.M.,
as a Lender

By:	/s/ JAMES P. SURLESS
Name:	James P. Surless
Title:	Vice President

By:	/s/ FREDERIC S. BECKER
Name:	Frederic S. Becker
Title:	Senior Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

FIFTH THIRD BANK,
as a Lender

By:	/s/ BYRON L. COOLEY
Name:	Byron L. Cooley
Title:	Executive Director

Signature Page to Sixth Amended and Restated Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION
as a Lender

By:	/s/ WADIE C HABIBY
Name:	Wadie C Habiby
Title:	Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

AMALGAMATED BANK,
as a Lender

By:	/s/ MARISSA BIANCO WYCH
Name:	Marissa Bianco Wych
Title:	Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

FIRST HAWAIIAN BANK,
as a Lender

By:	/s/ SUSAN TAKEDA
Name:	Susan Takeda
Title:	Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

CITY NATIONAL BANK, a national banking
association, as a Lender

By:	/s/ MIA BOLIN
Name:	Mia Bolin
Title:	Vice President

Signature Page to Sixth Amended and Restated Credit Agreement

LLOYDS TSB BANK PLC,
as a Departing Lender

By:	/s/ STEPHEN GIACOLONE
Name:	Stephen Giacolone
Title:	Assistant Vice President -G011

By:	/s/ JULIA R. FRANKLIN
Name:	Julia R. Franklin
Title:	Vice President - F014

Signature Page to Sixth Amended and Restated Credit Agreement

SOCIÉTÉ GÉNÉRALE,
as a Departing Lender

By:	/s/ CHAD CLARK
Name:	Chad Clark
Title:	Managing Director

Signature Page to Sixth Amended and Restated Credit Agreement

COMMITMENT SCHEDULE AS OF THE CLOSING DATE

LENDER	REVOLVING LOAN COMMITMENT
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION	$120,000,000
THE ROYAL BANK OF SCOTLAND PLC	$120,000,000
WELLS FARGO BANK, N.A.	$170,000,000
BANK OF AMERICA, N.A.	$85,000,000
BARCLAYS BANK PLC	$45,000,000
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$45,000,000
CITIBANK, N.A.	$85,000,000
CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK	$65,000,000
MIZUHO CORPORATE BANK, LTD.	$85,000,000
NATIXIS	$85,000,000
SUNTRUST BANK	$45,000,000
BANCO BILBAO VIZCAYA ARGENTARIA S.A., NEW YORK BRANCH	$65,000,000
DEUTSCHE BANK TRUST COMPANY AMERICAS	$45,000,000
UBS AG, STAMFORD BRANCH	$65,000,000
RB INTERNATIONAL FINANCE (USA), LLC	$65,000,000
REGIONS BANK	$45,000,000
BANK OF NOVA SCOTIA	$85,000,000
BNP PARIBAS	$0
CIBC INC.	$30,000,000
FIFTH THIRD BANK	$35,000,000
SUMITOMO MITSUI BANKING CORPORATION	$45,000,000
PNC BANK, NATIONAL ASSOCIATION	$65,000,000
ROYAL BANK OF CANADA	$65,000,000
CAPITAL ONE, N.A.	$30,000,000
HSBC BANK USA, NATIONAL ASSOCIATION	$15,000,000
U.S. BANK NATIONAL ASSOCIATION	$30,000,000
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	$45,000,000
CITY NATIONAL BANK	$35,000,000
FROST BANK	$20,000,000
COMERICA BANK	$30,000,000
BANK HAPOALIM	$15,000,000
AMALGAMATED BANK	$25,000,000
AMEGY BANK NATIONAL ASSOCIATION	$20,000,000
SIEMENS FINANCIAL SERVICES, INC.	$25,000,000
FIRST HAWAIIAN BANK	$0

TOTAL	$1,850,000,000

COMMITMENT SCHEDULE AS OF THE INCREASE EFFECTIVE DATE

LENDER	REVOLVING LOAN COMMITMENT
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION	$200,000,000
THE ROYAL BANK OF SCOTLAND PLC	$200,000,000
WELLS FARGO BANK, N.A.	$200,000,000
BANK OF AMERICA, N.A.	$125,000,000
BARCLAYS BANK PLC	$125,000,000
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$125,000,000
CITIBANK, N.A.	$125,000,000
CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK	$125,000,000
MIZUHO CORPORATE BANK, LTD.	$125,000,000
NATIXIS	$125,000,000
SUNTRUST BANK	$100,000,000
BANCO BILBAO VIZCAYA ARGENTARIA S.A., NEW YORK BRANCH	$100,000,000
DEUTSCHE BANK TRUST COMPANY AMERICAS	$100,000,000
UBS AG, STAMFORD BRANCH	$100,000,000
RB INTERNATIONAL FINANCE (USA), LLC	$100,000,000
REGIONS BANK	$100,000,000
BANK OF NOVA SCOTIA	$85,000,000
BNP PARIBAS	$80,000,000
CIBC INC.	$75,000,000
FIFTH THIRD BANK	$75,000,000
SUMITOMO MITSUI BANKING CORPORATION	$75,000,000
PNC BANK, NATIONAL ASSOCIATION	$65,000,000
ROYAL BANK OF CANADA	$65,000,000
CAPITAL ONE, N.A.	$50,000,000
HSBC BANK USA, NATIONAL ASSOCIATION	$50,000,000
U.S. BANK NATIONAL ASSOCIATION	$50,000,000
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	$45,000,000
CITY NATIONAL BANK	$35,000,000
FROST BANK	$35,000,000
COMERICA BANK	$30,000,000
BANK HAPOALIM	$25,000,000
AMALGAMATED BANK	$25,000,000
AMEGY BANK NATIONAL ASSOCIATION	$25,000,000
SIEMENS FINANCIAL SERVICES, INC.	$25,000,000
FIRST HAWAIIAN BANK	$10,000,000

TOTAL	$3,000,000,000

PRICING SCHEDULE

Index Debt Ratings	Commitment Fee Rate	Eurodollar Rate Margin	Floating Rate Margin
Category 1: Index Debt Rating of BBB+ by S&P or Baa1 by Moody’s or higher	0.375%	1.25%	0.25%
Category 2: Index Debt Rating of BBB by S&P or Baa2 by Moody’s	0.375%	1.50%	0.50%
Category 3: Index Debt Rating of BBB- by S&P or Baa3 by Moody’s	0.375%	1.75%	0.75%
Category 4: Index Debt Rating of BB+ by S&P or Ba1 by Moody’s	0.50%	2.00%	1.00%
Category 5: Index Debt Rating of BB by S&P or Ba2 by Moody’s or lower	0.50%	2.25%	1.25%

For purposes of, and notwithstanding, the foregoing, (i) if either Moody’s or S&P shall not have in effect an Index Debt Rating for the Borrower, then such rating agency shall be deemed to have established such a rating in Category 5; (ii) if the Index Debt Ratings established or deemed to have been established by Moody’s and S&P shall fall within different categories, the Applicable Margin and the Applicable Fee Rate shall be based on the higher of the two ratings; and (iii) if the Index Debt Ratings established or deemed to have been established by Moody’s and S&P shall be changed, such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to the Loan Documents or otherwise. Each change in the Applicable Margin and the Applicable Fee ate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

DEPARTING LENDER SCHEDULE

Lloyds TSB Bank Plc
Société Générale

SCHEDULE 1.1(a)
ELIGIBLE CARRIERS

Any pipeline or other carrier which the Borrower utilizes and which is acceptable to the Agent.

SCHEDULE 1.1(b)
DROP DOWN ASSETS

Golden Eagle Truck Rack
Hawaii Pipeline System (All pipelines)
Hawaii Barber's Point and Sand Island Terminals
Alaska Tesoro Pipeline
Kenai Pipeline
Kenai Tank Farm
Alaska KPL Docks
Long Beach Dock
GE Amorco Wharf (dock)
GE Pipelines (incl. in docks)
GE NGL Rack
Nikiski Terminal
Hilo Terminal
LAR Pipelines
Kahului Terminal
Hawaii SPM (dock)
Anacortes Wharf (3 crude tanks)
Lihue Terminal
MNT -- TC/TR Tank Car/Truck
Port Angeles Terminal/Dock
Avon Wharf (dock)
Kawaihae Terminal
Pittsburg Terminal (idle)
Honolulu Trucking
Barber's Point Dock
Hilo Trucking

All rail loading and unloading facilities
All sulfur and coke handling and transporting facilities and assets

SCHEDULE 2.19.1

LETTERS OF CREDIT UNDER PRIOR CREDIT AGREEMENT

[Attached]

SCHEDULE 5.8(i)
SUBSIDIARIES

Entity Name	Jurisdiction of Formation	% Ownership Interest
Tesoro Wasatch, LLC	Delaware	100.0%
Tesoro Companies, Inc.	Delaware	100.0%
Tesoro Alaska Company	Delaware	100.0%
Tesoro Refining & Marketing Company LLC	Delaware	100.0%
Tesoro Alaska Pipeline Company	Delaware	100.0%
Kenai Pipe Line Company	Delaware	100.0%
Tesoro Logistics GP, LLC	Delaware	100.0%
Tesoro High Plains Pipeline Company LLC	Delaware	47.3%
Tesoro Logistics LP	Delaware	47.3%
Tesoro Logistics Operations LLC	Delaware	47.3%
Tesoro Logistics Finance Corp.	Delaware	47.3%
Tesoro Logistics Pipelines LLC	Delaware	47.3%
Tesoro Logistics Northwest Pipeline LLC	Delaware	47.3%
Interior Fuels Company	Alaska	100.0%
Tesoro Panama Company, S.A.	Panama	100.0%
Tesoro Petroleum (Singapore) Pte. Ltd.	Singapore	100.0%
Tesoro Canada Supply & Distribution Ltd.	British Columbia, Canada	100.0%
Tesoro Hawaii, LLC	Hawaii	100.0%
Tesoro West Coast Company, LLC	Delaware	100.0%
Tesoro Sierra Properties, LLC	Delaware	100.0%
Tesoro Northstore Company	Alaska	100.0%
Tesoro South Coast Company, LLC	Delaware	100.0%
Tesoro Trading Company	Delaware	100.0%
Tesoro Environmental Resources Company	Delaware	100.0%
Tesoro Aviation Company	Delaware	100.0%
Tesoro Maritime Company	Delaware	100.0%
Tesoro Far East Maritime Company	Delaware	100.0%
Gold Star Maritime Company	Delaware	100.0%
Smiley’s Super Service, Inc.	Hawaii	100.0%
Redland Vision, LLC	Delaware	100.0%
RW Land Company	Delaware	100.0%
RidgeWood Association	Texas	100.0%
Ridgewood Insurance Company	Vermont	100.0%
Tesoro Insurance Holding Company	Delaware	100.0%
Tesoro SoCal Pipeline Company LLC	Delaware	100.0%
Treasure Franchise Company LLC	Delaware	100.0%

SCHEDULE 5.8(ii)
SUBSIDIARY GUARANTORS

Tesoro Wasatch, LLC
Tesoro Companies, Inc.
Tesoro Alaska Company
Tesoro Refining & Marketing Company LLC
Tesoro Panama Company, S.A.
Tesoro Canada Supply & Distribution Ltd.
Tesoro Hawaii, LLC
Tesoro West Coast Company, LLC
Tesoro Sierra Properties, LLC
Tesoro Northstore Company
Tesoro South Coast Company, LLC
Tesoro Trading Company
Tesoro Environmental Resources Company
Tesoro Aviation Company
Tesoro Maritime Company
Tesoro Far East Maritime Company
Gold Star Maritime Company
Smiley’s Super Service, Inc.
Tesoro Insurance Holding Company
Tesoro SoCal Pipeline Company LLC
Treasure Franchise Company LLC

SCHEDULE 5.9
ERISA

The following individuals are involved in a multi-employer plan:
No multi-employer plans exist.

SCHEDULE 6.13
INVESTMENTS

Funds are primarily concentrated in the JPM collection account
Other various small operating bank accounts with minimal amounts of cash/investments

SCHEDULE 6.14
INDEBTEDNESS
Computation of Indebtedness Pursuant to the Credit Agreement
Capital structure as of November 30, 2012 was comprised of (in millions):

Existing Revolving Credit Facilities
Tesoro Corporation Revolving Credit Facility	$1,850
Tesoro Logistics LP Revolving Credit Facility (non-recourse to Tesoro Corporation)	500

Debt Outstanding as November 30, 2012
Tesoro Corporation Revolving Credit Facility	$0
Tesoro Logistics LP Revolving Credit Facility (non-recourse to Tesoro Corporation)	0
4.250% Senior Notes due 2017	450
9.750% Senior Notes due 2019 (net of unamortized discount)	291
5.875% Tesoro Logistics LP Senior Notes due 2020	350
5.375% Senior Notes due 2022	475
Capital Lease Obligations and Other	20

Total Debt Outstanding	$1,586

SCHEDULE 6.15
LIENS

Liens arising in the ordinary course of business of the Borrower and its Subsidiaries to secure the payment of tariffs, storage fees, TAPS fees, dock use fees and all other liens in the nature of warehouseman's, landlord's tank storage, or pipeline liens.
Liens securing equipment, fixtures, improvements, inventory (other than Petroleum Inventory) and liquor licenses at Tesoro Northstore locations.
Liens securing all equipment arising under Capitalized Lease Obligations.
Liens in favor of Pacific Lighting Gas Development Company covering production of natural gas from Tesoro's interest in Canada's Arctic Islands.
Liens from State of Texas, Bexar County, San Antonio Independent School District on Tesoro Trading Company and the IRS, Austin, TX on Tesoro Northstore Corp.
Liens securing foreign held inventory which arise from the financing/posting of LCs for foreign sourced inventory.
Liens arising from the leasing of platinum and palladium by the Borrower and its Subsidiaries.

EXHIBIT A

[INTENTIONALLY OMITTED]

A-1

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE

To:	The Lenders parties to the
Credit Agreement described below
This Compliance Certificate is furnished pursuant to that certain Sixth Amended and Restated Credit Agreement, dated as of January 4, 2013 (as the same may be amended, modified, renewed or extended from time to time, the “Agreement”), among Tesoro Corporation (the “Borrower”), the financial institutions from time to time party thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Agent”) for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1. I am the duly elected __________ of the Borrower;
2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;
3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;
4. All of the representations and warranties set forth in Article V of the Agreement are true and correct in all material respects as of the date hereof or as of such earlier date that may be specified in the Agreement;
5.    No material adverse change in the business, Property, condition (financial or otherwise), operations or results of operations of the Borrower or any of its Subsidiary Guarantors has occurred since December 31, 2011 other than as disclosed in Form 10-K filed by the Borrower with the U.S. Securities and Exchange Commission for the fiscal year ending December 31, 2011 with respect to the operations and results of operations of the Borrower and its consolidated Subsidiaries; and
6. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of __________, 20___.
The Borrower hereby certifies, through its [insert title of certifying officer], that the information set forth herein is accurate as of __________ ___, 20__, to the best of such officer's knowledge, after diligent inquiry, and that the financial statements delivered herewith present fairly the financial position of the Borrower and its consolidated Subsidiaries at the dates indicated and the results of their operation and changes in their financial position for the periods indicated in conformity with Agreement Accounting Principles, consistently applied.
Attached hereto are true and correct copies of the certificates filed by the Borrower in connection with Form 10[-K][-Q] with the U.S. Securities and Exchange Commission relating to Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 for the accounting period covered by the attached financial statements.
Dated _____________ ___, 20__

TESORO CORPORATION
By:
Name:
Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

[BORROWER TO ADD ADDITIONAL INFORMATION WHEN REQUIRED]

I.	FINANCIAL COVENANTS

For the purposes of the following covenants, Consolidated EBITDA for the Borrower and its Subsidiaries shall be calculated as follows, in each case on a consolidated basis1:

a.		net income		$________

b.	+	interest expense	$________

c.	+	income and franchise
		tax expense		$________

d.	+	depreciation		$________

e.	+	amortization		$________

f.	+	other non-cash
		charges	$________

g.	–	interest income	$________

h.	–	other non-cash
		income		$________

i.	–	Consolidated EBITDA for any Material Disposition (if positive)		$________

j.	+	Consolidated EBITDA for any Material Acquisition (if positive)		$________

k.	=	EBITDA		$________

____________________________
1 No amounts in respect of Net Mark-to-Market Exposure shall be included in any computation of Consolidated EBITDA

A.	Fixed Charge Coverage Ratio (Section 6.21).

	(1)	Consolidated EBITDA (excluding any MLP
EBITDA), minus expenses for cash federal income
taxes paid, minus Net Consolidated Capital
Expenditures (excluding any MLP Capital
Expenditures), minus Restricted Payments, plus any
Cash dividend or cash distribution made by any
Excluded Subsidiary in respect of its equity interests
to the Borrower or any Subsidiary, plus cash federal
		income tax refunds received	$________________

	(2)	Fixed Charges, all calculated on a rolling four-quarter
basis for the Borrower and its Subsidiaries, on a
consolidated basis, and without duplication
		with respect to Capitalized Leases	$________________

	(3)	“Fixed Charge Coverage Ratio”
		(Ratio of (1) to (2))	__________ to 1.00

	(4)	Fixed Charge Coverage Ratio not to
be less than 1.00 to 1.00 for the reporting
period covered hereby unless Excess Availability
exceeds the greater of (i) $175,000,000
and (ii) 10% of the Borrowing Base

	(5)	Does Excess Availability exceed (i) $175,000,000
		and (ii) 10% of the Borrowing Base	Yes/No
If yes, please provide supporting information.

B.	Minimum Consolidated Tangible Net Worth (Section 6.22).
State whether Consolidated Tangible Net Worth of the Borrower was less than $2,700,000,000 plus seventy-five percent (75%) of Consolidated Net Income (if positive) earned in each completed fiscal year beginning with the fiscal year ending December 31, 2013.

Yes/No

EXHIBIT C
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Sixth Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, without limitation, any letters of credit included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including, without limitation, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:		[and is an Affiliate/Approved
Fund of [identify Lender]][2]

3.	Borrower:	Tesoro Corporation

4.	Agent:	JPMorgan Chase Bank, National Association	as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Sixth Amended and Restated Credit Agreement dated as of January 4, 2013 among the Borrower, the financial institutions party thereto as Lenders, and the Agent.
6.	Assigned Interest:

____________________________
2 Select as applicable.

Facility Assigned	Aggregate Amount of Commitments/Loans for all Lenders*	Amount of Commitments/Loans Assigned*	Percentage Assigned of Commitments/Loans[3]
[4]	$	$	%
	$	$	%
	$	$	%

7.	Trade Date:	[5]

Effective Date: ____________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:
ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:
[Consented to and][6] Accepted:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Agent and as an LC Issuer
By:	___________________________
Title:

____________________________
*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3 Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.
4 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment, including, without limitation, the pre-funded letter of credit facility.
5 Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.
6 To be added only if the consent of the Agent and/or the LC Issuers is required by the terms of the Credit Agreement.

[Consented to:][7]

[TESORO CORPORATION]
By:
Title:

____________________________
7 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.
1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule I to this Assignment and Assumption, (iv) confirms that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” as defined in Section 406 of ERISA, (v) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vi) attached as Schedule I to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

SCHEDULE I
ADMINISTRATIVE QUESTIONNAIRE
(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS
(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

EXHIBIT D

FORM OF LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION
To JPMorgan Chase Bank, National Association,
as Administrative Agent (the “Agent”) under the Credit Agreement described below.

Re:
Sixth Amended and Restated Credit Agreement, dated as of January 4, 2013 (as the same may be amended or modified from time to time, the “Credit Agreement”), among Tesoro Corporation (the “Borrower”), the financial institutions from time to time party thereto as Lenders and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.13 of the Credit Agreement.

Customer/Account Name:

Transfer Funds To:

For Account No.:

Reference/Attention To:

Authorized Officer (Customer Representative)	Date

(Please Print)	Signature

Bank Officer Name	Date

(Please Print)	Signature

D-1

EXHIBIT E

FORM OF REVOLVING NOTE
January 4, 2013

TESORO CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to the order of [LENDER] (the “Lender”) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of JPMorgan Chase Bank, National Association, as Administrative Agent (the “Agent”), together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.
The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Sixth Amended and Restated Credit Agreement, dated as of January 4, 2013 (which, as it may be amended, restated, supplemented or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender and the Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
The Borrower hereby waives presentment, demand, protest and any notice of any kind. No failure to exercise and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
This Note shall be governed by and construed in accordance with the internal laws (including Section 5-1401 of the general obligation law but otherwise without regard to conflict of law provisions) of the State of New York, but giving effect to federal laws applicable to national banks. If any court, tribunal or other entity with jurisdiction hereover rejects the foregoing choice of law, this Note shall be governed by and construed in accordance with the internal laws (including 735 ILCS Section 105/5-1 et seq. but otherwise without regard to conflict of law provisions) of the State of Illinois, but giving effect to federal laws applicable to national banks.

TESORO CORPORATION
By:
Name:
Title:

E-1

SCHEDULE OF REVOLVING LOANS AND PAYMENTS
OF PRINCIPAL TO
NOTE OF TESORO CORPORATION,
DATED JANUARY 4, 2013,

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

E-2

EXHIBIT F
[INTENTIONALLY OMITTED]

F-1

EXHIBIT G

FORM OF OFFICER’S CERTIFICATE

OFFICER’S CERTIFICATE
I, the undersigned, hereby certify that I am the _________________8 of Tesoro Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Borrower”). Capitalized terms used herein and not otherwise defined herein are as defined in that certain Sixth Amended and Restated Credit Agreement, dated as of January 4, 2013, among the Borrower, the financial institutions from time to time parties thereto as Lenders and JPMorgan Chase Bank, National Association, as Administrative Agent (as the same may be amended, restated, supplemented or modified from time to time, the “Credit Agreement”).
I further certify that as of the date hereof:
1.    No Default or Unmatured Default has occurred and is continuing as of the date hereof;
2.    All of the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects as of the date hereof or as of such earlier date that may be specified in the Credit Agreement;
3.    Immediately prior to the effectiveness of the Revolving Loan Commitments, the Borrower's incurrence of Indebtedness under the Credit Agreement and the other Loan Documents does not violate (i) Section 4.09 of the Indenture, dated as of June 5, 2009, as amended or modified from time to time, to which the Borrower and certain of its Subsidiaries are subject and pursuant to which the Borrower issued certain 9 3/4% Senior Notes Due 2019 and (ii) Section 4.09 of the Indenture, dated as of September 27, 2012, as amended or modified from time to time, to which the Borrower and certain of its Subsidiaries are subject and pursuant to which the Borrower issued certain 4 1/4% Senior Notes Due 2017 and 5 3/8% Senior Notes Due 2022;
4.    The Revolving Loan Commitment component of the Credit Agreement and the other Loan Documents constitute a “Credit Facility” and a “Senior Credit Facility” under each of the foregoing Indentures; and
5.    The Revolving Loan Commitments, the Credit Agreement, and the other Loan Documents collectively constitute “Senior Debt” under each of the foregoing Indentures.
IN WITNESS WHEREOF, I hereby subscribe my name on behalf of the Borrower on this ____ day of ___________, 20____.
By: ____________________________
[Insert Name and Title of Officer]

____________________________
8 Chief financial officer or vice president, finance and treasurer

G-1

EXHIBIT H

LIST OF CLOSING DOCUMENTS

Attached

H-1

$1,850,000,0001

TESORO CORPORATION
CREDIT FACILITY

January 4, 2013

LIST OF CLOSING DOCUMENTS2

A. LOAN DOCUMENTS

1.
Sixth Amended and Restated Credit Agreement (the “Credit Agreement”) by and among Tesoro Corporation, a Delaware corporation (the “Borrower”), the institutions from time to time parties thereto as Lenders (the “Lenders”), and JPMorgan Chase Bank, National Association, in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a revolving credit facility with an initial commitment amount of $1,850,000,000.

SCHEDULES
Commitment Schedule
Pricing Schedule
Departing Lender Schedule

Schedule 1.1(a)	--	Eligible Carriers
Schedule 1.1(b)	--	Drop Down Assets
Schedule 2.19.1	--	Letters of Credit Issued Under Prior Credit Agreement
Schedule 5.8	--	Subsidiaries
Schedule 5.9	--	ERISA
Schedule 6.13	--	Investments
Schedule 6.14	--	Indebtedness
Schedule 6.15	--	Liens

EXHIBITS

Exhibit A	--	[Intentionally Omitted]
Exhibit B	--	Form of Compliance Certificate
Exhibit C	--	Form of Assignment and Assumption Agreement
Exhibit D	--	Form of Loan/Credit Related Money Transfer Instruction
Exhibit E	--	Form of Revolving Note (if requested)
Exhibit F	--	[Intentionally Omitted]
Exhibit G	--	Form of Officer's Certificate
Exhibit H	--	List of Closing Documents
____________________________
1    Subject to increase to $3,000,000,000 upon the Increase Effective Date, as defined in the Credit Agreement.
2    Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Borrower and/or Borrower’s counsel.

Exhibit I-1	--	Form of Interim Collateral Report
Exhibit I-2	--	Form of Monthly Collateral Report
Exhibit J-1	--	Form of Commitment Increase Certificate
Exhibit J-2	--	Form of Additional Lender Certificate

2.	Revolving Notes, if requested, executed by the Borrower in favor of each Lender requesting a Revolving Note.

3.
Supplement to Amended and Restated Subsidiary Guaranty to include each of Tesoro Insurance Holding Company, Tesoro SoCal Pipeline Company LLC and Treasure Franchise Company LLC (collectively, the “New Subsidiary Guarantors”) as a Subsidiary Guarantor.

4.	Supplement to Amended and Restated Security Agreement to include each of the New Subsidiary Guarantors as a Grantor.
Exhibit A        --    Exhibit “A” to Amended and Restated Security Agreement
Exhibit B        --    Exhibit “B” to Amended and Restated Security Agreement

5.	Affirmation of Loan Documents executed by the Borrower and each existing Subsidiary Guarantor.
B. UCC DOCUMENTS

6.
UCC, tax lien and name variation search reports naming each of the Borrower, the existing Subsidiary Guarantors and the New Subsidiary Guarantors (together with the Borrower and the existing Subsidiary Guarantor, the “Credit Parties”) from the appropriate offices in relevant jurisdictions.

7.	Continuation statements for each of the filed financing statements listed on Exhibit A hereto.

8.
Initial UCC financing statements naming each New Subsidiary Guarantor as debtor and the Administrative Agent as secured party as filed with the appropriate offices in those jurisdictions set forth on Exhibit B hereto.

C. CORPORATE DOCUMENTS

9.
Certificate of the Secretary or an Assistant Secretary of each Credit Party certifying (i) that there have been no changes in the Articles or Certificate of Incorporation, Certificate of Formation or other analogous charter document of such Credit Party, as attached thereto and as certified as of a recent date by the Secretary of State (or the equivalent thereof) of its jurisdiction of organization since the date of the certification thereof by such Secretary of State (or equivalent thereof), (ii) the By-Laws, Limited Liability Company Agreement, Partnership Agreement or other analogous organizational document, as attached thereto, of such Credit Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors, Board of Managers or other analogous governing body of such Credit Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of such Credit Party authorized to sign the Loan Documents to which it is a party, and, in the case of the Borrower, authorized to request a Borrowing and the issuance, amendment, renewal or extension of a Letter of Credit under the Credit Agreement.

10.	Good Standing Certificates (or the equivalent thereof) for each Credit Party from its respective jurisdiction of organization.
D. OPINIONS

11.	Opinion of Simpson Thacher & Bartlett LLP, special outside counsel to the Borrower and the other Credit Parties, addressed to the Administrative Agent and the Lenders.

12.	Opinion of Charles S. Parrish, General Counsel to the Borrower and the other Credit Parties, addressed to the Administrative Agent and the Lenders.
E. CLOSING CERTIFICATES

13.
An Initial Compliance Certificate, substantially in the form of Exhibit B to the Credit Agreement, setting forth calculations demonstrating pro forma compliance with Sections 6.21 and 6.22 of the Credit Agreement after giving effect to the Loans being made by the Lenders to the Borrower on the Closing Date.

14.
A Certificate, substantially in the form of Exhibit G to the Credit Agreement, signed by the chief financial officer or vice president, finance and treasurer of the Borrower certifying the following: (A) no Default or Unmatured Default has occurred and is continuing, (B) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as of the Closing Date (or an earlier date if a representation or warranty relates to a specified earlier date), (C) no material adverse change in the business, Property, condition (financial or otherwise), operations or results of operations of the Borrower or any of the Subsidiary Guarantors has occurred since since December 31, 2011 other than as disclosed in Form 10-K filed by the Borrower with the U.S. Securities and Exchange Commission for the fiscal year ending December 31, 2011 with respect to the operations and results of operations of the Borrower and its consolidated Subsidiaries, (D) immediately prior to the effectiveness of the Revolving Loan Commitments, the Borrower's incurrence of Indebtedness under the Credit Agreement and the other Loan Documents does not violate (i) Section 4.09 of the Indenture, dated as of June 5, 2009, as amended or modified from time to time, to which the Borrower and certain of its Subsidiaries are subject and pursuant to which the Borrower issued certain 9 3/4% Senior Notes Due 2019, (ii) Section 4.09 of the Indenture, dated as of September 27, 2012, as amended or modified from time to time, to which the Borrower and certain of its Subsidiaries are subject and pursuant to which the Borrower issued certain 4 1/4% Senior Notes Due 2017 and 5 3/8% Senior Notes Due 2022, (E) that the Revolving Loan Commitment component of the Credit Agreement and the other Loan Documents constitute a “Credit Facility” and a “Senior Credit Facility” under each of the foregoing Indentures and (F) that the Revolving Loan Commitments, the Credit Agreement, and the other Loan Documents collectively constitute “Senior Debt” under each of the foregoing Indentures.

15.
Interim Collateral Report dated as of January 3, 2012 demonstrating that Excess Availability on the Closing Date, after giving effect to all Advances requested by the Borrower and to be made on the Closing Date, equals or exceeds $450,000,000.

16.	Written Money Transfer.

F. EXISTING LOAN DOCUMENTATION3

17.
Amended and Restated Security Agreement, dated March 16, 2011, executed by the Credit Parties in favor of the Administrative Agent, as amended by the Omnibus Amendment No. 1 to Fifth Amended and Restated Credit Agreement and Amended and Restated Security Agreement, dated as of June 6, 2012, among the Credit Parties, the Administrative Agent and the Lenders party thereto.

18.	Amended and Restated Guaranty, dated March 16, 2011 executed by the initial Subsidiary Guarantors in favor of the Administrative Agent.

19.	Subsidiary Guaranty (Canada), dated August 14, 2012 executed by Tesoro Canada Supply & Distribution Ltd. in favor of the Administrative Agent.

20.	Subsidiary Guaranty (Panama), dated August 14, 2012 executed by Tesoro Panama Company, S.A. in favor of the Administrative Agent.

____________________________
3 This Section F is included for reference purposes only. The documents listed in this section have been previously executed and are not intended to be required deliverables for the closing of the Credit Agreement.

Exhibit A

DEBTOR	DATE FILED	FILE NO.	FILING OFFICE
Tesoro Corporation	04/21/03 and continued on 11/14/07	31021347	Secretary of State of the State of Delaware
Gold Star Maritime Company	04/21/03 and continued on 11/14/07	31021438	Secretary of State of the State of Delaware
Smiley’s Super Service, Inc.	04/21/03 and continued on 11/16/07	2003-072198	Bureau of Conveyances of Hawaii
Tesoro Alaska Company	04/21/03 and continued on 11/14/07	31021487	Secretary of State of the State of Delaware
Tesoro Aviation Company	04/21/03 and continued on 11/14/07	31021503	Secretary of State of the State of Delaware
Tesoro Companies, Inc.	04/21/03 and continued on 11/14/07	31021727	Secretary of State of the State of Delaware
Tesoro Far East Maritime Company	04/21/03 and continued on 11/14/07	31021420	Secretary of State of the State of Delaware
Tesoro Hawaii, LLC (f/k/a Tesoro Hawaii Corporation)	04/21/03 and continued on 11/16/07	2003-072196	Bureau of Conveyances of Hawaii
Tesoro Maritime Company	04/21/03 and continued on 11/14/07	31021628	Secretary of State of the State of Delaware
Tesoro Refining & Marketing Company LLC (f/k/a Tesoro Refining and Marketing Company)	04/21/03 and continued on 11/14/07	30121701	Secretary of State of the State of Delaware
Tesoro Trading Company	04/21/03 and continued on 11/14/07	31021677	Secretary of State of the State of Delaware
Tesoro Wasatch, LLC	04/21/03 and continued on 11/14/07	31021248	Secretary of State of the State of Delaware
Tesoro Northstore Company	04/22/03 and continued on 11/15/07	2003- 538882-5	Department of Natural Resources of Alaska

Exhibit B
Filing Location for UCC-1 Financing Statements

Debtor	Jurisdiction	Filing Number	Filing Date
Tesoro Insurance Holding Company	Secretary of State, Delaware
Tesoro SoCal Pipeline Company LLC	Secretary of State, Delaware
Treasure Franchise Company LLC	Secretary of State, Delaware

EXHIBIT I-1

FORM OF INTERIM COLLATERAL REPORT

Attached

I-1-1

Tesoro Corporation

Monthly Borrowing Base Certificate
Dollars in 000's

Interim Report as of **12.31.12**

A — *Accounts Receivable*

Beginning Balance @	**Nov-12**	**1,026,492**			
Plus:	Total Monthly Billings		2,948,877		
	Total Monthly Other Debit Adjustments		416,176		
Less:	Total Monthly Collections		2,690,557		
	Total Monthly Credit Memos		280,597		
	Total Monthly Other Credit Adjustments		483,471		
Ending Balance @		**11/30/2012**		**936,920**	
Current Month End Ineligible Accounts Receivable: @				**11/30/2012**	
Overage -- Extended Terms				-	
A/R over 60 days				(4,170)	
Cross Aging @ 50%				-	
Credits in Prior				-	
Total Contras				7,495	
Net Change in "Specified Customers" since prior month end					
Foreign Not Covered by L/C				229,859	
Federal Government (Excl. Military Exchanges)				3,170	
Bill & Hold / Guaranteed Sales					
Progress Billings					
Chapter 11 Bankruptcy				(8,164)	
Employee / Officers / Sales Reps					
Intercompany/Affiliates	(USA Petro)				
Dillution Reserve				48,194	
Other					
Total Ineligibles					**276,383**
Eligible Accounts Receivable					**660,537**
Advance Rate					**85%**
Accounts Receivable for Advance					**561,455**

B

Inventory

VOLUMES (000)

Ending Inventory	Heavy Oils, Residue & Other Products	Diesel Fuel	Gasoline's & Blendstocks	Total Feed Stock	Jet Fuel	WIP	Total
Barge Movements & Fuel Oil Barges	22	47	10	-	3	-	82
Tankers in Transit	118	479	110	664	462	-	1,833
Rail Car Inventory	9	-	131	320	-	-	460
Pipelines	6	195	407	1,253	53	-	1,914
Refineries	3,131	1,273	4,951	5,992	840	-	16,187
Retail	-	36	210	-	-	-	246
3rd Party Terminals	420	533	2,144	1,335	226	-	4,658
Co. Owned Terminals	110	141	411	-	291	-	953
Total	3,816	2,704	8,374	9,564	1,875	-	26,333

Values based upon the Platt's Oilgram or OPIS @ **11/30/2012**

50% WTI, 50% Brent Crude	98.13
Gasoline's and Blendstocks 90% LA CARBOB (opis)	104.94
Jet Fuel (Platt's)	128.30
Diesel (OPIS)	134.19
Heavy Oils, Residue, and Other Products (Platt's)	99.16
WIP (Use Feed Stock Price)	98.13

Total Dollar Values (000's) based upon OPIS or Platt's Oilgram at Month End

	Heavy Oils, Residue & Other Products	Diesel Fuel	Gasoline's & Blendstocks	Total Feed Stock	Jet Fuel	WIP	Total
Barge Movements & Fuel Oil Barges	2,182	6,307	1,049	-	385	-	9,923
Tankers in Transit	11,701	64,277	11,543	65,171	59,275	-	211,967
Rail Car Inventory	892	-	13,747	31,402	-	-	46,041
Pipelines	595	26,167	42,711	122,957	6,800	-	199,230
Refineries	310,470	170,824	519,558	587,995	107,772	-	1,696,619
Retail	-	4,831	22,037	-	-	-	26,868
3rd Party Terminals	41,647	71,523	224,991	131,004	28,996	-	498,161
Co. Owned Terminals	10,908	18,921	43,130	-	37,335	-	110,294
Total Inventory at Market Value	378,395	362,850	878,766	938,529	240,563	-	2,799,103

Current Month End Ineligible Inventory:		**As of:**	**11/30/12**		
C	Line Fill and Tank Heel Ineligible					
	Retail					**26,894**
	Rail Car					**26,868**
	Other					**46,041**
						-
	Total Ineligibles					
	Eligible Inventory					**99,803**
	Advance Rate					**2,699,300**
	Inventory for Advance					**80%**
						2,159,440
	Total Collateral for Advance					
	Less: Reserves for 3rd party					**2,720,896**
	(a) Third Party Terminal fees (3 mos)					
	(b) Vessels and barges - cost to remove inventory (1 month avg charges)					**16,124**
	(c) Pipelines - 1 month's charges to pipeline owners					**19,107**
D	(d) First Purchaser Crude Liability					**16,988**
						221,911
E	(e) Taxes Held in Trust/Priming Liens					
						132,813
	Total Reserves for Third Party Inventory					
						406,943
	Adjusted Borrowing Base					
						2,313,953
F	Plus Collected Cash Balance as of 12.31.12					
						1,162,361
	Less Standard Reserve (see Credit Agreement for details).					
						(50,000)
	Net Collateral for Advance					
						3,426,314
	Loan Limit					
						1,850,000
	Beginning Loan		**As of:**	12/31/12	-	
	Plus:	Advances				
		Other Credits			-	
	Less:	Payments				
		Other Debits			-	
	Less: Outstanding Loan		**As of:**	12/31/12		-
G	**Less: Outstanding Letters of Credit**		**As of:**	12/31/12		**665,430**
	Less: Prefunded Letters of Credit		**As of:**	12/31/12		-
	Availability/(Overadvance)					**1,184,570**

Ratings for Senior Secured Revolving Bank Loan

S&P	BBB	*no change from previous certificate*
Moody's	Baa2	*no change from previous certificate*

Pursuant to, and in accordance with, the terms and provisions of that certain Fifth Amended and Restated Credit Agreement ("Agreement"), between JPMorgan Chase Bank, N.A. ("Chase"), as administrative agent for the Lenders, the Loan Parties and Tesoro Corporation ("Borrower"), Borrower is executing and delivering to Chase this Collateral Report accompanied by supporting data (collectively referred to as the "Report"). Borrower warrants and represents to Chase that this Report is true and correct, and is based on information contained in Borrower's own financial accounting records. Borrower, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this 3rd day of January, that the Borrower is in compliance with said Agreement.

BORROWER NAME: TESORO CORPORATION

Date:

Authorized Signature: 1/3/2012

Name: Tracy Jackson

Title: Vice President and Treasurer

Approved by: / /

Name:

Title:

FOR BANK USE ONLY:	PROOFED:	APPROVED BY:	OBLIGOR:

SOURCES and DEFINITIONS:

Platt's Oilgram and OPIS price sources:

Crude: 50% NYMEX Light Sweet Crude Oil Front Month Crude, 50% ICE Brent front Month
Gasoline and Blendstocks: LA CARBOB: 90% OPIS Los Angeles CARBOB Regular Unleaded
Jet Fuel: Jet Fuel Prices - West Coast Pipeline - Jet Fuel
Diesel: Average PAD5 US Wholesale Posted Prices per OPIS
Heavy Oils, Residue, and Other Products: West Coast Pipeline 380 converted from Metric Tons to Barrels (MT/6.356) minus $2.00 per Platt's

All Shaded Areas require input

EXHIBIT I-2

FORM OF MONTHLY COLLATERAL REPORT

Attached

I-2-1

Interim Report as of

Tesoro Corporation

Monthly Borrowing Base Certificate

Dollars in 000's

12.31.12

A — *Accounts Receivable*

Beginning Balance @	**Nov-12**	**1,026,492**				
Plus:	Total Monthly Billings		2,948,877			
	Total Monthly Other Debit Adjustments		416,176			
Less:	Total Monthly Collections		2,690,557			
	Total Monthly Credit Memos		280,597			
	Total Monthly Other Credit Adjustments		483,471			
Ending Balance @		**11/30/2012**		**936,920**		
Current Month End Ineligible Accounts Receivable: @				**11/30/2012**		
Overage -- Extended Terms				-		
A/R over 60 days				(4,170)		
Cross Aging @ 50%				-		
Credits in Prior				-		
Total Contras				7,495		
Net Change in "Specified Customers" since prior month end						
Foreign Not Covered by L/C				229,859		
Federal Government (Excl. Military Exchanges)				3,170		
Bill & Hold / Guaranteed Sales						
Progress Billings						
Chapter 11 Bankruptcy				(8,164)		
Employee / Officers / Sales Reps						
Intercompany/Affiliates	(USA Petro)					
Dillution Reserve				48,194		
Other						
Total Ineligibles					**276,383**	
Eligible Accounts Receivable						**660,537**
Advance Rate						**85%**
Accounts Receivable for Advance						**561,455**

B

Inventory

Ending Inventory	Heavy Oils, Residue & Other Products	Diesel Fuel	Gasoline's & Blendstocks	Total Feed Stock	Jet Fuel	WIP	Total
	VOLUMES (000)						
Barge Movements & Fuel Oil Barges	22	47	10	-	3	-	82
Tankers in Transit	118	479	110	664	462	-	1,833
Rail Car Inventory	9	-	131	320	-	-	460
Pipelines	6	195	407	1,253	53	-	1,914
Refineries	3,131	1,273	4,951	5,992	840	-	16,187
Retail	-	36	210	-	-	-	246
3rd Party Terminals	420	533	2,144	1,335	226	-	4,658
Co. Owned Terminals	110	141	411	-	291	-	953
Total	3,816	2,704	8,374	9,564	1,875	-	26,333

Values based upon the Platt's Oilgram or OPIS @ 11/30/2012

50% WTI, 50% Brent Crude	98.13
Gasoline's and Blendstocks 90% LA CARBOB (opis)	104.94
Jet Fuel (Platt's)	128.30
Diesel (OPIS)	134.19
Heavy Oils, Residue, and Other Products (Platt's)	99.16
WIP (Use Feed Stock Price)	98.13

Total Dollar Values (000's) based upon OPIS or Platt's Oilgram at Month End

	Heavy Oils, Residue & Other Products	Diesel Fuel	Gasoline's & Blendstocks	Total Feed Stock	Jet Fuel	WIP	Total
Barge Movements & Fuel Oil Barges	2,182	6,307	1,049	-	385	-	9,923
Tankers in Transit	11,701	64,277	11,543	65,171	59,275	-	211,967
Rail Car Inventory	892	-	13,747	31,402	-	-	46,041
Pipelines	595	26,167	42,711	122,957	6,800	-	199,230
Refineries	310,470	170,824	519,558	587,995	107,772	-	1,696,619
Retail	-	4,831	22,037	-	-	-	26,868
3rd Party Terminals	41,647	71,523	224,991	131,004	28,996	-	498,161
Co. Owned Terminals	10,908	18,921	43,130	-	37,335	-	110,294
Total Inventory at Market Value	378,395	362,850	878,766	938,529	240,563	-	2,799,103

C					
Current Month End Ineligible Inventory:		**As of:**	**11/30/12**		
Line Fill and Tank Heel Ineligible					26,894
Retail					26,868
Rail Car					46,041
Other					-
Total Ineligibles					99,803
Eligible Inventory					2,699,300
Advance Rate					80%
Inventory for Advance					2,159,440

Total Collateral for Advance					2,720,896
Less: Reserves for 3rd party					
(a) Third Party Terminal fees (3 mos)					16,124
(b) Vessels and barges - cost to remove inventory (1 month avg charges)					19,107
(c) Pipelines - 1 month's charges to pipeline owners					16,988
D (d) First Purchaser Crude Liability					221,911
E (e) Taxes Held in Trust/Priming Liens					132,813
Total Reserves for Third Party Inventory					406,943
Adjusted Borrowing Base					2,313,953
F Plus Collected Cash Balance as of 12.31.12					1,162,361
Less Standard Reserve (see Credit Agreement for details).					(50,000)
Net Collateral for Advance					3,426,314
Loan Limit					1,850,000
Beginning Loan		**As of:**	12/31/12	-	
Plus:	Advances			-	
	Other Credits				
Less:	Payments			-	
	Other Debits				
Less: Outstanding Loan		**As of:**	12/31/12		-
G **Less: Outstanding Letters of Credit**		**As of:**	12/31/12		665,430
Less: Prefunded Letters of Credit		**As of:**	12/31/12		-
Availability/(Overadvance)					1,184,570

Ratings for Senior Secured Revolving Bank Loan

S&P	BBB	*no change from previous certificate*
Moody's	Baa2	*no change from previous certificate*

Pursuant to, and in accordance with, the terms and provisions of that certain Fifth Amended and Restated Credit Agreement ("Agreement"), between JPMorgan Chase Bank, N.A. ("Chase"), as administrative agent for the Lenders, the Loan Parties and Tesoro Corporation ("Borrower"), Borrower is executing and delivering to Chase this Collateral Report accompanied by supporting data (collectively referred to as the "Report"). Borrower warrants and represents to Chase that this Report is true and correct, and is based on information contained in Borrower's own financial accounting records. Borrower, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this 3rd day of January, that the Borrower is in compliance with said Agreement.

BORROWER NAME: TESORO CORPORATION

Date:

Authorized Signature:

Name: Tracy Jackson

Title: Vice President and Treasurer

1/3/2012

Approved by:

Name:

Title:

/ /

FOR BANK USE ONLY:	PROOFED:	APPROVED BY:	OBLIGOR:

SOURCES and DEFINITIONS:

Platt's Oilgram and OPIS price sources:

Crude: 50% NYMEX Light Sweet Crude Oil Front Month Crude, 50% ICE Brent front Month
Gasoline and Blendstocks: LA CARBOB: 90% OPIS Los Angeles CARBOB Regular Unleaded
Jet Fuel: Jet Fuel Prices - West Coast Pipeline - Jet Fuel
Diesel: Average PAD5 US Wholesale Posted Prices per OPIS
Heavy Oils, Residue, and Other Products: West Coast Pipeline 380 converted from Metric Tons to Barrels (MT/6.356) minus $2.00 per Platt's

All Shaded Areas require input

EXHIBIT J-1

FORM OF COMMITMENT INCREASE CERTIFICATE
THIS COMMITMENT INCREASE CERTIFICATE (this “Certificate”) dated as of [________], is between [Insert name of Existing Lender] (“Existing Lender”), TESORO CORPORATION, a Delaware corporation (the “Borrower”) and JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent. Each capitalized term used herein but not otherwise defined shall have the meaning given such term in the Credit Agreement.
R E C I T A L S
A.    Borrower has entered into that certain Sixth Amended and Restated Credit Agreement, dated as of January 4, 2013, among Borrower, the lenders from time to time party thereto (the “Lenders”) and Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
B.    Borrower has heretofor requested pursuant to Section 2.20 of the Credit Agreement that the Aggregate Revolving Loan Commitment be increased by $ [_________] by increasing the Revolving Loan Commitment of one or more Lenders.
C.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.01    Commitment Increase.
(a)    Pursuant to Section 2.20.2 of the Credit Agreement, effective as of the Effective Date (used herein as defined below), the Existing Lender's Revolving Loan Commitment is hereby increased from $[_______] to $[_______].
(b)    Effective as of the Effective Date, the increase in the Existing Lender's Revolving Loan Commitment hereby supplements the Commitment Schedule to the Credit Agreement applicable immediately prior to the Effective Date, such that after giving effect to the inclusion of the Revolving Loan Commitment increase contemplated hereby, such Commitment Schedule to the Credit Agreement is amended and restated to read as set forth on the Commitment Schedule attached hereto.
Section 1.02    Representations and Warranties; Agreements. The Existing Lender hereby: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Certificate and to consummate the transactions contemplated hereby, (ii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Certificate and to increase its Revolving Loan Commitment, on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be

J-1-1

performed by it as a Lender (including, without limitation, any obligations of it, if any, under Section 2.20 of the Credit Agreement).
Section 1.03    Effectiveness. This Certificate shall become effective as of [____] (the “Effective Date”), subject to Administrative Agent's receipt of counterparts of this Certificate duly executed by the Existing Lender and Borrower.
Section 1.04    Counterparts. This Certificate may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Certificate by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this Certificate.
Section 1.05    Governing Law. THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Section 1.06    Severability. The illegality or unenforceability of any provision of this Certificate or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Certificate or any instrument or agreement required hereunder.
Section 1.07    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 13.1 of the Credit Agreement.
[SIGNATURE PAGES FOLLOW]

J-1-2

3
IN WITNESS WHEREOF, the parties hereto have caused this Certificate to be duly executed as of the date first written above.

Borrower:	TESORO CORPORATION

	By:	________________________________
Name:
Title

Administrative Agent:	JPMORGAN CHASE BANK, N.A.

	By:	________________________________
Name:
Title

Existing Lender:	[ ]

	By:	________________________________
Name:
Title

J-1-3

4
COMMITMENT SCHEDULE

LENDER	REVOLVING LOAN COMMITMENT
[ ]	$
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
TOTAL	$

J-1-4

EXHIBIT J-2

FORM OF ADDITIONAL LENDER CERTIFICATE
THIS ADDITIONAL LENDER CERTIFICATE (this “Certificate”) dated as of [________], is between [Insert name of Additional Lender] (the “Additional Lender”), TESORO CORPORATION, a Delaware corporation (the “Borrower”) and JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent. Each capitalized term used herein but not otherwise defined shall have the meaning given such term in the Credit Agreement.
R E C I T A L S
A.    Borrower has entered into that certain Sixth Amended and Restated Credit Agreement, dated as of January 4, 2013, among Borrower, the lenders from time to time party thereto (the “Lenders”) and Administrative Agent (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
B.    Borrower has heretofor requested pursuant to Section 2.20 of the Credit Agreement that the Aggregate Revolving Loan Commitment be increased by $[_______] by causing the Additional Lender to become a Lender.
C.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.01    Additional Lender.
(a)    Pursuant to Section 2.20.2 of the Credit Agreement, effective as of the Effective Date (used herein as defined below), the Additional Lender is hereby added as a Lender under the Credit Agreement with a Revolving Loan Commitment of $[_______].
(b)    Effective as of the Effective Date, the Additional Lender shall become a Lender for all purposes of the Credit Agreement and shall have all of the rights and obligations of a Lender thereunder. The Revolving Loan Commitment of the Additional Lender hereby supplements the Commitment Schedule to the Credit Agreement applicable immediately prior to the effective date, such that after giving effect to the inclusion of the Revolving Loan Commitment of the Additional Lender contemplated hereby, such Commitment Schedule to the Credit Agreement is amended and restated to read as set forth on Commitment Schedule attached hereto.
Section 1.02    Representations and Warranties; Agreements. The Additional Lender hereby: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Certificate and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Certificate and to acquire its Revolving Loan Commitment on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) if the Additional Lender is a Non-U.S.

J-2-1

Lender, any documentation required to be delivered by such Additional Lender pursuant to Section 3.5(iv) of the Credit Agreement has been duly completed and executed by the Additional Lender and delivered to Borrower and Administrative Agent; (b) agrees that (i) it will, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including, without limitation, any obligations of it, if any, under Section 2.20 of the Credit Agreement); and (c) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.
Section 1.03    Effectiveness. This Certificate shall become effective as of [_____] (the “Effective Date”), subject to Administrative Agent's receipt of (a) counterparts of this Certificate duly executed by the Additional Lender and Borrower, (b) a processing and recordation fee of $3,500, and (c) an Administrative Questionnaire duly completed by the Additional Lender.
Section 1.04    Counterparts. This Certificate may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Certificate by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this Certificate.
Section 1.05    Governing Law. THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Section 1.06    Severability. The illegality or unenforceability of any provision of this Certificate or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Certificate or any instrument or agreement required hereunder.
Section 1.07    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 13.1 of the Credit Agreement; provided that all communications and notices hereunder to the Additional Lender shall be given to it at the address set forth in its Administrative Questionnaire.
[SIGNATURE PAGES FOLLOW]

J-2-2

IN WITNESS WHEREOF, the parties hereto have caused this Certificate to be duly executed as of the date first written above.

Borrower:	TESORO CORPORATION

By: ________________________________
Name:
Title

Administrative Agent:	JPMORGAN CHASE BANK, N.A.

By: ________________________________
Name:
Title

Additional Lender:	[ ]

By: ________________________________
Name:
Title

J-2-3

COMMITMENT SCHEDULE

LENDER	REVOLVING LOAN COMMITMENT
[ ]	$
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
TOTAL	$

J-2-4